   As filed with the Securities and Exchange Commission on March 9, 1999

                                                      Registration No. 333-67855
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                 Pre-Effective

                              Amendment No. 2
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                     Dillard Credit Card Master Trust

                       (Issuer of the Certificates)

                         Dillard Asset Funding Company
                   (Originator of the trust described herein)
               (Exact name as specified in registrant's charter)
                                ---------------
       Delaware          Dillard Asset Funding Company         880352714
   (State or other     c/o Chase Manhattan Bank Delaware    (I.R.S. employer
   jurisdiction of             1201 Market Street            identification
   incorporation or        Wilmington, Delaware 19801           number)
    organization)                (302) 984-3300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                                 James Freeman
                         Dillard Asset Funding Company
                       c/o Chase Manhattan Bank Delaware
                               1201 Market Street
                           Wilmington, Delaware 19801
                                 (302) 984-3300
  (Address, including zip code, and telephone number, including area code, of agent for service of registrant)

                                   Copies to:
                             Stephan J. Feder, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                                 (212) 455-2000
                                ---------------
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.
If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_] If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We can + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

Prospectus Supplement to Prospectus, Dated     , 1999

Dillard Credit Card Master Trust
Issuer

Dillard Asset Funding Company, Transferor

Dillard National Bank, Servicer

$       Class A Floating Rate Asset Backed Certificates, Series 1999-

$       Class B Floating Rate Asset Backed Certificates, Series 1999-

                             Class A Certificates       Class B Certificates
                             --------------------       --------------------
   Principal Amount        $                          $
   Price                   $                     ( %) $                     ( %)
   Underwriters'
    Commissions            $                     ( %) $                     ( %)
   Proceeds to the Issuer  $                     ( %) $                     ( %)
   Certificate Rate        one-month LIBOR +  % p.a.  one-month LIBOR +  % p.a.
   Interest Payment Dates         monthly on the             monthly on the
   First Interest Payment
    Date                                       , 19                       , 19
   Scheduled Principal
    Payment Date                                ,                          ,

 The Class B Certificates are subordinated to the Class A Certificates.


These securities are interests in Dillard Credit Card Master Trust, and are backed only by the assets of the trust. Neither these securities nor the assets of the trust are obligations of Dillard Asset Funding Company, Dillard National Bank or any of their affiliates, or obligations insured by the FDIC.

These securities are highly structured. Before you purchase these securities, be sure you understand the structure and the risks. See "Risk Factors" on pages S-11 of this prospectus supplement.

We have applied to have the securities listed on the Luxembourg Stock Exchange.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this supplement and the attached prospectus. Any representation to the contrary is a criminal offense.


These securities are offered subject to availability.

Underwriters of the Class A Certificates
[insert list of Class A underwriters]

Underwriter of the Class B Certificates
[insert list of Class B underwriters]

                               Table of Contents

Where to Find Information in These Documents..............................  S-3
Summary of Terms..........................................................  S-4
Structural Summary........................................................  S-5
Selected Trust Portfolio Data.............................................  S-8
Trust Payment Data........................................................ S-10
Risk Factors.............................................................. S-10
 Potential Early Repayment or Delayed Payment due to Reduced Portfolio
  Yield................................................................... S-10
 Originators of the Receivables May Change the Terms and Conditions of the
  Accounts................................................................ S-10
 Dillard Asset Funding Company May Add Accounts to the Trust Portfolio.... S-11
 Finance Charges Accrued at a Fixed Rate.................................. S-11
 Changes to Consumer Protection Laws May Impede Dillard's Collection
  Efforts................................................................. S-12
 Principal Payments May be Made at any Time............................... S-13
 Allocations of Charged-Off Receivables and Dilutions Could Reduce
  Payments to Certificateholders.......................................... S-13
 Ability to Resell May Be Limited......................................... S-13
 Insolvency or Bankruptcy of Dillard Asset Funding Company or an
  Originator Could Result in Accelerated, Delayed or Reduced Payments to
  Certificateholders...................................................... S-14
 Bankruptcy............................................................... S-14
 Issuance of Additional Series by the Trust May Affect the Timing of
  Payments................................................................ S-16
 Individual Certificateholders Will Have Limited Control of Trust
  Actions................................................................. S-17
 Class B Bears Additional Credit Risk..................................... S-17
 Dependence on Dillard's New Receivables.................................. S-17
 Changes in Social, Technological and Economic Factors May Affect Purchase
  and Payment Patterns.................................................... S-18
 Changes in Calculation of Finance Charges May Affect Yield............... S-18
 Geographic Concentrations Could Disproportionately Affect the Receivables
  Pool.................................................................... S-19
Dillard's Credit Card Portfolio........................................... S-20
 General.................................................................. S-20
 Delinquency and Loss Experience.......................................... S-20
 Recoveries............................................................... S-21

The Receivables........................................................... S-22
 General.................................................................. S-22
 Dilution Experience...................................................... S-24
 Additional Trust Portfolio Information................................... S-25
Maturity Considerations................................................... S-26
 Controlled Accumulation Period........................................... S-26
 Pay Out Events........................................................... S-27
 Payment Rates............................................................ S-28
Receivable Yield Considerations........................................... S-29
Use of Proceeds........................................................... S-29
Description of the Certificates........................................... S-30
 General.................................................................. S-30
 Exchanges................................................................ S-31
 Status of the Certificates............................................... S-31
 Interest Payments........................................................ S-31
 Principal Payments....................................................... S-33
 Postponement of Controlled Accumulation Period........................... S-34
 Subordination............................................................ S-34
 Allocation Percentages................................................... S-34
 Reallocation of Cash Flows............................................... S-37
 [Pre Funding Period...................................................... S-38]
 Application of Collections of Finance Charge Receivables................. S-42
 Allocations of Collections of Principal Receivables...................... S-45
 Shared Excess Finance Charge Collections................................. S-45
 Shared Principal Collections............................................. S-46
 Required Collateral Interest............................................. S-46
 Adjustment Payments...................................................... S-47
 Defaulted Receivables; Dilutions; Investor Charge-Offs................... S-47
 Servicer Guarantee....................................................... S-48
 Principal Funding Account................................................ S-48
 [Reserve Account......................................................... S-49
 Issuance of Additional Certificates...................................... S-50
 Companion Series......................................................... S-50
 Pay Out Events........................................................... S-51
 Servicing Compensation and Payment of Expenses........................... S-52
 Reports to Certificateholders............................................ S-53
Listing And General Information........................................... S-54
ERISA Considerations...................................................... S-55
 Class A Certificates..................................................... S-55
 Class B Certificates..................................................... S-55
 Consultation with Counsel................................................ S-56
Underwriting.............................................................. S-57
Exchange Listing.......................................................... S-58
Legal Matters............................................................. S-58
Index of Terms for Prospectus Supplement.................................. S-59

                  Where to Find Information in These Documents

The attached prospectus provides general information about Dillard Credit Card Master Trust, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of Series 1999- are described in this supplement.

This supplement begins with several introductory sections describing your series and Dillard Credit Card Master Trust in abbreviated form:

 . Summary of Terms provides important amounts, dates and other terms of your series;

 . Structural Summary, gives a brief introduction of the key structural features of your series directions for locating further information;

 . Selected Trust Portfolio Summary Data gives certain financial information about the assets of the Trust; and

 . Risk Factors, describes risks that apply to your series.

As you read through these sections, cross-references will direct you to more detailed descriptions in the attached prospectus and elsewhere in this supplement. You can also directly reference key topics by looking at the table of contents pages in this supplement and the attached prospectus.

Capitalized terms are defined in the attached prospectus or in this supplement. Definitions are indicated by boldface type. Both the attached prospectus and this supplement contain an index of terms listing the page numbers where definitions can be found.

  To understand the structure of these Securities, you must read carefully the attached Prospectus and this Supplement in their entirety.

                                Summary of Terms

 Transferor:               Dillard Asset Funding Company
 Originators:
                           Dillard National Bank; Dillard National Bank
                           (formerly known as Mercantile Stores National
                           Bank)
 Servicer:
                           Dillard National Bank
 Trustee:
                           The Chase Manhattan Bank
 Pricing Date:                     ,
                                   ,
 Closing Date:             DTC/Cedel/Euroclear
 Clearance and Settlement:
 Trust Assets:             receivables originated in private label revolving
                           credit accounts, [including recoveries on charged-off receivables]


Series Structure:           Amount                    % of Total Series
  Class A                   $                          %
  Class B                   $                          %
  Collateral Interest       $                          %
Annual Servicing Fee:                                  %

                            Class A                   Class B
Anticipated Ratings:*
(Moody's / S&P / Fitch      [   ]                     [   ]
 IBCA)

Credit Enhancement:         subordination of Class B  subordination of
                            and the collateral        collateral interest
                            interest

Minimum Transferor
Interest:                                           %                         %

Interest Rate:                  [1-month LIBOR +    %    [1-month LIBOR +     %
                                    p.a.]                     p.a.]

Interest Accrual Method:    actual / 360              actual / 360

Interest Payment Dates:     monthly (   )             monthly (   )

Interest Rate Index Reset   [2 business days before   [2 business days before
 Date:                      each each interest        each interest payment
                            payment date]             date]

First Interest Payment             ,                         ,
 Date:

Scheduled Payment Date:            ,                         ,

Commencement of Controlled
 [Accumulation]
[Amortization] Period              ,                        N/A
 (subject to adjustment):

Series 1999-   Legal Final         ,                         ,
 Maturity:

Application for Exchange    Luxembourg                Luxembourg
 Listing:
CUSIP Number
ISIN Number
Common Code

--------
*It is a condition to issuance that one of these ratings be obtained.

                               Structural Summary

This summary briefly describes certain major structural components of Series
1999-  . To fully understand the terms of Series 1999-   you will need to read
both this supplement and the attached prospectus in their entirety.

The Series 1999-   Certificates

The certificates are backed by interests in a pool of private label revolving credit card receivables. The receivables constituting the trust assets are generated in accounts owned by the originators of the receivables in connection with the sale of merchandise and services by retail stores owned and operated by Dillard's Inc. and its subsidiaries. These accounts are serviced by Dillard National Bank and certain subservicers.

For further information about the receivables supporting your certificates, see "The Receivables" and "Receivable Yield Considerations" in this supplement.

Your certificates represent the right to a portion of collections on the underlying receivables. Your certificates will also be allocated a portion of net losses on receivables, if any. Any collections allocated to your series in excess of the amount owed to you or Dillard National Bank as servicer of the receivables will be shared with other series of certificates issued by Dillard Credit Card Master Trust, or returned to the Transferor. In no case will you receive more than the principal and interest owed to you under the terms described in this supplement.

For further information on allocations and payments, see "Description of the Certificates--Allocation Percentages" and "--Application of Collections" in this supplement.

Your certificates feature credit enhancement by means of the subordination of other interests, which is intended to protect you from net losses and shortfalls in cash flow. Credit enhancement is provided to Class A by the following:

  . subordination of Class B

  . subordination of the collateral interest

Credit enhancement is provided to Class B by the following:

  . subordination of the collateral interest

The effect of subordination is that the more subordinated interests will absorb any net losses allocated to Series 1999- , and make up any shortfalls in cash flow, before the more senior interests are affected. On the closing date the
collateral interest will be $   , or   % of Series 1999-  .

For a more detailed description of the subordination provisions of Series 1999-
  , see "Description of the Certificates--Subordination" in this supplement. For a discussion of losses see "Description of the Certificates--Defaulted Receivables; Investor Charge-Offs" in this supplement. See "Risk Factors" in this supplement for more detailed discussions of the risks of investing in Series 1999- .

Dillard Credit Card Master Trust

Dillard Credit Card Master Trust is maintained by The Chase Manhattan Bank, as trustee, for the benefit of:

  . certificateholders of Series 1999-  ;

  . certificateholders of other series issued by Dillard Credit Card Master
    Trust [(       other series are currently outstanding and a summary of
    each is described in Annex I to this supplement)];

  . providers of credit enhancements for Series 1999-       and other series
    issued by Dillard Credit Card Master Trust; and

  . Dillard Asset Funding Company.

Each series has a claim to a fixed dollar amount of Dillard Credit Card Master Trust's assets, regardless of the total amount of receivables in the trust at any time. Dillard Asset Funding Company holds the remaining claim to Dillard Credit Card Master Trust's assets, which fluctuates with the total amount of receivables in the trust. Dillard Asset Funding Company, as the holder of that remainder, will have the right to purchase the outstanding Series 1999-certificates at any time when the outstanding amount of the Series 1999-certificateholders'
interest in Dillard Credit Card Master Trust is less than   % of the original
amount of that interest. The price Dillard Asset Funding Company will pay for the outstanding amount of that interest will be equal to at least the entire unpaid balance of the original amount of that interest plus accrued and unpaid interest.

For more information on the Dillard Credit Card Master Trust's assets, see "Dillard's Credit Card Portfolio" and "The Receivables" in this supplement and "Dillard's Credit Card Activities" and "The Receivables" in the attached prospectus.

Scheduled Principal Payments and Potential Later Payments

Dillard Credit Card Master Trust expects to pay the entire principal amount of
Class A in [one] payment on     ,  , and the entire principal amount of Class B
in [one] payment on     ,  . [In order to accumulate the funds to pay Class A
on its scheduled payment date, the trust will conduct a controlled accumulation by setting aside principal collections in a principal funding account. The trust will deposit funds into the principal funding account during a "controlled accumulation period." The length of the controlled accumulation period may be as long as twelve months, but will be shortened if Dillard Asset Funding Company expects that a shorter period will suffice for the accumulation of the Class A payment amount. The accumulation period will end on the scheduled payment date for Class A, when the funds on deposit in the principal funding account will be paid to Class A.]

If Class A is not fully repaid on its scheduled payment date, Class A will begin to receive monthly payments of principal until it is fully repaid.

After Class A is fully repaid the trust will use principal collections
allocated to Series 1999-   to repay Class B. [Because of the relatively small
principal payment required to repay Class B, the trust expects to pay the Class B principal in full in one month.] If Class B is not fully repaid on its scheduled payment date, Class B will begin to receive monthly payments of principal after Class A is fully repaid.

For more information on scheduled principal payments, the controlled accumulation period and Class B principal payments, see "Maturity Considerations" and "Description of the Certificates--Principal Payments ," "-- Postponement of the Controlled Accumulation Period" and "--Application of Collections; Payments of Principal" in this supplement and "Description of the Certificates--Principal Payments" and "--Accumulation Period" in the attached prospectus.

Prior to the commencement of an accumulation or amortization period for Series 1999- , principal collections will be paid to Dillard Asset Funding Company or shared with other series that are amortizing or in an accumulation period.

Minimum Yield on the Receivables; Possible Early Principal Repayment of Series 1999-

Class A or Class B may be repaid earlier than its scheduled principal repayment date if collections on the underlying receivables, together with other amounts available for payment to securityholders, are too low. The minimum amount that
must be available for payment to Series 1999-   in any month, referred to as
the "base rate," is the sum of the interest payable to Class A, the interest payable to Class B and the interest payable to the holder of the collateral interest, in each case for the related interest period, plus the servicing fee for the related month. If the average trust portfolio yield for Series 1999-for any three consecutive months is less than the average base rate for the same three consecutive months, a "pay out event" will occur with respect to
Series 1999-   and the trust will commence a rapid amortization of Series 1999-
   and holders of Series 1999-   certificates will receive principal payments
earlier than the scheduled principal repayment date.

Series 1999-   is also subject to several other pay out events, which could
cause Series 1999-   to amortize, and which are summarized under the heading
"Description of the Certificates--Pay Out Events" in this supplement. If Series
1999-   begins to amortize, Class A will receive monthly payments of principal until it is fully repaid; Class B will then receive monthly payments of principal until it is fully repaid. In that event, your certificates may be repaid prior to the scheduled payment date.

The final payment of principal and interest will be made no later than     ,  ,
which is the Series 1999-   final payment date.

For more information on payout events, the portfolio yield and base rate, early principal repayment and rapid amortization, see "Maturity Considerations," "Description of the Certificates--Principal Payments" and "--Pay Out Events" in this supplement and "Description of the Certificates--Principal Payments," "-- Rapid Amortization Period" and "--Final Payment of Principal; Termination" in the attached prospectus.

Tax Status of Class A, Class B and Dillard Credit Card Master Trust

Simpson Thacher & Bartlett, as tax counsel to Dillard Asset Funding Company, is of the opinion that

  . under existing law the Class A and Class B certificates will be characterized as debt for U.S. federal income tax purposes and

  . Dillard Credit Card Master Trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

For further information regarding the application of U.S. federal income tax laws, see "Federal Income Tax Consequences" in the attached prospectus.

ERISA Considerations

Class A Certificates: The underwriters anticipate that the Class A certificates will meet the criteria for treatment as "publicly-offered securities." If so, subject to important considerations described under "ERISA Considerations" in this prospectus supplement and "Employee Benefit Plan Considerations" in the attached prospectus, the Class A certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Class B Certificates: Pension plans and other investors subject to ERISA can not acquire Class B certificates. Prohibited investors include:

  . ""employee benefit plans" as defined in section 3(3) of ERISA.

  . any "plan" as defined in section 4975 of the U.S. Internal Revenue Code;
    and

  . any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any such plan's investment in the entity, including insurance company general accounts.

By purchasing any Class B certificates, you certify that you are not within any of those categories.

For further information regarding the application of ERISA, see "ERISA Considerations" in this supplement and "Employee Benefit Plan Considerations" the attached prospectus.

Mailing Address and Telephone Number of Registrant

The mailing address of Dillard Asset Funding Company is c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801 and the telephone number is (302) 984-3300.

                   Selected Trust Portfolio Summary Data

Graphic Distribution of Receivables in Trust Portfolio as of      ,

                                  [Chart]

   The chart above shows the geographic distribution of the receivables in the Trust portfolio among the 50 states. Other than the states specifically shown in the chart, no state accounts for more than . % of receivables in the Trust portfolio.

Age of accounts in Trust Portfolio as of      ,      .

                                  [Chart]

   The chart above shows the percentages of the receivables in the Trust portfolio arising under accounts within the age brackets shown.

                     Dillard's Portfolio Payment Data

                                  [Chart]

   The chart above shows the total yield, payment rate and net charge-off rate
for the Dillard's Portfolio for each month from       19  to        19 .

   "Dillard's Portfolio Yield" for any month means the total amount of collected finance charges for the month, expressed as a percentage of total outstanding receivables at the beginning of the month.

   The "Payment Rate" for any month is the aggregate amount collected on receivables during the month, including recoveries on previously charged off receivables, expressed as a percentage of total outstanding receivables at the beginning of the month.

   The amount of "Net Default Rate" for any month is the amount of charged off receivables recorded in the month, net of any recoveries from earlier charge-offs on receivables in the Trust Portfolio, expressed as a percentage of total outstanding receivables at the beginning of the month.

                                  Risk Factors

   You should consider the following risk factors in deciding whether to purchase the asset backed certificates described herein.

Potential Early
Repayment or Delayed
Payment due to Reduced
Portfolio Yield

                         If the average trust portfolio yield for Series 1999-
                            for any three consecutive months is less than the
                         average base rate for the same three consecutive months, a "pay out event" will occur with respect to
                         Series 1999-   and the trust will commence a rapid
                         amortization of Series 1999-  , and holders of Series
                         1999-   certificates will receive principal payments
                         earlier than the scheduled principal repayment date. In determining trust portfolio yield, [collections in an amount equal to a fixed percentage of the balance of receivables originated by the originators of the receivables] [collections in an amount equal to the amount of finance charges billed for the preceding month] will be deemed to constitute finance charges on these receivables. Moreover, if principal collections on receivables allocated to other series are available for application to a rapid amortization of any outstanding securities, the period during which that rapid amortization occurs may be substantially shortened. Because of the potential for early repayment if collections on the receivables fall below the minimum amount, any circumstances that tend to reduce collections may increase the risk of early repayment of Series 1999- .

                         Conversely, any reduction in collections may cause the period during which collections are accumulated in the principal funding account for payment of Class A to be longer than otherwise would have been the case.

                         The following factors could result in circumstances that tend to reduce collections:

                         Originators of the Receivables May Change the Terms and Conditions of the Accounts

                         Dillard Asset Funding Company will transfer to Dillard Credit Card Master Trust receivables arising under specified credit card accounts, but the originators of the receivables will continue to own those accounts. As the owner of those accounts, the originators retain the right to change various terms and conditions of those accounts (including finance charges and other fees it charges and the required monthly minimum payment). Either originator may change the terms of its respective accounts to maintain the competitive position of Dillards' department stores. Changes in the terms of the accounts may reduce the amount of receivables arising under the accounts, reduce the amount of collections on those receivables, or otherwise alter payment patterns.

                         Each originator has agreed that it will not reduce the periodic finance charges it charges on the receivables or other fees on any account if that action would cause it to reasonably expect that the net yield on the trust's portfolio of accounts would be insufficient to make interest payments on Series 1999- or any other interest issued by the trust and pay the servicing fee payable by that trust, unless it is required by law to reduce those charges or determines that reductions are necessary to maintain the competitiveness of Dillard's department stores, based on its good faith assessment of Dillards' business competition.

                         Each originator has agreed that it will not change the terms of its accounts or its policies relating to the operation of its credit card business (including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge offs) unless it reasonably believes a pay out event would not occur for any series and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

                         Neither originator has restrictions on its ability to change the terms of its accounts except as described above or in the attached prospectus.

                         Dillard Asset Funding Company May Add Accounts to the Trust Portfolio.

                         In addition to the accounts already designated for Dillard Credit Card Master Trust, Dillard Asset Funding Company is permitted to designate additional accounts for the trust portfolio and to transfer the receivables in those accounts to the trust. [While the designation of additional accounts is subject to certain conditions precedent, these conditions precedent [may not] [does not] include a confirmation from rating agencies that the additional accounts will not result in a suspension, downgrade or withdrawal of its rating for the certificates.] Any new accounts and receivables may have different terms and conditions than the accounts and receivables already in the trust. [Credit card accounts purchased by Dillard's or its subsidiaries may be included as additional accounts if certain conditions are satisfied.] Credit card accounts purchased by Dillard's or its subsidiaries and transferred to Dillard Asset Funding Company may have been originated using criteria different from the criteria used by the originators. The new accounts and receivables may perform differently over time than the accounts and receivables already in the trust and could tend to reduce the amount of collections allocated to Series 1999- .

                         Also, if Dillard Asset Funding Company's percentage interest in the accounts of the trust falls to % or less, Dillard Asset Funding Company will be required to maintain that level by designating additional accounts for the trust portfolio and transferring the receivables in those accounts to the trust. If Dillard Asset Funding Company is required to add accounts to the trust, it may not have any accounts to be added to the trust. If Dillard Asset Funding Company fails to add accounts when required, a "pay out event" will occur and you could receive payment of principal sooner than expected. See "Description of the Certificates--Addition of Trust Assets" in the attached prospectus.

                         Finance Charges Accrue at a Fixed Rate

                         Finance charges on the accounts in the trust accrue at a fixed rate. If the London interbank offered rate increases, the amounts of interest on your certificate and other amounts required to be funded out of collections of finance charge receivables will increase, while the amount of collections of finance charge receivables on the accounts will remain the same unless and until the rates on the accounts are reset.

                         A decrease in the spread between collections of finance charge receivables and interest payments on your certificate could increase the risk of early repayment.

                         Changes to Consumer Protection Laws May Impede Dillard's Collection Efforts

                         Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Changes or additions to those regulations could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that an originator can charge on credit card account balances, resulting in reduced collections. See "Description of the Certificates--Pay Out Events" in the attached prospectus.

                         Receivables that do not comply with consumer protection laws may not be valid or enforceable in accordance with their terms against the obligors on those receivables. Dillard Asset Funding Company and each initial seller of receivables makes representations and warranties relating to the validity and enforceability of the receivables arising under the accounts in the trust portfolio. Subject to certain conditions described under "Description of the Certificates--Representations and Warranties" in the attached prospectus, Dillard Asset Funding Company must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law and the applicable initial seller of receivables must accept reassignment of each such receivable from Dillard Asset Funding Company. However, we do not anticipate that the trustee under the pooling and servicing agreement will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time Dillard Asset Funding Company has to correct the violation, is that Dillard Asset Funding Company must accept reassignment of the receivables affected by the violation and the applicable initial seller of receivables must accept reassignment of each such receivable from Dillard Asset Funding Company (subject to certain conditions described under "Description of the Certificates--Representations and Warranties" in the attached prospectus). See also "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the attached prospectus.

                         If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Investor Charge-Offs" in this supplement and "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-offs" in the attached prospectus.

                         Principal Payments May be Made at Any Time

                         The receivables transferred to Dillard Credit Card Master Trust may be paid at any time. We cannot assure the creation of additional receivables in those accounts or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated by the accounts in the trust could result in reduced collections on those receivables. The financial condition of Dillard's department stores will affect the ability of the originators to generate and transfer new receivables and might also affect payment patterns on the receivables. See "Maturity Considerations" in this supplement.

Allocations of
Charged-Off
Receivables and
Dilutions Could Reduce
Payments to
Certificateholders

                         Each originator anticipates that it will write off as uncollectible some portion of the receivables arising in its accounts in the trust portfolio. Each class of
                         Series 1999-   will be allocated a portion of those
                         charged-off receivables. See "Description of the Certificates--Allocation Percentages" and "Dillard's Credit Card Portfolio--Delinquency and Loss Experience" in this supplement. If the amount of charged-off receivables allocated to any class of certificates exceeds the amount of other funds available for reimbursement of those charge-offs (which could occur if the limited amount of credit enhancement for those certificates is reduced to zero) the holders of those certificates may not receive the full amount of principal and interest due to them. See "Description of the Certificates-- Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Dilutions; Investor Charge-offs" in this supplement.

                         In addition, some portion of the receivables will be adjusted as a result of rebates, exchanges, write-downs and similar occurrences. The transferor will be obligated to make certain allocations and payments to the trust to compensate the holders of each class of
                         Series 1999-   for the amount of such adjustments. To
                         the extent the transferor fails to make any such payment, the amount of such insufficiency will be allocated to each class of certificates. If the amount of such unpaid adjustments allocated to any class of certificates exceeds the amount of other funds available for reimbursement of those adjustments (which could occur if the limited amount of credit enhancement for those certificates is reduced to zero) the holders of those certificates may not receive the full amount of principal and interest due to them. See "Description of the Certificates--Reallocation of Cash Flows," "-- Application of Collections" and "--Defaulted Receivables; Dilutions; Investor Charge-offs" in this supplement.

Ability to Resell
Certificates May be      The underwriters may assist in resales of Class A and
Limited                  Class B certificates but they are not required to do
                         so. A secondary market for any such securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Insolvency or
Bankruptcy of Dillard
Asset Funding Company,
an Originator or an
Initial Seller of
Receivables Could
Result in Accelerated,
Delayed or Reduced
Payments to
Certificateholders.

                         Bank Insolvency

                         The originators are chartered as national banking associations and are subject to regulation and supervision by the United States Comptroller of the Currency. If either originator becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the Federal Deposit Insurance Corporation as receiver. Under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, Dillard Asset Funding Company's security interest in the receivables arising under an originator's accounts in the trust portfolio should be respected by the FDIC where--

                             . the originator's transfer of the receivables to
                               Dillard Asset Funding Company is the grant of a valid security interest in the receivables to Dillard Asset Funding Company;

                             . the originator becomes insolvent and the FDIC
                               is appointed conservator or receiver of that originator;

                             . the security interest (a) is validly perfected
                               before an originator's insolvency and (b) was not taken in contemplation of an originator's insolvency or with the intent to hinder, delay or defraud an originator or its creditors; and

                             . the relevant receivables purchase agreement
                               transferring receivables to Dillard Asset
                               Funding Company under the Federal Deposit
                               Insurance Act is continuously an official record of the originator and represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business.

                         Under the Federal Deposit Insurance Act, the FDIC could--

                             . require The Chase Manhattan Bank, as trustee
                               for the trust, to go through an administrative claims procedure to establish its right to payments collected on the receivables in the trust;

                             . request a stay of proceedings with respect to
                               an originator; or

                             . repudiate the trust agreement establishing the
                               trust and limit the trust's resulting claim to "actual direct compensatory damages" measured as of the date of receivership. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bank Receivership" in the attached prospectus.

                         If the FDIC were to take any of those actions your payments of outstanding principal and interest could be delayed and possibly reduced.

                         If a conservator or receiver were appointed for an originator, then a "pay out event" could occur for all outstanding series and under the terms of the pooling and servicing agreement and new principal receivables would not be transferred to the trust.

                         In addition, if the servicer defaults on its obligations under the pooling and servicing agreement solely because a conservator or receiver is appointed for it, the conservator or receiver might have the power to prevent either the trustee or the holders of securities issued by the trust from appointing a new servicer under the related pooling and servicing agreement. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bank Receivership" in the attached prospectus.

                         Bankruptcy of Non-Bank Sellers of Receivables


                         Two of the initial sellers of the receivables are corporations formed under state law. Each initial seller has represented and warranted to Dillard Asset Funding Company that the transfer of the receivables is a valid sale and assignment, or, if not treated as a valid sale and assignment, a grant of a security interest in the receivables. In a bankruptcy proceeding involving an initial seller, if the conveyance of the receivables is not treated as a sale but is deemed to create a security interest in the receivables, an initial seller's interest in the receivables may be subject to tax or other governmental liens against such initial seller arising before the relevant receivables came into existence and to certain administrative expenses of the bankruptcy proceeding.

                         Furthermore, a bankruptcy trustee, as debtor-in-possession, or a creditor may take the view that a bankrupt initial seller should be substantively consolidated with Dillard Asset Funding Company or that the transfer of the receivables from such bankrupt initial seller to Dillard Asset Funding Company should be recharacterized as a pledge of the receivables. Substantive consolidation or a recharacterization as a pledge can delay payments on the securities issued by the trust or even reduce payments on the securities if the applicable bankruptcy court were to rule in favor of such bankruptcy trustee, as debtor-in-possession, or creditor. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy of the Transferor, DIC and MFI" in the attached prospectus.

                         Bankruptcy of Dillard Asset Funding Company

                         While certain measures have been taken to reduce the risk of bankruptcy of Dillard Asset Funding Company, it is possible that Dillard Asset Funding Company, a Delaware business trust, may become involved in a bankruptcy proceeding. If Dillard Asset Funding Company becomes bankrupt the coveyance of receivables to the trust may not be treated as a sale but as a creation of a security interest in the receivables. In that case, Dillard Asset Funding Company's interest in the receivables may be subject to tax or other governmental liens arising before the relevant receivables came into existence and to administrative expenses of the bankruptcy proceeding. Furthermore, a bankruptcy trustee, as debtor-in-possession, or a creditor may take the view that a bankrupt Dillard Asset Funding Company should be substantively consolidated with the trust or that the transfer of the receivables from a bankrupt Dillard Asset Funding Company to the trust should be recharacterized as a pledge of the receivables. Substantive consolidation or a recharacterization as a pledge can delay payments on the securities issued by the trust or even reduce payments on the securities if the applicable bankruptcy court were to rule in favor of such bankruptcy trustee, as debtor-in-possession, or creditor.

                         However, if Dillard Asset Funding Company

                             . is deemed to have granted a security interest
                               in the receivables to the trust;

                             . such security interest was validly perfected
                               before any bankruptcy of Dillard Asset Funding Company; and

                             . was not granted or taken in contemplation of
                               bankruptcy or with the intent to hinder, delay, or defraud Dillard Asset Funding Company or its creditors such security interest should not be subject to avoidance in the event of bankruptcy of Dillard Asset Funding Company. In that case, payments to the trust with respect to the receivables should not be subject to recovery by a bankruptcy trustee of Dillard Asset Funding Company. If, however, a bankruptcy trustee were to assert a contrary position, delays in payments on the offered securities and possible reductions in the amount of those payments could occur.

                         If a bankruptcy trustee is appointed for Dillard Asset Funding Company, causing a pay out event with respect to all series then outstanding, new principal receivables will not be transferred to the trust pursuant to the pooling and servicing agreement. Dillard Asset Funding Company will sell the receivables (unless holders of more than 50% of the investor interest of each class of outstanding certificates gave the trustee other instructions). The trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient net proceeds to pay you in full. The conservator or receiver may nonetheless have the power--

                             . regardless of the terms of the pooling and
                               servicing agreement, (a) to prevent the
                               beginning of a rapid amortization period, (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

                             . regardless of the instructions of the
                               certificateholders, (a) to require the early sale of the trust's receivables, (b) to require termination of the trust and retirement of the trust's certificates (including Series 1999- ) or (c) to prohibit the continued transfer of principal receivables to the trusts.

                         See "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Bankruptcy of the Transferor, DIC and MFI" in the attached prospectus.

Issuance of Additional
Series by the Trust
May Affect the Timing
of Payments
                         Dillard Credit Card Master Trust, as a master trust, may issue series of certificates from time to time. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of any outstanding series.

                         However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series. See "Description of the Certificates--Exchange" in the attached prospectus.

Individual
Certificateholders
Will Have Limited
Control of Trust
Actions Certificateholders of any series or any class within a series may need the consent or approval of a specified percentage of the investor interest of other series or a class of such other series to take or direct certain actions, including appointing a successor servicer if Dillard National Bank defaults on its obligations under the pooling and servicing agreement, amending the pooling and servicing agreement in some cases and directing a repurchase of all outstanding series after certain violations of Dillard Asset Funding Company's representations and warranties. The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

Class B Bears
Additional Credit Risk

                         Because Class B is subordinated to Class A, principal payments to Class B will not begin until Class A is repaid. Additionally, if collections of finance charge receivables allocated to Series 1999- are insufficient to cover amounts due to Class A, the investor interest for Class B might be reduced. This would reduce the amount of the collections of finance charge receivables available to Class B in future periods and could cause a possible delay or reduction in principal and interest payments on Class B. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to Class A and any remaining net proceeds would be paid to Class B. See "Description of the Certificates--Subordination" in this supplement.

Dependence on
Dillard's for New
Receivables              All new receivables currently arise from the
                         extension of credit by an originator in connection with the sale of merchandise, services and financial service products by Dillard's department stores. The trust is therefore dependent on Dillard's for the retail sales from which the originators generate receivables. The retail department store sector, in general, is highly competitive. Generally, Dillard's competes not only with other department stores but with direct marketers and numerous types of retail outlets, including variety stores and discount stores. Neither the pooling and servicing agreement nor any other transaction document prohibits
                         Dillard's from selling all or any portion of its business or assets. In addition certain extended payment terms previously available to private label credit card holders of the recently acquired
                         Mercantile Stores department store chain are no longer offered. Accordingly, there can be no assurance that Dillard's will continue to generate receivables at the same rate as prior years. See
                         "Dillard's Inc."; "Mercantile Stores Company, Inc.";
                         and "Dillard's Credit Card Activities--Billing and
                         Payments" and "--Origination of Credit Card Accounts" in the attached prospectus.

Changes in Social,
Technological and
Economic Factors May
Affect Purchase and
Payment Patterns

                         Changes in purchase and payment patterns by obligors under the accounts and the related receivables may result from a variety of social, technological and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Each of these factors may have a disparate impact on the payment by obligors and the generation of new receivables under Dillard's credit card accounts. For example, Dillard's department stores generally accept third party revolving credit cards such as VISA and MasterCard cards issued by various financial institutions charge cards such as the American Express Card and debit cards. Changes in interest rates charged by or incentives offered to use these other charge cards or greater use of debit cards could lead to fewer purchases with Dillard's charge cards even though overall sales at Dillard's department stores remain the same or increase.

                         In addition, obligors are currently concentrated in certain regions of the United States. Accordingly, social, technological and economic factors affecting these regions may differ from those affecting the United States generally. There is no basis to predict whether, or to what extent, social technological or economic factors on a nationwide or regional level will affect future use of credit or repayment patterns.

[Changes in
Calculation of Finance
Charges May Affect
Yield

                         Under the pooling and servicing agreement, a fixed percentage of the balance of receivables originated by the originators will be deemed to constitute finance charges on those receivables. [Dillard Asset Funding Company may, without notice or consent of the certificateholders, from time to time, increase or reduce this percentage]. An increase in the finance charge percentage used to calculate finance charges will increase the percentage of collections on the receivables that are treated as collections of finance charge receivables, which will increase the portfolio yield to a level higher than it would be in the absence of such an increase. As a result, such an increase in the finance charge percentage would decrease the likelihood of the occurrence of a pay out event based upon a reduction of the average portfolio yield for any three-month period to a rate below the average base rate for that period. However, an increase in the finance charge percentage would also reduce the total amount of principal receivables, which could increase the likelihood of a pay out event occurring if the total principal receivables fall below the prescribed minimum aggregate principal receivables. A reduction in the finance charge percentage could reduce the portfolio yield and may increase the possibility that a pay out event would occur if the average portfolio yield for any three-month period is less than the base rate for that period. The ability of Dillard Asset Funding Company to adjust the finance charge percentage to change the amount of receivables that otherwise would be treated as principal receivables to be treated as finance charge receivables is limited under certain circumstances. Dillard Asset Funding Company may, following written notice to the rating agencies, increase the finance charge percentage by
                         up to   percentage points over the amounts described
                         in this prospectus supplement or other amounts approved by the rating agencies. In addition, Dillard Asset Funding Company may make other adjustments to the finance charge percentage if those changes would not cause a pay out event to occur and also satisfy any rating agency conditions with respect to any Series. For more information on pay out events and the portfolio yield and base rate for Series 1999- , See "Maturity Considerations--Pay Out Events" in this supplement.

Geographic
Concentrations Could
Disproportionately
Affect the Receivables
Pool The receivables in the trust portfolio as of the cut-off date were obligations of Dillard's credit card
                         holders with primary addresses in    states. Holders
                         residing in the states of     ,    and    , represent
                           %,   % and   %, respectively, of receivables in the
                         trust portfolios. While none of the    [other] states
                         individually accounts for more than % of receivables in the trust portfolio, adverse changes in general economic conditions in those states with significant concentrations of receivables that are different from prevailing economic conditions in the United States generally could disproportionately and adversely affect an investment in the certificates.

                        Dillard's Credit Card Portfolio

General

   The receivables (the "Receivables") conveyed or to be conveyed to the Trust pursuant to the Agreement, as supplemented by the supplement relating to the
Certificates (the "Series 1999-   Supplement") (the term "Agreement," unless
the context requires otherwise, refers to the Agreement as supplemented by the Supplement) have been or will be generated from transactions made by holders of private label revolving credit card accounts ("Accounts") selected by each Originator from its entire portfolio of such accounts. Each Class A Floating
Rate Asset Backed Certificate, Series 1999-   (collectively, the "Class A
Certificates") and each Class B   . % Asset Backed Certificate, Series 1999
(collectively, the "Class B Certificates" and, together with the Class A
Certificates, the "Certificates" or the "Series 1999-   Certificates") will
represent the right to receive certain payments from the Trust, created pursuant to the Agreement. As used in this prospectus supplement, the term "Certificateholders" refers to holders of the Certificates, the term "Class A Certificateholders" refers to holders of the Class A Certificates and the term "Class B Certificateholders" refers to holders of the Class B Certificates.

Delinquency and Loss Experience

   Each Originator considers an account delinquent if a payment due thereunder is not received by the relevant Originator by the date of the statement following the statement on which the amount is first stated to be due.

   Efforts to collect delinquent credit card receivables are made by the Servicer's account management department, collection agencies and attorneys retained by the Servicer. Efforts to collect delinquent credit card receivables may also be made by the account management department of certain subservicers retained by the Servicer, including MCC, and collection agents and attorneys retained by these subservicers. For a description of the Servicer's collection practices and policies, see "Dillard's Credit Card Activities--Collection of Delinquent Accounts" in the attached prospectus.

   It is the policy of the Originators to charge off an account during the billing cycle immediately following the cycle in which such account became seven payments (210 days from the initial billing date) delinquent. If an Originator receives notice that a cardholder is the subject of a bankruptcy proceeding, it charges off such cardholder's account upon the earlier of the end of the month in which notice of the bankruptcy is received and the time period set forth in the previous sentence. Charged-off accounts are sent to an internal recovery unit, collection agencies or attorneys.

   The following tables set forth the delinquency and loss experience as of the dates and for each of the periods shown for Receivables arising in Accounts originated or acquired by Dillard's and its subsidiaries (the
"Dillard's Portfolio"). As of the beginning of the day on    , 199 , the
Receivables in the Trust Portfolio represented approximately % of the Dillard's Portfolio. Because the Trust Portfolio represents only a portion of the Dillard's Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below. See "The Receivables--Additional Trust Portfolio Information" in this supplement. In particular, reported loss and delinquency percentages for each portfolio may be reduced as a result of the addition of receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding receivables balance for such portfolio which, for the Dillard's Portfolio, is the denominator used to calculate the percentages set forth below. Whereas all newly originated and newly acquired accounts become part of the Dillard's Portfolio when originated or acquired, newly originated or acquired accounts do not automatically become part of the Trust Portfolio but may be added from time to time at the option of the Transferor.

                            Delinquency Experience
                              Dillard's Portfolio
                            (Dollars in thousands)

                                                          December 31,
                          -----------------------------------------------------------------------------
                                    1998                       1997                     1996
                          ------------------------- ------------------------- -------------------------
                                     Percentage of             Percentage of             Percentage of
        Number of         Delinquent     Total      Delinquent     Total      Delinquent     Total
   Days Delinquent(1)       Amount   Receivables(2)   Amount   Receivables(2)   Amount   Receivables(2)
   ------------------     ---------- -------------- ---------- -------------- ---------- --------------
30 to 59 Days...........     $                         $                         $
60 to 89 Days...........
90 Days or More.........
                             ---          ---          ---          ---          ---          ---
 TOTAL..................
                             ===          ===          ===          ===          ===          ===

--------
(1) Number of days delinquent means the number of days after the first billing date following the original billing date. For example, 30 days delinquent means that no payment was received within 60 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of the month.

                                Loss Experience
                              Dillard's Portfolio
                             (Dollars in millions)

                                                     Year Ended December 31,
                                        Months Ended -------------------------
                                             , 1999   1998     1998     1996
                                        ------------ -------  -------  -------
Average Receivables Outstanding(1).....
Gross Charge-Offs(2)(3)................
Recoveries.............................
Net Charge-Offs........................
Net Charge-Offs as a Percentage of
 Average Receivables Outstanding(4)....

--------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge-Offs shown include only the principal portion of charged-off receivables.
(3) Gross Charge-Offs do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes. Gross Charge-Offs exclude charges relating to changes in the Servicer's charge-off policies.

[(4) The percentage reflected for the     months ended        is an annualized
     figure.]

   [The increase in Net Charge-Offs as a Percentage of Average Receivables Outstanding for the Dillard's Portfolio for the year ended December 31, 1996, the year ended December 31, 1997, and the year ended December 31, 1998, when compared with prior years, reflects, among other factors, higher levels of personal bankruptcies. Because the Receivables do not constitute all of the Dillard's Portfolio, actual delinquency and loss experience with respect to Receivables may be different from that applicable to the Dillard's Portfolio as a whole. See "The Receivables--Additional Trust Portfolio Information" in this supplement for information with respect to net charge-offs as a percentage of the average Principal Receivables outstanding in the Trust.]

Recoveries

   DAFC will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the recoveries on charged-off accounts in the Dillard's Portfolio ("Recoveries"). For each Monthly Period, Recoveries will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of Receivables in Defaulted Accounts for such Monthly Period bears to the amount of receivables in defaulted accounts recorded in the Dillard's Portfolio for such Monthly Period. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables. See "Dillard's Credit Card Portfolio--Delinquency and Loss Experience" herein and "Dillard's Credit Card Activities--Collection of Delinquent Accounts" in the attached prospectus.

                                The Receivables

General

   The Receivables conveyed to the Trust arise in Accounts originated by an Originator and selected by DAFC on the basis of criteria set forth in the
Agreement as applied on        (the "Cut-Off Date") and, with respect to
Additional Accounts, as of the related dates of their designations (the "Trust Portfolio"). As of the Cut-Off Date, approximately % and % of the Accounts conveyed to the Trust were originated or acquired by DNB and DNB-La., respectively. Pursuant to the Agreement, DAFC has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date DAFC designates such accounts as Additional Accounts. Additional Accounts will be originated by the Originators and transferred to DAFC. DAFC will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Interest so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, the sum of (i) the aggregate amount of Principal Receivables and (ii) the principal amount on deposit in the Excess Funding Account equal to or greater than the Minimum Aggregate Principal Receivables. "Minimum Transferor Interest" for any period means % of the sum of (i) the average Principal Receivables for such period and (ii) the average principal amount on deposit in the Excess Funding Account, the Principal Funding Account and any other account specified from time to time pursuant to the Agreement or the Series Supplement for such period; provided, however, that DAFC may reduce the Minimum Transferor Interest to not less than % of the sum of the amounts specified in clauses
(i) and (ii) above upon satisfaction of the Rating Agency Condition and certain other conditions set forth in the Agreement. "Minimum Aggregate Principal Receivables" means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of collections of Principal Receivables for each Series then outstanding minus the amount on deposit in the Excess Funding Account as of the date of determination; provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. DAFC will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, DAFC will have the right (subject to certain limitations and conditions) to designate certain Accounts and to require the Trustee to reconvey all Receivables in such Accounts (the "Removed Accounts") to DAFC, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by DAFC on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, DAFC will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See "Description of the Certificates--Representations and Warranties" in the attached prospectus.

   The Receivables in the Trust Portfolio, as of the beginning of the day on
      , 1999, included approximately $    billion of Principal Receivables and
approximately $    billion of Finance Charge Receivables. The Accounts had an
average Principal Receivable balance of $    and an average credit limit of
$   . The percentage of the aggregate total Receivable balance to the
aggregate total credit limit was approximately   %. The average age of the
Accounts was approximately    months. As of the beginning of the day on
      , 1999, cardholders whose Accounts are included in the Trust Portfolio
had billing addresses in     states [and the District of Columbia].

   Accounts which are acquired but not originated by an Originator may be originated under policies and procedures which differ from those of such Originator in certain respects. Dillard's does not expect any of these differences to have a material adverse effect on the credit quality of the Receivables in the Trusts or on the interests of the Certificateholders. See "Description of the Certificates--Collection and Other Servicing

Procedures" in the attached prospectus. [Prior to the addition of any Accounts which are acquired but not originated by an Originator, the Rating Agency Condition must be satisfied with respect to such additional Accounts].

   The following tables summarize the Trust Portfolio by various criteria as
of the beginning of the day on    , 1999. Because the future composition of
the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                        Composition by Account Balance
                                Trust Portfolio
                         (dollar amounts in millions)

                                       Percentage of             Percentage of
                             Number of Total Number  Receivables     Total
Account Balance              Accounts   of Accounts  Outstanding  Receivables
---------------              --------- ------------- ----------- -------------
Credit Balance..............
No Balance..................
$0.01 to $1,500.00..........
$1,500.01 to $5,000.00......
[$5,000.01 to $10,000.00....
$10,000.01 to $20,000.00....
Over $20,000.00............]
                                ---       ------         ---        ------
  TOTAL.....................                 100%                      100%
                                ===       ======         ===        ======

                          Composition by Credit Limit
                                Trust Portfolio
                         (dollar amounts in millions)

                                       Percentage of             Percentage of
                             Number of Total Number  Receivables     Total
Account Balance              Accounts   of Accounts  Outstanding  Receivables
---------------              --------- ------------- ----------- -------------
$0.00.......................
$0.01 to $1,500.00..........
$1,500 to $5,000.00.........
[$5,000.01 to $10,000.00....
Over $10,000.00............]
                                ---       ------         ---        ------
  TOTAL.....................                 100%                      100%
                                ===       ======         ===        ======

                     Composition by Period of Delinquency
                                Trust Portfolio
                         (dollar amounts in millions)

                                       Percentage of             Percentage of
                             Number of Total Number  Receivables     Total
Account Balance              Accounts   of Accounts  Outstanding  Receivables
---------------              --------- ------------- ----------- -------------
Current to 29 days
 delinquent.................
30 to 59 days delinquent....
60 to 89 days delinquent....
90 to 119 days delinquent...
120 days delinquent or
 more.......................
                                ---       ------         ---        ------
  TOTAL.....................              100.00%                   100.00%
                                ===       ======         ===        ======

                      Composition by Account Seasoning(1)
                                Trust Portfolio
                         (dollar amounts in millions)

                                        Percentage of             Percentage of
                              Number of Total Number  Receivables     Total
Account Age                   Accounts   of Accounts  Outstanding  Receivables
-----------                   --------- ------------- ----------- -------------
Not More than 6 Months......
Over 6 Months to 12 Months..
Over 12 Months to 24
 Months.....................
Over 24 Months to 36
 Months.....................
Over 36 Months to 48
 Months.....................
Over 48 Months to 60
 Months.....................
Over 60 Months to 120
 Months.....................
Over 120 Months.............
                                 ---        -----         ---         -----
  TOTAL.....................                100.0%                    100.0%
                                 ===        =====         ===         =====

--------
(1) Account age is determined by the number of months elapsed since the account was originally opened, except that with respect to the Dillard's Portfolio accounts which were converted from standard to premium accounts, account age is determined by the number of months since the account was converted.

                      Geographic Distribution of Accounts
                                Trust Portfolio
                         (dollar amounts in millions)

                                         Percentage of             Percentage of
                               Number of Total Number  Receivables     Total
State                          Accounts   of Accounts  Outstanding  Receivables
-----                          --------- ------------- ----------- -------------
[  ..........................]
Other.........................
                                  ---       ------         ---        ------
  TOTAL.......................              100.00%                   100.00%
                                  ===       ======         ===        ======

Dilution Experience

   A factor used to evaluate a portfolio of receivables is Dilution. "Dilution" occurs if a Receivable is adjusted because of a rebate, billing error, return, exchange, allowance (including adjustments because of the selection of a cash price payment option) or certain other non-cash items, or if a Receivable is canceled due to goods that have been refused by an obligor. The table below sets forth dilution experience for Receivables originated by DNB and DNB-La. [but does not include Receivables with respect to the initial orders of Dillard's Customers, which became eligible for inclusion in the
Trust as of       ,1999]. The amount of such Receivables is not material and
DAFC does not believe that the performance of such Receivables would be materially different than the historical data set forth in the following tables. [For purposes of the following table, the middle fiscal month of each fiscal quarter is a five week fiscal month and the first and third fiscal month of each fiscal quarter is a four week fiscal month.] There can be no assurance that the actual dilution experience in the future will be similar to the historical experience set forth in this table.

                              Dilution Experience

                                                                       Monthly
                                                                       Dilution
Monthly Period                                                        Percentage
--------------                                                        ----------
[1996]
January..............................................................
February.............................................................
March................................................................
April................................................................
May..................................................................
June.................................................................
July.................................................................
August...............................................................
September............................................................
October..............................................................
November.............................................................
December.............................................................
[1997]
January..............................................................
February.............................................................
March................................................................
April................................................................
May..................................................................
June.................................................................
July.................................................................
August...............................................................
September............................................................
October..............................................................
November.............................................................
December.............................................................
[1998]
January..............................................................
February.............................................................
March................................................................
April................................................................
May..................................................................
June.................................................................
July.................................................................
August...............................................................
September............................................................
October..............................................................
November.............................................................
December.............................................................

Additional Trust Portfolio Information

   The loss experience for the Trust Portfolio has generally been different from the loss experience for the Dillard's Portfolio due to the different composition of such portfolios. In particular, reported loss and delinquency percentages for each portfolio may be reduced as a result of the addition of receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a portfolio increases the outstanding Principal Receivables

23balance for such portfolio which, for the Trust Portfolio, is the denominator used to calculate the percentages set forth below. Whereas all newly originated accounts become part of the Dillard's Portfolio when created, newly originated accounts do not become part of the Trust Portfolio but may be added from time to time at the option of DAFC. The net charge-offs as a percentage of the average Principal Receivables outstanding in the Trust were
  %, and   % and   % for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, respectively.

                            Maturity Considerations

   The Agreement provides that Class A Certificateholders will not receive
payments of principal until the     Distribution Date (the "Class A Scheduled
Payment Date"), or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period. The Agreement also provides that Class B Certificateholders will not receive payments of principal until
the     Distribution Date (the "Class B Scheduled Payment Date") Class B
Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Rapid Amortization Period (in either case, only after the Class A Investor Interest has been paid in full). The Class B Certificateholders will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

Controlled Accumulation Period

   [The Controlled Accumulation Period with respect to the Certificates is
scheduled to begin at the close of business of the last day of the     Monthly
Period (the "Controlled Accumulation Period"). Subject to the conditions set forth under "--Postponement of Controlled Accumulation Period," the day on which the Revolving Period ends and the Controlled Accumulation Period Begins may be delayed to no later than the close of business on the last day of the
    Monthly Period. On each Transfer Date during the Controlled Accumulation Period prior to the payment of the Class A Investor Interest in full, an amount equal to, for each Monthly Period, the least of (a) the Available Investor Principal Collections, (b) the "Controlled Deposit Amount" for such Monthly Period, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and the Accumulation Shortfall, if any, for such Monthly Period and (c) the Class A Adjusted Investor Interest prior to any deposits on such day, will be deposited in the Principal Funding Account until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the Class A Investor Interest. After the Class A Investor Interest has been paid in full, or following the first Transfer Date upon which the Principal Funding Account Balance has increased to the amount of the Class A Investor Interest, Available Investor Principal Collections, to the extent required, will be distributed to the Class B Certificateholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled Payment Date, until the earlier of the date the Class B Investor Interest has been paid in full
and the Series 1999-   Termination Date. After the Class A Investor Interest
and the Class B Investor Interest have each been paid in full, Available Investor Principal Collections, to the extent required, will be distributed to the Collateral Interest Holder on each Transfer Date until the earlier of the date the Collateral Interest has been paid in full and the Series 1999-Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Investor Interest on the Class A Scheduled Payment Date. After the payment of the Class A Investor Interest in full, Available Investor Principal Collections are expected to be available to pay the Class B Investor Interest on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Transfer Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Investor Interest will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date and the Class B Investor Interest will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. If the amount required to pay the Class A Investor Interest or the Class B Investor Interest in full is not available on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively, a Pay Out Event will occur and the Rapid Amortization Period will commence.]

   If a Pay Out Event occurs, the Rapid Amortization Period will commence and any amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Distribution Date in the month following the commencement of the Rapid Amortization Period. In addition, to the extent that the Class A Investor Interest has not been paid in full, the Class A Certificateholders will be entitled to monthly payments of principal equal to the Available Investor Principal Collections until the earlier of the date on which the Class A Certificates have been paid in full and the Series 1999-Termination Date. After the Class A Certificates have been paid in full and if
the Series 1999-   Termination Date has not occurred, Available Investor
Principal Collections will be paid to the Class B Certificates on each Distribution Date until the earlier of the date on which the Class B
Certificates have been paid in full and the Series 1999-   Termination Date.

Pay Out Events

   A Pay Out Event with respect to Series 1999-   occurs, either automatically
or after specified notice, upon (a) the failure of DAFC to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of DAFC, (c) certain insolvency events involving DAFC or Dillards, (d) a reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate that is less than the average of the Base Rates for such period, (e) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (f) the failure of DAFC to convey Receivables arising under Additional Accounts or Participations to the Trust when required by the Agreement, (g) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (h) insufficient funds in the Distribution Account to pay the Class A Investor Interest or the Class B Investor Interest in full on the Class A Scheduled Payment Date or the Class B Scheduled Payment Date, respectively,(i) the Transferor Interest becoming less than the Minimum Transferor Interest, or (j) DAFC becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement. See "Description of the Certificates--Pay Out Events." The term "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Interest Period, and the Investor Servicing Fee for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of collections of Finance Charge Receivables, Principal Funding Investment Proceeds and amounts withdrawn from the Reserve Account deposited into the Finance Charge Account and allocable to the Certificates, Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly Periods, if any, and the Collateral Interest for such Monthly Period, calculated on a cash basis after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

Payment Rates

   The following table sets forth the highest and lowest cardholder monthly payment rates for the Dillard's Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

                       Cardholder Monthly Payment Rates
                              Dillard's Portfolio

                                                 Months Year Ended December 31,
                                                Ended   -------------------------
                                                  ,1999  1998     1997     1996
                                               -------- -------  -------  -------
Highest Month.................................
Lowest Month..................................
Monthly Average(1)............................

--------
(1) Monthly Averages shown are expressed as an arithmetic average of the payment rate for each month during the period indicated, each such month's payment rate representing total payments collected during the given month expressed as a percentage of the prior month's ending outstanding receivables.

   DNB generally determines the minimum monthly payment with respect to its accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 10% ( 1/10 expressed as a percentage). If the amount so calculated is less than $20.00, it is increased to $20.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance. It should be noted that DNB does offer different minimum monthly payment terms with respect to certain purchases under its Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms. See Billing and Payments--Customer Terms--Dillard's Credit Cards in the attached prospectus.

   DNB-La. generally determines the minimum monthly payment with respect to its accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 8.33% ( 1/12 expressed as a percentage). If the amount so calculated is less than $10.00, it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance. Like DNB, DNB-La. does offer different minimum monthly payment terms with respect to certain purchases under the Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms. In addition, to other programs which are no longer available for current and future purchases. See Billing and Payments--Customer Terms--Mercantile Credit Cards in the attached prospectus.

   There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Principal Funding Account or the Distribution Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Certificates could be significantly reduced or increased.

   Because there may be a slowdown in the payment rate below the payment rates used to determine the Controlled Accumulation Amounts, or a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months. As described under "Description of the Certificates-Postponement of Controlled Accumulation Period," the Servicer may shorten the Controlled Accumulation Period. There can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Investor Interest and the Class B Investor Interest on the Class A Scheduled Payment Date and the Class B Scheduled Payment Date, respectively. See "Certificate Rating" and "Maturity Considerations" in the attached prospectus.

                        Receivable Yield Considerations

   The gross revenues from finance charges and fees billed to accounts in the Dillard's Portfolio for each of the three calendar years contained in the
period ended December 31, 1998 [and for the  -month period ended      , 1999,]
are set forth in the following table. The historical yield figures in the following tables are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis and may not reflect the historical yield experience in the table. In addition, Collections on account of Finance Charges will be equal to [ % of the total amount of collections received] [the amount billed as finance charges in the billing statement to which each payment relates]. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. [However, DAFC believes that during the three calendar years contained in the period ended December 31, 1998 and for
the  -month period ended       , 1999, the yield on an accrual basis closely
approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. Additionally, the monthly yield on a cash basis will be affected by the number of collection days in such month. See "Risk Factors".]

                                             Months  Year Ended December 31,
                                             Ended   -------------------------
                                              , 1999  1998     1997     1996
                                           --------- -------  -------  -------
                                             (dollar amounts in millions)
Finance Charges and Fees Billed(1)(2).....
Average Receivables Outstanding(3)........
Yield from Finance charges and Fees
 Billed(4)(5).............................

--------
(1) Finance Charges and Fees Billed include periodic and minimum finance charges, [annual membership fees], late charges and fees for returned checks.
(2) Finance Charges and Fees Billed are presented net of adjustments made pursuant to the DNB's and DNB-La.'s normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.
(3) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(4) Yield from Finance Charges and Fees Billed is calculated as a percentage of Average Receivables Outstanding.

(5) The percentage reflected for the   months ended      , 1999 is an
    annualized figure.

   Revenues vary for each account based on the type and volume of activity for each account. Because the Trust Portfolio represents only a portion of the Dillard's Portfolio, actual yield with respect to Receivables may be different from that set forth above. See "Dillard's Credit Card Portfolio" and "The Receivables--Additional Trust Portfolio Information" in this supplement and "Dillard's Credit Card Activities" in the attached prospectus.

                                Use of Proceeds

   The net proceeds from the sale of the Certificates will be (i) [used to make an initial deposit to the Finance Charge Account in the amount of $ for the payment of interest on the Certificates with respect to the first Distribution Date, (ii)] if so required, used to make an initial deposit to an account for the benefit of the Collateral Interest Holder and (iii) paid to DAFC. DAFC will use such balance together with funds received from Condev Nevada, Inc. as a contribution to its capital to pay the Originators [and the other Receivables Sellers] for the purchase of the Receivables held by the Trust.

                        Description of the Certificates

   The Certificates will be issued pursuant to the Agreement, and the Series
1999-   Supplement. Pursuant to the Agreement, DAFC and the Trustee may
execute further Series Supplements in order to issue additional Series. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the
provisions of the Agreement and the Series 1999-   Supplement. See
"Description of the Certificates" in the attached prospectus for additional information concerning the Certificates and the Agreement.

General

   The Certificates will represent the right to receive certain payments from the assets of the Trust, including the right to the applicable allocation percentage of all cardholder payments on the Receivables in the Trust. Each Class A Certificate represents the right to receive payments of interest at the Class A Certificate Rate for the related Interest Period and payments of principal on the Class A Scheduled Payment Date or, to the extent of the Class A Investor Interest, on each Distribution Date during the Rapid Amortization Period, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class A Investor Interest and certain other available amounts. The "Interest Period" with respect to any Distribution Date, will be the period from and including the previous Distribution Date through the day preceding such Distribution Date, except the initial Interest Period will be the the period from and including the Closing
Date through       , 1999. Each Class B Certificate represents the right to
receive payments of interest at the Class B Certificate Rate, and payments of principal on the Class B Scheduled Payment Date or, to the extent of the Class B Investor Interest, on each Distribution Date during the Rapid Amortization Period after the Class A Certificates have been paid in full, funded from collections of Finance Charge Receivables and Principal Receivables, respectively, allocated to the Class B Investor Interest and certain other available amounts. In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class A Certificate also represents the right to receive payments from Excess Spread, funds on deposit in the Principal Funding Account and the Reserve Account and certain investment earnings thereon, Reallocated Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). In addition to representing the right to payment from collections of Finance Charge Receivables and Principal Receivables, each Class B Certificate also represents the right to receive payments from Excess Spread, Reallocated Collateral Principal Collections and Shared Principal Collections and certain other available amounts (including, under certain circumstances, amounts on deposit in the Excess Funding Account). Payments of interest and principal will be made, to the extent of funds available therefor, on each Distribution Date on which such amounts are due to Certificateholders in whose names the Certificates were registered on the last business day of the calendar month preceding such Distribution Date (each, a "Record Date").

   DAFC initially will own the "Transferor Certificate". The Transferor Certificate will represent the right to receive certain payments from the assets of the Trust, including the right to a percentage (the "Transferor Percentage") of all cardholder payments on the Receivables in the Trust equal to 100% minus the sum of the applicable Investor Percentages for all Series of certificates then outstanding. The Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth in the Agreement. See "Description of the Certificates--Certain Matters Regarding the Transferor and the Servicer" in the attached prospectus.

   Beneficial interests in the Certificates will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof.

   Application will be made to list the Certificates on the Luxembourg Stock Exchange.

   The Class A Certificates and the Class B Certificates initially will be represented by certificates registered in the name of Cede, as nominee of The Depository Trust Company ("DTC"). Unless and until Definitive

Certificates are issued, all references herein to actions by Class A Certificateholders and/or Class B Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants and all references herein to distributions, notices, reports and statements to Class A Certificateholders and/or Class B Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. Certificateholders may hold their Certificates through DTC in the United States ("US") or Cedelbank ("Cedel") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. See "Description of the Certificates--General," "--Book-Entry Registration" and "--Definitive Certificates" in the attached prospectus.

   The Series 1999- Supplement and the Certificates will provide that any money paid by the Trust to any Paying Agent for the payment of principal or interest which remains unclaimed for two years after such principal or interest shall have become due and payable will be repaid to the Trust, and thereafter any Certificateholder may look only to the Trust for payment
thereof. The Paying Agents for the Series 1999-   Certificates will be
and the Trustee.

Exchanges

   The Transferor Certificate is transferable only as provided in the Agreement. The Agreement also provides that the holder of the Transferor Certificate may tender the Transferor Certificate to the Trustee in exchange for one or more new Series and a reissued Transferor Certificate as described under "Description of the Certificates--Exchanges" in the attached prospectus.

Status of the Certificates

   Upon issuance, the Certificates will rank pari passu with all other outstanding Series. Payments on the Class B Certificates are subordinated to payments on the Class A Certificates as described herein.

Interest Payments

   Interest will accrue on the Class A Certificates at the Class A Certificate
Rate and on the Class B Certificates at the Class B Certificate Rate from    ,
1999 (the "Closing Date"). Interest will be distributed to Certificateholders
on       , 1999 and on the day of each following month (or, if such day is not a business day, the next succeeding business day)(each, a "Distribution Date"). Interest payments on the Class A Certificates and the Class B Certificates on any Distribution Date will be calculated on the outstanding principal balance of the Class A Certificates and the outstanding principal balance of the Class B Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable Certificate Rate on the initial outstanding principal balance of the Class A Certificates and the initial outstanding principal balance of the Class B Certificates, as applicable, from the Closing Date. [Interest due on the Certificates but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest (the "Additional Interest") on such amount at the applicable Certificate Rate plus 2% per annum (such amount with respect to the Class A Certificates, the "Class A Additional Interest," and such amount with respect to the Class B Certificates, the "Class B Additional Interest"). Additional Interest shall accrue on the same basis as interest on the Certificates, and shall accrue from the Distribution Date on which such overdue interest first became due, to but excluding the Distribution Date on which such Additional Interest is paid.] Interest payments on the Class A Certificates on any Distribution Date will be paid from Class A Available Funds for the related Monthly Period, and to the extent such Class A Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Principal Collections (to the extent available) for such Monthly Period. Interest payments on the Class B Certificates on any Distribution Date will be paid from Class B Available Funds for the related Monthly

Period, and to the extent such Class B Available Funds are insufficient to pay such interest, from Excess Spread and Reallocated Collateral Principal Collections (to the extent available) remaining after certain other payments have been made with respect to the Class A Certificates.

   "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period, (b) Principal Funding Investment Proceeds, if any, with respect to the related Transfer Date and (c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class
A Available Funds pursuant to the Series 1998-   Supplement with respect to
such Transfer Date. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the Class B Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period.

   The Class A Certificates will bear interest from the Closing Date through
      , 1999, and with respect to each Interest Period thereafter, at a rate
of   % per annum above LIBOR as determined on the related LIBOR Determination
Date with respect to each period (the "Class A Certificate Rate"). The Class B
Certificates will bear interest from the Closing Date through       , 1999,
and with respect to each Interest Period thereafter, at a rate of   % per
annum above LIBOR prevailing on the related LIBOR Determination Date with respect to each such period (the "Class B Certificate Rate").

   The Trustee will determine LIBOR on      , 1999 for the period from the
Closing Date through      , 1999 and for each Interest Period thereafter, on
the second business day prior to the Distribution Date on which such Interest Period commences (each, a "LIBOR Determination Date"). For the purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

   "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Trustee will request the principal office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, as selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period.

   "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "Reference Banks" means four major banks in the London interbank market selected by the Servicer.

   The Class A Certificate Rate and the Class B Certificate Rate applicable to the current and immediately preceding Interest Period may be obtained by
telephoning the Trustee at its Corporate Trust Office at (212)       . The
Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate as well as the amount of Class A Monthly Interest and Class B Monthly Interest applicable to an Interest Period to be provided to the Luxembourg Stock Exchange as soon as possible after its determination but in no event later than the first day of such Interest Period. Such information will also be included in a statement to the certificateholders of record prepared by the Servicer. See "Description of the Certificates--Reports to Certificateholders" in the attached prospectus.

   Interest on the Certificates will be calculated on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments

   On each Transfer Date relating to the period which begins on the Closing Date and ends at the commencement of the Controlled Accumulation Period or, if earlier, the Rapid Amortization Period (the "Revolving Period"), unless a reduction in the Required Collateral Interest has occurred, collections of Principal Receivables allocable to the Investor Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Class A Required Amount and the Class B Required Amount, be treated as Shared Principal Collections or, under certain circumstances, deposited into an excess funding account (the "Excess Funding Account").

   On each Transfer Date relating to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Investor Principal Collections with respect to such Transfer Date, (b) the applicable Controlled Deposit Amount and (c) the Class A Adjusted Investor Interest prior to any deposits on such date. Amounts in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Scheduled Payment Date. After the Class A Investor Interest has been paid in full, on each Transfer Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Investor Principal Collections with respect to such Transfer Date and (b) the Class B Investor Interest will be deposited in the Distribution Account for distribution to the Class B Certificateholders until the Class B Investor Interest has been paid in full. Such amounts in the Distribution Account will be paid to the Class B Certificateholders on the Class B Scheduled Payment Date. [On each Transfer Date, if a reduction in the Required Collateral Interest has occurred, a portion of collections of Principal Receivables allocable to the Investor Interest will be applied in accordance with the loan agreement among the Trustee, DAFC, the Servicer and the Collateral Interest Holder (the "Loan Agreement") to reduce the Collateral Interest to the Required Collateral Interest. During the Controlled Accumulation Period until the final principal payment to the Class B Certificateholders, the portion of Available Investor Principal Collections not applied to Class A Monthly Principal, Class B Monthly Principal or Collateral Monthly Principal on a Transfer Date will generally be treated as Shared Principal Collections or, under certain circumstances, deposited into the Excess Funding Account.

   "Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (a) (i) collections of Principal Receivables received during such Monthly Period and certain other amounts allocable to the Investor Interest, minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period used to fund the Required Amount, plus (b) any Shared Principal Collections with respect to other Series that are allocated to Series 1998- .

   "Required Amount" for any Monthly Period shall mean the sum of (a) the Class A Required Amount and (b) the Class B Required Amount, each for such Monthly Period.

   On each Distribution Date during the Rapid Amortization Period, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections for the related Monthly Period in an amount up to the Class A Investor Interest until the earlier of the date the Class A Certificates are
paid in full and the Series 1999-   Termination Date. After payment in full of
the Class A Investor Interest, the Class B Certificateholders will be entitled to receive on each Distribution Date during the Rapid Amortization Period Available Investor Principal Collections until the earlier of the date the
Class B Certificates are paid in full and the Series 1999-   Termination Date.
After payment in full of the Class B Investor Interest, the Collateral Interest Holder will be entitled to receive on each Transfer Date (other than
the Transfer Date prior to the Series 1999-   Termination Date) and on the
Series 1999-   Termination Date, Available Investor Principal Collections
until the earlier of the date the Collateral Interest is paid in full and the
Series 1999-   Termination Date. See "--Pay Out Events" below for a discussion of events which might lead to the commencement of the Rapid Amortization
Period.

Postponement of Controlled Accumulation Period

   Upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the
 , 200 Determination Date and on each Determination Date thereafter, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of whole months expected to be required to fund the Principal Funding Account up to the initial outstanding principal amount of the Class A Certificates no later than the Class A Scheduled Payment Date, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the certificateholders of all Series (excluding certain other Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to certificateholders of all Series (excluding certain other Series) which are not expected to be in their revolving periods during the Controlled Accumulation Period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the investor interests of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Controlled Accumulation Period will not be determined to be less than one month.

Subordination

   The Class B Certificates and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Investor Interest may be reduced if the Collateral Interest is equal to zero. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Certificates and the Collateral Interest may be reduced. To the extent the Class B Investor Interest is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Investor Interest is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Investor Interest is paid in full. See "--Allocation Percentages," "-- Reallocation of Cash Flows" and "--Application of Collections--Excess Spread."

Allocation Percentages

   Pursuant to the Agreement, with respect to each Monthly Period the Servicer will allocate among the Investor Interest, the investor interest for all other Series issued and outstanding and the interest of DAFC (the "Transferor Interest"), all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Default Amounts with respect to such calendar month (each such month, a "Monthly Period").

   Collections of Finance Charge Receivables and Default Amounts at any time and collections of Principal Receivables during the Revolving Period will be allocated to the Investor Interest based on the Floating Investor Percentage. The "Floating Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the initial Investor Interest) and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal

Receivables as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the aggregate amount of Principal Receivables as of the close of business on the day immediately preceding the Closing Date) and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Finance Charge Receivables, Default Amounts or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided, however, that with respect to any Monthly Period in which an addition of Accounts occurs or in which a removal of Accounts occurs, the amount in clause (x)(A) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related date of the first addition to the Trust of Receivables in certain designated Accounts ("Addition Date") or the date of the removal from the Trust of Receivables in certain designated Accounts (the "Removal Date") and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated among the Class A Certificateholders, Class B Certificateholders and the Collateral Interest Holder based on the Class A Floating Allocation, the Class B Floating Allocation and the Collateral Floating Allocation, respectively. The "Class A Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Class B Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day. The "Collateral Floating Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day.

   Collections of Principal Receivables during the Controlled Accumulation Period and the Rapid Amortization Period will be allocated to the Investor Interest based on the Fixed Investor Percentage. The "Fixed Investor Percentage" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (x) the sum of (A) the aggregate amount of Principal Receivables as of the close of business on the last day of the prior Monthly Period and (B) the principal amount on deposit in the Excess Funding Account as of the close of business on such day and (y) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Principal Receivables for all outstanding Series for such Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date occurs or in which a Removal Date occurs, the amount in clause
(x)(A) above shall be (i) the aggregate amount of Principal Receivables in the Trust as of the close of business on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (ii) the aggregate amount of Principal Receivables in the Trust at the beginning of the day on the related Addition Date or Removal Date after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the related Addition Date or Removal Date, as the case may be, for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period. The amounts so allocated will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder based on the Class A Fixed Allocation, the Class B Fixed Allocation and the Collateral Fixed Allocation, respectively. The "Class A Fixed

Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Class B Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Investor Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period. The "Collateral Fixed Allocation" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Interest as of the close of business on the last day of the Revolving Period, and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

   "Class A Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class A Certificates, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Transfer Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Transfer Dates preceding such date; provided, however, that the Class A Investor Interest may not be reduced below zero.

   "Class A Adjusted Investor Interest" for any date of determination means an amount equal to the then current Class A Investor Interest, minus the Principal Funding Account Balance on such date.

   "Class B Investor Interest" for any date means an amount equal to (a) the aggregate initial principal amount of the Class B Certificates, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Class B Principal Collections for all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced to fund the Class A Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge Offs," and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Investor Interest may not be reduced below zero.

   ["Adjusted Investor Interest" for any date of determination means the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest, and the Collateral Interest.]

   "Collateral Interest" for any date means an amount equal to (a) the Initial Collateral Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates, minus (d) the aggregate amount of Reallocated Collateral Principal Collections for all prior Transfer Dates, minus (e) an amount equal to the aggregate amount by which the Collateral Interest has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Transfer Dates as described under "--Defaulted Receivables; Investor Charge-Offs," plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Collateral Interest may not be reduced below zero. The provider of such Credit Enhancement is referred to herein as the "Collateral Interest Holder."

   "Investor Interest", for any date of determination , means an amount equal to the sum of the Class A Investor Interest, the Class B Investor Interest, and the Collateral Interest.

Reallocation of Cash Flows

   With respect to each Transfer Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which the sum of (a) Class A Monthly Interest due on the related Distribution Date and overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, (b) the Class A Servicing Fee for the related Monthly Period and overdue Class A Servicing Fee, if any, and (c) the Class A Investor Default Amount, if any, for the related Monthly Period exceeds the Class A Available Funds for the related Monthly Period. If the Class A Required Amount
is greater than zero, Excess Spread allocated to Series 1999-   and available
for such purpose will be used to fund the Class A Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class A Required Amount, first, Reallocated Collateral Principal Collections and, then, Reallocated Class B Principal Collections will be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread, are insufficient to fund the remaining Class A Required Amount for such related Monthly Period, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Monthly Period). In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections for which the Collateral Interest was not reduced on such Transfer
Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Monthly Period over the amount of such reduction, if any, of the Collateral Interest with respect to such Monthly Period). In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Monthly Period over the amount of the reductions, if any, of the Collateral Interest and the Class B Investor Interest with respect to such Monthly Period). Any such reduction in the Class A Investor Interest will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

   With respect to each Transfer Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest due on the related Distribution Date and overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, and (ii) the Class B Servicing Fee for the related Monthly Period and overdue Class B Servicing Fee, if any, exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Investor Default Amount, if any, for the related Monthly Period. If the Class B Required Amount is greater than zero, Excess Spread allocated to Series
1999-   not required to pay the Class A Required Amount or reimburse Class A
Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Transfer Date. If such Excess Spread is insufficient to fund the Class B Required Amount, Reallocated Collateral Principal Collections not required to fund the Class A Required Amount for the related Monthly Period will be used to fund the remaining Class B Required Amount. If such Reallocated Collateral Principal Collections with respect to the related Monthly Period are insufficient to fund the remaining Class B Required Amount, then the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount of such deficiency (but not by more than the Class B Investor Default Amount for such Monthly Period). In the event that such a reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Monthly Period over the amount of such reduction of the Collateral Interest), and the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Defaulted Receivables; Investor Charge-Offs."

   Reductions of the Class A Investor Interest or Class B Investor Interest described above shall be reimbursed by, and the Class A Investor Interest or Class B Investor Interest increased to the extent of, Excess Spread available for such purposes on each Transfer Date. See "--Application of Collections-- Excess Spread." When such reductions of the Class A Investor Interest and Class B Investor Interest have been fully reimbursed, reductions of the Collateral Interest shall be reimbursed until reimbursed in full in a similar manner.

   "Reallocated Class B Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Class B Investor Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount, if any; provided, however, that such amount will not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for the related Transfer Date.

   "Reallocated Collateral Principal Collections" for any Monthly Period means collections of Principal Receivables allocable to the Collateral Interest for the related Monthly Period in an amount not to exceed the amount applied to fund the Class A Required Amount and the Class B Required Amount, if any; provided, however, that such amount will not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for the related Transfer Date.

   "Reallocated Principal Collections" for any Monthly Period means the sum of
(a) the Reallocated Class B Principal Collections for such Monthly Period, if any, and (b) the Reallocated Collateral Principal Collections for such Monthly Period, if any.

[Pre-Funding Period]

Application of Collections

   Allocations. Except as otherwise provided below, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as DNB remains the Servicer under the Agreement and (a) (i) the Servicer provides to the Trustee a letter of credit or other credit enhancement covering the risk of collection of the Servicer acceptable to the Rating Agency and (ii) DAFC shall not have received a notice from the Rating Agency that reliance on such letter of credit or other credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Series then outstanding or (b) Dillard's (so long as the Servicer is wholly-owned by Dillard's) has and maintains a long-term unsecured debt rating in one of the four highest categories assigned by each of Moody's and Standard & Poor's, or (c) such other arrangement is made by the Servicer which is approved in writing by each Rating Agency rating any Series then outstanding, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer Date") in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

   With respect to the Certificates and any Monthly Period, and notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account or the Principal Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the Collateral Interest Holder and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

   Payment of Interest, Fees and Other Items. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds in the Finance Charge Account in the following manner:

    (a) On each Transfer Date, an amount equal to the Class A Available Funds will be distributed in the following priority:

      (i) an amount equal to Class A Monthly Interest for the related Distribution Date, plus the amount of any overdue Class A Monthly Interest and Class A Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class A Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class A Servicing Fee for the related Monthly Period, plus the amount of any overdue Class A Servicing Fee, will be paid to the Servicer;

      (iii) an amount equal to the Class A Investor Default Amount, if any, for the related Monthly Period will be treated as a portion of Available Investor Principal Collections and deposited into the Principal Account for such Transfer Date; and

      (iv) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (b) On each Transfer Date, an amount equal to the Class B Available Funds will be distributed in the following priority:

      (i) an amount equal to Class B Monthly Interest for the related Distribution Date, plus the amount of any overdue Class B Monthly Interest and Class B Additional Interest thereon, if any, will be deposited into the Distribution Account for distribution to Class B Certificateholders on such Distribution Date;

      (ii) an amount equal to the Class B Servicing Fee for the related Monthly Period, plus the amount of any overdue Class B Servicing Fee, will be paid to the Servicer; and

      (iii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

    (c) On each Transfer Date, an amount equal to the Collateral Available Funds will be distributed in the following priority:

      (i) if neither DNB nor the Trustee is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer; and

      (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed as described under "--Excess Spread."

   "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) the Class A Certificate Rate for related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class A Certificates as of the related Record Date; provided, however, that with respect to the first Distribution Date, Class A Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class A Certificates at the applicable Class A Certificate Rate for the period
from the Closing Date through      , 1999 (calculated as though there were 30
days in       ).

   "Class B Monthly Interest" means, with respect to any Distribution Date, the product of (i) the Class B Certificate Rate for the related Interest Period, (ii) the actual number of days in such Interest Period divided by 360 and (iii) the outstanding principal balance of the Class B Certificates as of the related Record Date; provided, however, with respect to the first Distribution Date, Class B Monthly Interest will be equal to the interest accrued on the initial outstanding principal balance of the Class B Certificates at the applicable Class B Certificate Rate for the period from
the Closing Date through       , 1999 (calculated as though there were 30 days
in    ).

   "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the Collateral Floating Allocation of collections of Finance Charge Receivables allocated to the Investor Interest with respect to such Monthly Period.

   "Excess Spread" means, with respect to any Transfer Date, an amount equal to the sum of the amounts described in clause (a) (iv), clause (b) (iii) and clause (c) (ii) above. To the extent such amounts are insufficient to make the distributions required by subparagraphs (a) through (j) below under "--Excess Spread," Excess Spread shall also be deemed to include any Excess Finance
Charge Collections allocable to other Series available to Series 1999-   in
accordance with the Agreement. See "--Shared Excess Finance Charge
Collections."

   Excess Spread. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread with respect to the related Monthly Period, to make the following distributions in the following priority:

    (a) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund the Class A Required Amount; provided, that in the event the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread, such Excess Spread shall be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (a) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (a) (ii) above under "--Payment of Interest, Fees and Other Items" and third to pay amounts due with respect to such Transfer Date pursuant to clause (a) (iii) above under "--Payment of Interest, Fees and Other Items;"

    (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Transfer Date of certain other amounts applied for that purpose) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (c) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund the Class B Required Amount and will be applied first to pay amounts due with respect to such Transfer Date pursuant to clause (b) (i) above under "--Payment of Interest, Fees and Other Items," second to pay amounts due with respect to such Transfer Date pursuant to clause (b) (ii) above under "--Payment of Interest, Fees and Other Items" and third, the amount remaining, up to the Class B Investor Default Amount, will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (d) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Certificateholders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (e) an amount equal to the Collateral Monthly Interest for such Transfer Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Transfer Date, will be distributed to the Collateral Interest Holder for distribution in accordance with the Loan Agreement;

    (f) if DNB or the Trustee is the Servicer, an amount equal to the Collateral Interest Servicing Fee for the related Monthly Period, plus the amount of any overdue Collateral Interest Servicing Fee, will be paid to the Servicer;

    (g) an amount equal to the aggregate Collateral Default Amount, if any, for such Transfer Date will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (h) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be deposited into the Principal Account and treated as a portion of Available Investor Principal Collections for such Transfer Date as described under "--Payments of Principal" below;

    (i) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account," an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount will be deposited into the Reserve Account;

    (j) an amount equal to the amounts determined to be payable pursuant to the Loan Agreement shall be paid to the Collateral Interest Holder; and

    (k) the balance, if any, after giving effect to the payments made pursuant to subparagraphs (a) through (j) above, will constitute Excess Finance Charge Collections to be applied with respect to other Series in accordance with the Agreement.

   "Collateral Monthly Interest" with respect to any Transfer Date will equal
the product of (a) an amount equal to LIBOR plus   % per annum, or such lesser
amount as may be designated in the Loan Agreement (the "Collateral Rate"), (b) the actual number of days in the related Interest Period divided by 360 and
(c) the Collateral Interest as of the related Record Date or, with respect to the first Transfer Date, the Initial Collateral Interest.

   The figure on the next page demonstrates the application of collections of Finance Charge Receivables allocated to Series 1999- . The figure is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the attached prospectus.

Allocations of Collections of Finance Charge Receivables


   Payments of Principal. On each Transfer Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) on deposit in the Principal Account in the following manner:

    (a) on each Transfer Date with respect to the Revolving Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder in accordance with the Loan
    Agreement; and

      (ii) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the attached prospectus;

    (b) on each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

      (i) an amount equal to Class A Monthly Principal will be (i) during the Controlled Accumulation Period, deposited in the Principal Funding Account (up to the Controlled Deposit Amount for such Transfer Date) or
    (ii) during the Rapid Amortization Period, distributed to the Class A Certificateholders; and

      (ii) for each Transfer Date after the Class A Investor Interest has been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the Class B Monthly Principal for such Transfer Date will be distributed to the Class B Certificateholders;

    (c) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period in which a reduction in the Required Collateral Interest has occurred, Available Investor Principal Collections not applied to Class A Monthly Principal or Class B Monthly Principal will be applied to reduce the Collateral Interest to the Required Collateral Interest; and

    (d) on each Transfer Date with respect to the Controlled Accumulation Period and the Rapid Amortization Period, the balance of Available Investor Principal Collections not applied pursuant to (b) and (c) above, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" herein and in the attached prospectus.

   The final distribution of principal and interest on the Certificates will
be made no later than the     Distribution Date in the manner provided in
"Description of the Certificates--Final Payment of Principal; Termination" in
the attached prospectus. Series 1999-   will terminate on the earliest to
occur of (a) the Distribution Date on which the Investor Interest is paid in
full, (b) the     Distribution Date or (c) the Trust Termination Date (such
earliest to occur, the "Series 1999-   Termination Date"). After the Series
1999-   Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

   "Class A Monthly Principal" means, with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, prior to the payment in full of the Class A Investor Interest, an amount equal to the least of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, and on or prior to the Class A Scheduled Payment Date, the applicable Controlled Deposit Amount for such Transfer Date and (iii) the Class A Adjusted Investor Interest prior to any deposits on such Transfer Date.

   "Class B Monthly Principal" means, with respect to any Transfer Date relating to the Controlled Accumulation Period or the Rapid Amortization Period, after the Class A Certificates have been paid in full (after taking into account payments to be made on the related Distribution Date), an amount equal to the lesser of (i) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Transfer Date) and (ii) the Class B Investor Interest for such Transfer Date.

   "Collateral Monthly Principal" means (a) with respect to any Transfer Date relating to the Revolving Period following any reduction of the Required Collateral Interest pursuant to clause (3) of the proviso in the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer Date) over the Required Collateral Interest on such Transfer Date, and (ii) the Available Investor Principal Collections on such Transfer Date or (b) with respect to any Transfer Date relating to the Controlled Accumulation Period or Rapid Amortization Period, an amount equal to the lesser of (i) the excess, if any, of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments thereto for the benefit of the Class A Certificateholders and the Class B Certificateholders on such Transfer
Date) over the Required Collateral Interest on such Transfer Date, and (ii) the excess, if any, of (A) the Available Investor Principal Collections on such Transfer Date over (B) the sum of the Class A Monthly Principal and the Class B Monthly Principal for such Transfer Date.

   "Controlled Accumulation Amount" means (a) for any Transfer Date with respect to the Controlled Accumulation Period, prior to the payment in full of the Class A Investor Interest, $ ; provided, however, that if the commencement of the Controlled Accumulation Period is delayed as described above under "--Postponement of Controlled Accumulation Period," the Controlled Accumulation Amount may be higher than the amount stated above for each Transfer Date with respect to the Controlled Accumulation Period and will be determined by the Servicer in accordance with the Agreement based on the principal payment rates for the Accounts and on the investor interests of other Series (other than certain excluded Series) which are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period and (b) for any Transfer Date with respect to the Controlled Accumulation Period after the payment in full of the Class A Investor Interest, an amount equal to the Class B Investor Interest on such Transfer Date.

   "Accumulation Shortfall" means (a) on the first Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such Transfer Date and
(b) on each subsequent Transfer Date with respect to the Controlled Accumulation Period, the excess, if any, of the applicable Controlled Accumulation Amount for such subsequent Transfer Date plus any Accumulation Shortfall for the prior Transfer Date over the amount distributed from the Principal Account as Class A Monthly Principal for such subsequent Transfer Date.

   The figure on the next page demonstrates the manner in which collections of Principal Receivables are allocated and applied to Series 1999- . The figure is a simplified demonstration of certain allocation and payment provisions and is qualified by the full descriptions of these provisions in this prospectus supplement and the prospectus.

Allocations of Collections of Principal Receivables


Shared Excess Finance Charge Collections

   Any Series may be included in a Group of Series ("Group I") which may be issued by the Trust from time to time. There are currently no series included in Group I. Group I is currently the only Group in the Trust. Each Series in Group I will be entitled to share Excess Finance Charge Collections in the manner, and to the extent, described below with each other Series, if any, in Group I. The Series Supplement with respect to each Series will specify whether such Series will be included in a Group. Collections of Finance Charge Receivables and certain other amounts allocable to the Investor Interest of any Series that is included in Group I in excess of the amounts necessary to make required payments with respect to such Series (including payments to any related Credit Enhancement Providers) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series included in Group I, pro rata based upon the amount of the shortfall, if any, with respect to each other Series in Group I. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series in a Group will be paid to the holder of the Transferor Certificate. While any Series offered hereby may be included in a Group, there can be no assurance that (a) any other Series will be included in such Group or
(b) there will be any Excess Finance Charge Collections with respect to such Group for any Monthly Period. Excess Finance Charge Collections permit coverage of shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to Series 1999- using Excess Finance Charge Collections from other Series which would otherwise be paid to DAFC to cover shortfalls in amounts payable from Excess Spread as described above under "--Application of Collections--Excess Spread." While DAFC believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Series in a Group will not have adverse regulatory implications for it, there can be no assurance that this will continue to be true in the future.

Shared Principal Collections

   Collections of Principal Receivables for any Monthly Period allocated to the Investor Interest will first be used to cover, with respect to any Monthly Period during the Controlled Accumulation Period, deposits of the applicable Controlled Deposit Amount to the Principal Funding Account or the Distribution Account, and during the Rapid Amortization Period, payments to the Certificateholders and then under certain circumstances payments to the Collateral Interest Holder. The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period allocated to the Investor Interest remaining after covering required payments to the Certificateholders and any similar amount remaining for any other Series ("Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders and deposits to principal funding accounts, if any, for any Series entitled thereto which have not been covered out of the collections of Principal Receivables allocable to such Series and certain other amounts for such Series ("Principal Shortfalls"). Shared Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the Transferor Certificate or, under certain circumstances, deposited into the Excess Funding Account.

Required Collateral Interest

   The "Required Collateral Interest" with respect to any Transfer Date means
(i) initially $    (the "Initial Collateral Interest") and (ii) thereafter on each Transfer Date an amount equal to % of the sum of the Class A Adjusted Investor Interest, the Class B Investor Interest and the Collateral Interest on such Transfer Date, after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date, and the Collateral Interest on the prior Transfer Date
after any adjustments made on such Transfer Date, but not less than $   ;
provided, however, (1) that if certain reductions in the Collateral Interest are made or if a Pay Out Event occurs, the Required Collateral Interest for such Transfer Date shall equal the Required Collateral Interest for the Transfer Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Collateral Interest exceed the unpaid principal amount of the Certificates as of the last day of the Monthly Period preceding such Transfer Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Interest may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

   "Rating Agency Condition" means the notification in writing by each Rating Agency that a proposed action will not result in such Rating Agency reducing or withdrawing its then-existing rating of the investor certificates of any outstanding Series or class with respect to which it is a Rating Agency.

   With respect to any Transfer Date, if the Collateral Interest is less than the Required Collateral Interest, certain Excess Spread, if available, will be allocated to increase the Collateral Interest to the extent of such shortfall. Any of such Excess Spread not required to be so allocated or deposited into the Reserve Account with respect to any Transfer Date will be applied in accordance with the Loan Agreement. See "--Application of Collections--Excess Spread."

Adjustment Payments

   If on any business day the Servicer adjusts the amount of any Principal Receivable due to a Dilution, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of such adjustment on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest (an "Adjustment Payment"). Adjustment Payments made by the transferor will be treated as Excess Spread. If the Transferor fails to pay such amount when due, Excess Spread and Reallocated Principal Collections with respect to Series 1999- may be applied for such purpose. To the extent such amounts are insufficient to cover the portion of the unpaid Adjust Payments allocated to Series 1999- , there will be an Investor charge-off as described below.

Defaulted Receivables; Dilutions; Investor Charge-Offs

   On or before each Transfer Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of (a) the Floating Investor Percentage with respect to such Monthly Period and (b) the sum of (x) the aggregate amount of Receivables in Defaulted Accounts (the "Default Amount") for such Monthly Period and (y) the aggregate amount of unpaid Adjustment Payments for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class A Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Investor Default Amount") on each Transfer Date in an amount equal to the product of the Class B Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "Collateral Default Amount") on each Transfer Date in an amount equal to the product of the Collateral Floating Allocation applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

   On each Transfer Date, if the Class A Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Principal Collections available to fund such amount with respect to the Monthly Period immediately preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. In the event that such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not more than the Class A Investor Default Amount for such Transfer Date (a "Class A Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose as described under "-- Application of Collections--Excess Spread."

   On each Transfer Date, if the Class B Investor Default Amount for such Transfer Date exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount with respect to the Monthly Period preceding such Transfer Date, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) will be reduced by the amount of such excess but not more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated

Principal Collections on such Transfer Date and after giving effect to any adjustments with respect thereto as described in the preceding paragraph) for such Transfer Date. In the event that such reduction would cause the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero and the Class B Investor Interest will be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not more than the Class B Investor Default Amount for such Transfer Date (a "Class B Investor Charge-Off"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Collateral Principal Collections on such Transfer Date) and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest. The Class B Investor Interest will thereafter be reimbursed (but not in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections--Excess Spread."

   On each Transfer Date, if the Collateral Default Amount for such Transfer Date exceeds the amount of Excess Spread which is allocated and available to fund such amount as described under " --Application of Collections--Excess Spread," the Collateral Interest will be reduced by the amount of such excess but not more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest or to the Class B Certificates to avoid a reduction in the Class B Investor Interest. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under "--Application of Collections-- Excess Spread."

Servicer Guarantee

   The obligations of the Servicer under the Agreement will be guaranteed (the "Servicer Guarantee") by Dillard's pursuant to a guarantee agreement in favor of the Trustee.

Principal Funding Account

   Pursuant to the Series 1999-   Supplement, the Trustee at the direction of
the Servicer will establish and maintain an Eligible Deposit Account held for the benefit of the Certificateholders (the "Principal Funding Account"). During the Controlled Accumulation Period, the Trustee at the direction of the Servicer will transfer collections in respect of Principal Receivables (other than Reallocated Principal Collections) and Shared Principal Collections from
other Series, if any, allocated to Series 1999-   from the Principal Account
to the Principal Funding Account as described under "--Application of Collections." Such collections will be retained in the Principal Funding Account and ultimately used to pay the principal of the Class A Certificates on the Class A Scheduled Payment Date or the first Distribution Date with respect to the Rapid Amortization Period, whichever occurs earlier.

   Funds on deposit in the Principal Funding Account will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "Principal Funding Investment Proceeds") will be applied on each Transfer Date as Class A Available Funds. If, for any Transfer Date, the Principal Funding Investment Proceeds are less than an amount equal to the product of (a) (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Certificate Rate in effect with respect to such Interest Period and (b) the Principal Funding Account Balance as of the Record Date preceding such Transfer Date (the "Class A Covered Amount"), the amount of such deficiency (the "Class A Principal Funding Investment Shortfall") shall be withdrawn, to the extent available, from the Reserve Account and deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of Class A Monthly Interest.

[Reserve Account

   Pursuant to the Series 1999-   Supplement, the Trustee will establish and
maintain an Eligible Deposit Account held for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assist with the subsequent distribution of interest on the Certificates during the Controlled Accumulation Period. On each Transfer Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread allocated to the Certificates (to the extent described above under "--Application of Collections--Excess Spread") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). The "Reserve Account Funding Date" will be the Transfer Date with respect to the Monthly Period which commences no later than three months prior to the commencement of the Controlled Accumulation Period, or such earlier date as the Servicer may determine. The "Required Reserve Account Amount" for any Transfer Date on or after the Reserve Account Funding Date will be equal to (a) % of the outstanding principal balance of the Class A Certificates or (b) any other amount designated by DAFC; provided, that if such designation is of a lesser amount, DAFC shall have provided the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and DAFC shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of DAFC, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 1999- . On each Transfer Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Transfer Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

   Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Transfer Date) will be invested to the following Transfer Date by the Trustee at the direction of the Servicer in Permitted Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Finance Charge Account and treated as Class A Available Funds.

   On or before each Transfer Date with respect to the Controlled Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Finance Charge Account and included in collections of Finance Charge Receivables to be applied to the payment of the Class A Monthly Interest for such Transfer Date in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Transfer Date and (b) the Class A Principal Funding Investment Shortfall with respect to such Transfer Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Transfer Date. On each Transfer Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer Date.

   The Reserve Account will be terminated upon the earlier to occur of (a) the termination of the Trust pursuant to the Agreement and (b) if the Controlled Accumulation Period has not commenced, the first Transfer Date with respect to the Rapid Amortization Period or, if the Controlled Accumulation Period has commenced, the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.]

Issuance of Additional Certificates

   The Series 1999-   Supplement provides that, from time to time during the
Revolving Period, DAFC may, subject to certain conditions described below, cause the Trustee to issue additional Certificates ("Additional Certificates") and to increase the size of the Collateral Interest (each such issuance, an "Additional Issuance"). When issued, the Additional Certificates of each Class will be identical in all respects to the other outstanding Certificates of that Class and will be equally and ratably entitled to the benefits of the Agreement without preference, priority or distinction.

   In connection with each Additional Issuance, a pro rata principal amount of each Class of Certificates will be issued and there will be a pro rata increase in the Collateral Interest.

   As of the date of any Additional Issuance, the Collateral Interest, the Controlled Accumulation Amount and the Investor Interest for each Class of this Series will be increased proportionately to reflect the aggregate face amount of the Additional Certificates.

   Additional Certificates may be issued only upon the satisfaction of certain
conditions provided in the Series 1999-   Supplement, including the following:

    (a) on or before the fifth Business Day immediately preceding the date on which the Additional Certificates are to be issued, DAFC will have given the Trustee, the Servicer and the Rating Agencies notice of such issuance and the date upon which it is to occur, (b) after giving effect to the Additional Issuance, the total amount of Principal Receivables will be greater than or equal to the Minimum Aggregate Principal Receivables, (c) DAFC shall have delivered evidence of the proportional increase in the Collateral Interest to the Trustee and the Rating Agencies, (d) the Rating Agency Condition shall have been satisfied with respect to the Additional Issuance, (e) DAFC shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of DAFC, such Additional Issuance will not have a material adverse effect on any outstanding Class of this Series, (f) as of the date of the Additional Issuance there shall be no Investor Charge-Offs with respect to any Class of this Series and (g) DAFC shall have delivered to the Trustee a Tax Opinion with respect to the Additional Issuance. There are no restrictions on the timing or amount of any Additional Issuance other than the foregoing conditions.

Companion Series

   The Series 1999-   Certificates may be paired with one or more other Series
(each a "Companion Series"). Each Companion Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of such Companion Series, funded primarily from the proceeds for the sale of such Companion Series, or will have a variable principal amount. Any such prefunding account will be held for the benefit of such Companion Series and not for the benefit of Certificateholders. As principal
is paid with respect to the Series 1999-   Certificates, either (i) in the
case of a prefunded Companion Series, an equal amount of funds on deposit in any prefunding account for such prefunded Companion Series will be released (which funds will be distributed to DAFC) or (ii) in the case of a Companion Series having a variable principal amount, an interest in such variable Companion Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to DAFC) and, in either case, the invested amount in the Trust of such Companion Series will increase by up to corresponding amount. The issuance of a Companion Series will be subject to the conditions described under "Description of the Certificates--Exchanges" in the attached prospectus. There can be no assurance, however, that the terms of any Companion Series might not have an impact on the timing or amount of
payments received by a Series 1999-   Certificateholder. In particular, the
denominator of the Fixed Investor Percentage may be increased upon the occurrence of a Pay Out Event with respect to a Companion Series resulting in a possible reduction of the percentage of collections of Principal Receivables
allocated to Series 1999-   if such event allowed the payment of principal at
such time to the Companion Series and required reliance by Series 1999-   on
clause (y) of the denominator of the Fixed Investor Percentage for Series 1999- . See "Maturity Considerations" and "--Allocation Percentages" in this supplement.

Pay Out Events

   As described above, the Revolving Period will continue through the close of
business on the last day of the    Monthly Period (unless such date is
postponed as described under "--Postponement of Controlled Accumulation Period"), unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

    (a) failure on the part of DAFC (i) to make any payment or deposit on the date required under the Agreement (or within the applicable grace period which shall not exceed five days) or (ii) to observe or perform in any material respect any other covenants or agreements of DAFC set forth in the
  Agreement or the Series 1999-   Supplement, which failure has a material
  adverse effect on the Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) and which continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the Certificateholders (which determination shall be made without regard to the existence of the Collateral Interest) for such period;

    (b) any representation or warranty made by DAFC in the Agreement or the
  Series 1999-   Supplement, or any information required to be given by DAFC to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected (which determination shall be made without regard to the existence of the Collateral Interest) and continue to be materially and adversely affected for such period; provided, however, that a Pay Out Event pursuant to this clause (b) shall not be deemed to occur thereunder if DAFC has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

    (c) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the average of the Base Rates for such period;

    (d) a failure by DAFC to convey Receivables arising under Additional Accounts, or Participations, to the Trust when required by the Agreement;

    (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

    (f) insufficient funds in the Distribution Account to pay the Class A Investor Interest in full on the Class A Scheduled Payment Date or the Class B Investor Interest in full on the Class B Scheduled Payment Date;

    (g) certain events of bankruptcy, insolvency, conservatorship or receivership relating to DAFC;

    (h) DAFC becomes unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

    (i) the Trust is subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

   In the case of any event described in clause (a), (b) or (e) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, either the Trustee or Certificateholders and the Collateral Interest Holder evidencing undivided interests aggregating more than 50% of the Investor Interest, by written notice to DAFC and the Servicer (and to the Trustee if given by the Certificateholders) declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (g), (h) or (i), a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (c),
(d) or (f), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificateholders, the Collateral Interest Holder or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier
than the close of business on the last day of the    Monthly Period
Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

   See "Description of the Certificates--Pay Out Events" in the attached prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of DAFC.

Servicing Compensation and Payment of Expenses

   The Servicer will receive a fee as servicing compensation from the related Trust in respect of each Series in the amounts and at the times specified in the related prospectus supplement (the "Servicing Fee"). The Servicing Fee may be payable from Finance Charge Receivables, Interchange or other amounts as specified in the related prospectus supplement. The share of the Servicing Fee allocable to the Investor Interest with respect to any Transfer Date (the
"Investor Servicing Fee") shall be equal to    of the product of (a)  % and
(b) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, with respect to the first Transfer Date, the Investor Servicing Fee shall be equal to the product of (i) a fraction the numerator of which is the number of days from and including the
Closing Date to and including the last day of the    Monthly Period and the
denominator of which is 360, (ii) % and (iii) the Investor Interest on the Closing Date.

   The share of the Investor Servicing Fee allocable to the Class A Certificateholders with respect to any Transfer Date (the "Class A Servicing Fee") shall be equal to [one-twelfth] of the product of (a) the Class A Floating Allocation, (b) % (the "Net Servicing Fee Rate") and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class A Servicing Fee shall be equal to the product of (i) the Class A Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of
the      , 1999 Monthly Period and the denominator of which is 360, (iii) the
Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. The share of the Investor Servicing Fee allocable to the Class B Certificateholders with respect to any Transfer Date (the "Class B Servicing Fee") shall be equal to [one-twelfth] of the product of (a) the Class B Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Class B Servicing Fee shall be equal to the product of (i) the Class B Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including the last day of
the       1999 Monthly Period and the denominator of which is 360, (iii) the
Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. The share of the Investor Servicing Fee allocable to the Collateral Interest Holder with respect to any Transfer Date (the "Collateral Interest Servicing Fee") shall be equal to [one-twelfth] of the product of (a) the Collateral Floating Allocation, (b) the Net Servicing Fee Rate and (c) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall be equal to the product of
(i) the Collateral Floating Allocation, (ii) a fraction, the numerator of which is the number of days from and including the Closing Date to and
including the last day of the       1999 Monthly Period and the denominator of
which is 360, (iii) the Net Servicing Fee Rate and (iv) the Investor Interest on the Closing Date. Pursuant to the Agreement, the amount by which the Servicing Fee exceeds the Investor Servicing Fee will be paid from amounts allocable to the Transferor Certificate and to other Series. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof as described under "--Application of Collections."

   The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

Reports to Certificateholders

   On each Transfer Date, the Trustee will forward to each Certificateholder of record, a statement prepared by the Servicer setting forth the items described in "Description of the Certificates--Reports to Certificateholders" in the attached prospectus. In addition, such statement will include (a) the amount, if any, withdrawn from the Principal Funding Account for such Transfer Date, and (b) the Collateral Interest, if any, for such Transfer Date. So long as the Certificates are listed on the Luxembourg Stock Exchange, notice to Certificateholders will be given by publication in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort). In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to their addresses as they appear on the register maintained by the Trustee.

                        Listing And General Information

   Application will be made to list the Class A Certificates and the Class B Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the organizational documents of the Transferor, as well as legal notice relating to the issuance of the Class A Certificates and the Class B Certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request.

   The Class A and the Class B Certificates have been accepted for clearance through the facilities of DTC, Cedel and Euroclear. The CUSIP numbers for the
Class A Certificates and the Class B Certificates are     and    ,
respectively; the International Securities Identification Numbers (ISIN) for
the Class A Certificates and the Class B Certificates are US    and US
respectively; the Common Code numbers for the Class A Certificates and the
Class B Certificates are     and    , respectively.

   [Copies of the Agreement the annual report of independent public accountants described in "Description of the Certificates--Evidence as to Compliance" in the attached prospectus, the documents listed under "Where You Can Find More Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Certificates-- Reports to Certificateholders" in the attached prospectus will be available free of charge at the office of Banque Generale du Luxembourg, S.A. (the "Listing Agent"), 50 Avenue J.F. Kennedy, L-2951, Luxembourg. Financial information regarding the Transferor is included in the consolidated financial statements of Dillard's Inc. in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 [and Quarterly Report on Form 10-Q for the
quarter ended     , 1999]. Such report is available, and reports for
subsequent years will be available, at the office of the Listing Agent.]

   So long as there is no Paying Agent and Transfer Agent in Luxembourg, Banque Generale du Luxembourg, S.A. will act as intermediary agent in Luxembourg. In the event that Definitive Certificates are issued, a Paying Agent and Transfer Agent will be appointed in Luxembourg.

   The Certificates, the Agreement and the Series 1999-   Supplement are
governed by the laws of the State of New York.

                             ERISA Considerations

   Section 406 of the Employee Retirement Income Security Act of 1979, as amended ("ERISA") and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

Class A Certificates

   A violation of the prohibited transaction rules could occur if the Class A Certificates were to be purchased with assets of any Plan if the Transferor, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a regulation (the "Plan Asset Regulation") issued by the Department of Labor ("DOL"). The Transferor, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Transferor, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying prospectus.

   Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A Certificates will represent beneficial interests in the Trust, and despite the agreement of the Transferor and the Certificate Owners to treat the Class A Certificates as debt instruments, the Class A Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and Section 4975 of the Code, unless the exception for "publicly-offered securities" is applicable as described in the accompanying prospectus. The Underwriters anticipate that the Class A Certificates will meet the criteria for treatment as "publicly-offered securities" as described in the accompanying prospectus. No restrictions will be imposed on the transfer of the Class A Certificates. It is expected that the Class A Certificates will be held by at least 100 or more investors who were independent of the issuer and of one another ("Independent Investors") at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. The Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

   If the foregoing exception under the Plan Asset Regulation were not satisfied, transactions involving the Trust and Parties in Interest with respect to a Plan that purchases or holds Class A Certificates might be prohibited under Section 406 of ERISA and/or Section 4975 of the Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Code unless an exemption were available. The five DOL class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Class A Certificate by a Plan.

Class B Certificates

   The Underwriter currently does not expect that the Class B Certificates will be held by at least 100 Independent Investors and, therefore, does not expect that such Class B Certificates will qualify as publicly-offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.

Consultation with Counsel

   In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

   Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this prospectus supplement.

                                 Underwriting

   Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") between DAFC and the underwriters named below (the "Underwriters"), DAFC has agreed to sell to the Underwriters of the Class A Certificates (the "Class A Underwriters") and the Underwriter of the Class B Certificates (the "Class B Underwriter"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates and the Class B Certificates, as applicable, set forth opposite its name:

                                                            Principal Amount of
Class A Underwriters                                        Class A Certificates
--------------------                                        --------------------
                                                                    $
                                                                    $
                                                                    ----
  Total....................................................         $

                                                            Principal Amount of
Class B Underwriter                                         Class B Certificates
-------------------                                         --------------------
                                                                    $

   The price to public, Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A and Class B Certificates, respectively, shall be as follows:

                                    Underwriting     Selling
                        Price to    discount and concessions, not  Reallowance,
                        public:     commissions:    to exceed:    not to exceed:
                        --------    ------------ ---------------- --------------
Class A Certificates..          (%)         (%)            (%)             (%)
Class B Certificates..       (%)            (%)            (%)             (%)

   After the offering is completed, DAFC will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                         Proceeds to
                                     Transferor (as % of     Underwriting
                         Proceeds to the principal amount    discounts and    Additional
                         Transferor  of the Certificates)     concessions  offering expenses
                         ----------- --------------------    ------------- -----------------
Class A Certificates.... ($)                             (%) ($)           ($)
Class B Certificates.... ($)                             (%) ($)           ($)

   After the public offering, the public offering price and other selling terms may be changed by the Class A Underwriters and Class B Underwriters, as the case may be.

   Each Underwriter has represented and agreed that (a) it only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

   DAFC will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

   The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor any of the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

   [This prospectus supplement and the attached prospectus may be used by in connection with offers and sales related to market-making
transactions in the Certificates.       may act as principal or agent in such
transactions. Such sales will be made at prices related to prevailing market
prices at the time of sale.       has no obligation to make a market in the
Certificates and any such market-making may be discontinued at any time
without notice, in its sole discretion.       is among the Underwriters
participating in the initial distribution of the Certificates.]

                               Exchange Listing

   We will apply to list the Certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Banque Generale du Luxembourg, S.A., the Luxembourg listing agent for the Certificates, 50 Avenue J.F. Kennedy, L-2951 Luxembourg, phone number (352) 42421, to determine whether or not the Certificates are listed on the Luxembourg Stock Exchange.

                                 Legal Matters

   Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the Certificates will
be passed upon for the Underwriters by       , [New York, New York].

                    Index of Terms for Prospectus Supplement

                                                                       Term Page
                                                                       ---------
Accounts..............................................................   S-21
Accumulation Period Length............................................   S-38
Accumulation Shortfall................................................   S-47
Addition Date.........................................................   S-39
Additional Certificates...............................................   S-56
Additional Interest...................................................   S-35
Additional Issuance...................................................   S-56
Adjusted Investor Interest............................................   S-41
Adjustment Payment....................................................   S-52
Agreement.............................................................   S-21
Available Investor Principal Collections..............................   S-31
Available Reserve Account Amount......................................   S-56
Base Rate.............................................................   S-29
Cedel.................................................................   S-34
Certificateholders....................................................   S-21
Certificates..........................................................   S-21
Class A Additional Interest...........................................   S-35
Class A Adjusted Investor Interest....................................   S-41
Class A Available Funds...............................................   S-35
Class A Certificate Rate..............................................   S-35
Class A Certificateholders............................................   S-21
Class A Certificates..................................................   S-21
Class A Covered Amount................................................   S-55
Class A Fixed Allocation..............................................   S-40
Class A Floating Allocation...........................................   S-39
Class A Investor Charge-Off...........................................   S-53
Class A Investor Default Amount.......................................   S-53
Class A Investor Interest.............................................   S-40
Class A Monthly Interest..............................................   S-45
Class A Monthly Principal.............................................   S-48
Class A Principal Funding Investment Shortfall........................   S-55
Class A Required Amount...............................................   S-41
Class A Scheduled Payment Date........................................   S-28
Class A Servicing Fee.................................................   S-59
Class A Underwriters..................................................   S-64
Class B Additional Interest...........................................   S-35
Class B Available Funds ..............................................   S-35
Class B Certificate Rate..............................................   S-35
Class B Certificateholders............................................   S-21
Class B Certificates..................................................   S-21
Class B Fixed Allocation..............................................   S-40
Class B Floating Allocation...........................................   S-39
Class B Investor Charge-Off...........................................   S-54
Class B Investor Default Amount.......................................   S-53
Class B Investor Interest.............................................   S-41
Class B Monthly Interest..............................................   S-45
Class B Monthly Principal.............................................   S-49
Class B Required Amount...............................................   S-42
Class B Scheduled Payment Date........................................   S-28

                                                                       Term Page
                                                                       ---------
Class B Servicing Fee.................................................   S-60
Class B Underwriter...................................................   S-64
Closing Date..........................................................   S-35
Collateral Available Funds............................................   S-45
Collateral Charge-Off.................................................   S-56
Collateral Default Amount.............................................   S-53
Collateral Fixed Allocation...........................................   S-40
Collateral Floating Allocation........................................   S-39
Collateral Interest...................................................   S-41
Collateral Interest Holder............................................   S-43
Collateral Interest Servicing Fee.....................................   S-60
Collateral Monthly Interest...........................................   S-47
Collateral Monthly Principal..........................................   S-47
Collateral Rate.......................................................   S-47
Companion Series......................................................   S-57
Controlled Accumulation Amount........................................   S-47
Controlled Accumulation Period........................................   S-28
Controlled Deposit Amount.............................................   S-28
Cut-Off Date..........................................................   S-23
Default Amount........................................................   S-53
Dillard's Portfolio...................................................   S-23
Dilution..............................................................   S-26
Distribution Date.....................................................   S-35
DOL...................................................................   S-62
DTC...................................................................   S-34
ERISA.................................................................   S-62
Euroclear.............................................................   S-34
Excess Finance Charge Collections.....................................   S-51
Excess Funding Account................................................   S-37
Excess Spread.........................................................   S-45
Fixed Investor Percentage.............................................   S-40
Floating Investor Percentage..........................................   S-39
Group I...............................................................   S-51
Independent Investors.................................................   S-62
Initial Collateral Interest...........................................   S-52
Interest Period.......................................................   S-33
Investor Default Amount...............................................   S-53
Investor Interest.....................................................   S-41
Investor Servicing Fee................................................   S-59
LIBOR.................................................................   S-36
LIBOR Determination Date..............................................   S-36
Listing Agent.........................................................   S-61
Loan Agreement........................................................   S-37
Minimum Aggregate Principal Receivables...............................   S-24
Minimum Transferor Interest...........................................   S-23
Monthly Period........................................................   S-39
Net Servicing Fee Rate................................................   S-59
Parties in interest...................................................   S-62
Pay Out Event.........................................................   S-58
Plan Asset Regulation.................................................   S-62

                                                                       Term Page
                                                                       ---------
Plans.................................................................   S-62
Portfolio Yield.......................................................   S-30
Principal Funding Account.............................................   S-54
Principal Funding Account Balance.....................................   S-28
Principal Funding Investment Proceeds.................................   S-55
Principal Shortfalls..................................................   S-51
Rapid Amortization Period.............................................   S-21
Rating Agency Condition...............................................   S-52
Reallocated Class B Principal Collections.............................   S-43
Reallocated Collateral Principal Collections..........................   S-43
Reallocated Principal Collections.....................................   S-43
Receivables...........................................................   S-21
Record Date...........................................................   S-33
Recoveries............................................................   S-23
Reference Banks.......................................................   S-36
Removal Date..........................................................   S-39
Removed Accounts......................................................   S-24
Required Amount.......................................................   S-37
Required Collateral Interest..........................................   S-52
Required Reserve Account Amount.......................................   S-55
Reserve Account.......................................................   S-55
Reserve Account Funding Date..........................................   S-55
Revolving Period......................................................   S-36
Series 1999-  Certificates............................................   S-21
Series 1999-  Termination Date .......................................   S-48
Series 1999-  Supplement..............................................   S-21
Services Guarantee....................................................   S-54
Servicing Fee.........................................................   S-59
Shared Principal Collections..........................................   S-51
Telerate Page 3750....................................................   S-36
Transfer Date.........................................................   S-43
Transferor Certificate................................................   S-33
Transferor Interest...................................................   S-39
Transferor Percentage.................................................   S-33
Trust Portfolio.......................................................   S-23
Underwriters..........................................................   S-64
Underwriting Agreement................................................   S-64
US....................................................................   S-34

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We can + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

SUBJECT TO COMPLETION, DATED      , 1999
                                        A certificate
                                        is not a
                                        deposit and
                                        neither the
                                        certificates
                                        nor the
                                        underlying
                                        accounts or
                                        receivables
                                        are insured or
                                        guaranteed by
                                        the Federal
                                        Deposit
                                        Insurance
                                        Corporation or
                                        any other
                                        governmental
                                        agency.

Prospectus

DILLARD CREDIT CARD MASTER TRUST
Issuer

Dillard Asset Funding Company
Transferor

Dillard National Bank
Servicer

Asset Backed Certificates

                                        The
                                        certificates
                                        will represent
                                        interests in
                                        the trust only
                                        and will not
                                        represent
                                        interests in
                                        or obligations
                                        of Dillard
                                        Asset Funding
                                        Company, the
                                        servicer or
                                        any of their
                                        affiliates.

                                        This
                                        prospectus may
                                        be used to
                                        offer and sell
                                        any series of
                                        certificates
                                        only if
                                        accompanied by
                                        the prospectus
                                        supplement for
                                        that series.

The trust--

 . may periodically issue asset backed certificates in one or more series with one or more classes; and

 . will own--

  . receivables in a portfolio of private label consumer revolving credit card accounts;
  . payments due on those receivables; and . other property described in this prospectus and in the prospectus supplement.

The certificates--

 . will represent interests in the trust and will be paid only from the assets of the trust;

 . offered by this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

 . may have one or more forms of enhancement; and

 . will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

The certificateholders--

 . will receive interest and principal payments from a varying percentage of credit card account collections.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                     , 1999

                               Table of Contents

The Trust and Related Parties..............................................   2
The Trust..................................................................   2
Dillard's Inc..............................................................   2
Dillard National Bank......................................................   2
Dillard Asset Funding Company..............................................   3
Dillard's Credit Card Activities...........................................   4
 General...................................................................   4
 Origination of Credit Card Accounts.......................................   5
 Billing and Payments......................................................   7
 Collection of Delinquent Accounts.........................................  10
 Recoveries................................................................  12
 Year 2000 Compliance......................................................  12
The Receivables............................................................  14
Maturity Considerations....................................................  15
Use of Proceeds............................................................  15
Description of the Certificates............................................  16
 General...................................................................  16
 Book-Entry Registration...................................................  18
 Definitive Certificates...................................................  21
 Interest Payments.........................................................  21
 Principal Payments........................................................  22
 Revolving Period..........................................................  23
 Controlled Amortization Period............................................  23
 Principal Amortization Period.............................................  23
 Accumulation Period.......................................................  24
 Rapid Accumulation Period.................................................  24
 Rapid Amortization Period.................................................  25
 Transfer and Assignment of Receivables....................................  25
 Exchanges.................................................................  26
 Representations and Warranties............................................  27
 Addition of Trust Assets..................................................  29
 Removal of Accounts.......................................................  31
 Collection and Other Servicing Procedures.................................  31
 Discount Option...........................................................  32
 Trust Accounts............................................................  32
 Funding Period............................................................  33
 Companion Series..........................................................  34
 Investor Percentage and Transferor Percentage.............................  34
 Application of Collections................................................  34
 Shared Excess Finance Charge Collections..................................  36
 Shared Principal Collections..............................................  36
 Defaulted Receivables; Rebates and Fraudulent Charges; Investor
  Charge-Offs..............................................................  36
 Final Payment of Principal; Termination...................................  37
 Pay Out Events............................................................  38
 Servicing Compensation and Payment of Expenses............................  39
 Certain Matters Regarding the Transferor and the Servicer.................  39

 Servicer Default...........................................................  41
 Reports to Certificateholders..............................................  42
 Evidence as to Compliance..................................................  42
 Amendments.................................................................  43
 List of Certificateholders.................................................  43
 The Trustee................................................................  44
Description of the Purchase Agreements......................................  45
 General....................................................................  45
 Representations and Warranties.............................................  45
 Certain Covenants..........................................................  46
 Repurchase Events..........................................................  46
 Merger and Consolidation...................................................  47
Credit Enhancement..........................................................  48
 General....................................................................  48
 Subordination..............................................................  48
 Letter of Credit...........................................................  49
 Cash Collateral Guaranty or Account........................................  49
 Collateral Interest........................................................  49
 Surety Bond or Insurance Policy............................................  49
 Spread Account.............................................................  50
 Reserve Account............................................................  50
Certificate Ratings.........................................................  51
Certain Legal Aspects of the Receivables....................................  52
 Transfer of Receivables....................................................  52
 Certain Matters Relating to Bank Receivership..............................  52
 Certain Matters Relating to Bankruptcy of the Transferor, DIC and MFI......  54
 Consumer Protection Laws...................................................  55
 Claims and Defenses of Cardholders Against the Trust.......................  55
Federal Income Tax Consequences.............................................  57
 General....................................................................  57
 Treatment of the Certificates as Debt......................................  57
 Taxation of Interest Income of U.S. Certificate Owners.....................  58
 Sale, Exchange or Retirement of Certificates...............................  59
 Possible Alternative Characterizations.....................................  59
 Non-U.S. Certificate Owners................................................  60
 Information Reporting and Backup Withholding...............................  61
 State and Local Taxation...................................................  62
Employee Benefit Plan Considerations........................................  63
Plan of Distribution........................................................  64
Legal Matters...............................................................  66
Reports to Certificateholders...............................................  66
Where You Can Find More Information.........................................  66
Index of Terms for Prospectus...............................................  67

               Overview of the Information Presented in this
                    Prospectus and the Prospectus Supplement

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the prospectus supplement, which will describe the specific terms of your series of certificates, including:

  . the timing and amount of interest and principal payments;

  . information about the receivables;

  . information about credit enhancement for each class;

  . credit ratings; and

  . the method for selling the certificates.

Whenever information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms are defined under the caption "Index of Terms for Prospectus" beginning on page 77 in this prospectus.

                         The Trusts and Related Parties

The Trust

The Dillard Credit Card Master Trust (the "Trust") was formed pursuant to a pooling and servicing agreement in accordance with the laws of the State of New York (the "Agreement") among the Transferor, Dillard National Bank, as Servicer, and The Chase Manhattan Bank, as Trustee (the "Trustee"), under which asset backed certificates (collectively, the "Certificates") of one or more series (each, a "Series") representing interests in the Trust in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus (each a "Prospectus Supplement") are to be offered. A summary of previously issued and outstanding Series will be provided in an annex to each Prospectus Supplement. The Trust will not engage in any business activity other than acquiring and holding Receivables, issuing Series of Certificates and the related certificate that evidences the Transferor Interest (the "Transferor Certificate"), making payments thereon and engaging in related activities (including, with respect to any Series, obtaining any Enhancement and entering into an Enhancement agreement relating thereto). As a consequence, Trust is not expected to have any need for additional capital resources other than the assets of the Trust.

Dillard's Inc.

Dillard's Inc. ("Dillard's" or the "Corporation"), is a regional group of
traditional department stores operating, as of     , 1999,    stores in
Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia, Utah and Wyoming. The stores feature branded and private label goods in the middle to upper-middle price ranges and cater to a broad spectrum of the population. The Corporation is incorporated under the laws of the State of Delaware. The executive offices of the Corporation are located at 1600 Cantrell Road, Little Rock, Arkansas 77201, telephone number: 501-376-5200.

The Corporation is currently subject to the periodic reporting and other financial requirements of the Securities Exchange Act of 1934, as amended, in accordance with which it files reports and other information with the Securities Exchange Commission (the "Commission"). Such reports and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and may also be accessed electronically by means of the Commission's website at http://www.sec.gov.

Mercantile Stores Company, Inc.

On August 18, 1998 the Corporation acquired the stock of Mercantile Stores Company, Inc., a Delaware corporation ("Mercantile"). Mercantile is a conventional department store retailer engaged in the general merchandising business.

Dillard National Bank

Dillard National Bank ("DNB" or the "Servicer"), a wholly-owned banking subsidiary of the Corporation, was formed in 1991 and is headquartered in Gilbert, Arizona. DNB is currently chartered as a national bank and as such is regulated primarily by the United States Comptroller of the Currency (the "Comptroller"). DNB's activities are predominantly related to credit card lending and the origination, acquisition and administration of private label revolving credit card accounts and related receivables. Upon organization of DNB, the Corporation transferred its credit operations from Little Rock, Arkansas to DNB's headquarters in Gilbert, Arizona.

Mercantile Stores National Bank

Dillard National Bank (formerly Mercantile Stores National Bank ) ("DNB-La."), a wholly-owned banking subsidiary of the Corporation, was formed in 1997 and is headquartered in Baton Rouge, Louisiana. DNB-La. is currently chartered as a national bank and as such is regulated primarily by the Comptroller. DNB-La.'s activities are predominantly related to credit card lending and the origination, acquisition and administration of private label revolving credit card accounts and related receivables. DNB-La. historically originated and acquired Accounts (as defined below) created for use in Mercantile's stores. An affiliate, Mercantile Credit Corp., a Louisiana corporation ("MCC"), provides servicing for Mercantile's private label credit card program.

Dillard Asset Funding Company

Dillard Asset Funding Company ("DAFC" or the "Transferor"), a Delaware business trust, was formed in August 1998 pursuant to a Trust Agreement among Chase Manhattan Bank Delaware, as Owner Trustee, Condev Nevada, Inc., a Nevada corporation and a wholly-owned subsidiary of Dillard's and certain administrators of the Transferor (the "Trust Agreement"). The Transferor was formed for the limited purposes of purchasing, holding, owning and transferring receivables and any activities incidental to these purposes. The Owner Trustee is located at 1201 Market Street, Wilmington, Delaware 19801, telephone number
(302) 984-3300.

                        Dillard's Credit Card Activities

General.

The receivables which the Transferor will convey to the Trust pursuant to the Agreement (the "Receivables") represent amounts due by holders of certain private label revolving credit card accounts in connection with the sale of merchandise and services by retail stores owned and operated by Dillard's and its subsidiaries. The Accounts will be originated or acquired by DNB and certain of its affiliates, including DNB-La. (collectively, the "Originators" or the "Banks") and the Receivables in the Accounts will be transferred to the Transferor pursuant to certain Purchase Agreements. See "Description of the Purchase Agreements" in this Prospectus. Currently, DNB services the Dillard's Accounts at its facilities located in Gilbert, Arizona and MCC services the Mercantile Accounts at its facilities located in Baton Rouge, Louisiana. DNB and MCC may utilize subservicers for some or all of these Accounts from time to time.

Additional Accounts are expected to be added, from time to time, to the Trust. There can be no assurance, however, that such accounts will be added or that, if added, the receivables in such accounts will constitute a material portion of the Receivables in the Trust.

Accounts which are acquired, but not originated by an Originator may be originated under policies and procedures which differ from those of such Originator in certain respects. Dillard's does not expect any of these differences to have a material adverse effect on the credit quality of the Receivables in the Trust or on the interests of the Certificateholders. See "Description of the Certificates--Collection and Other Servicing Procedures" in this Prospectus.

Dillard's department stores and its subsidiaries have offered a private label credit card program to creditworthy customers for over 25 years. Prior to its acquisition by Dillard's, Mercantile offered private label credit card programs to creditworthy customers for over 20 years.

Dillard's currently originates new private label credit card accounts through telemarketing, in-store and mail-in credit applications and campus programs. In addition, Dillard's has purchased and may in the future purchase accounts from other private label credit card issuers. Dillard's currently offers only one type of credit card, the "Dillard's Card". Prior to October 17, 1998, Mercantile offered its own credit card known as the "Mercantile Card" (together with the Dillard's Card, the "Credit Cards"). The Dillard's Accounts (as defined below) were originated under policies and procedures which differed from those applied to the creation of Mercantile Accounts. Dillard's does not expect any of these differences to have a material adverse effect on the credit quality of the Receivables in the Trust or on the interests of the Certificateholders.

The Accounts have various payment structures, including varying minimum payment levels and fees. Except as described below, there are currently four types of customer payment terms under the Credit Cards which can be chosen in connection with the purchase of merchandise or services at any Dillard's Store (as defined below): Regular Revolving, Extended Revolving, Reduced Rate and Silver Club. Prior to October 17, 1998 there were four types of customer payment terms under the Mercantile Card which could be chosen in connection with the purchase of merchandise or services at any Mercantile store: Regular Option, Special Option, Prestige Option, and Home Option. Mercantile Card holders currently can choose only the Regular Option in connection with new purchases of merchandise or services at any Department Store (as defined below). Payments for purchases of merchandise or services made by Mercantile Card holders prior to October 17, 1998 under the Special Option, Prestige Option or Home Option will be unaffected by this change.

Dillard's may from time to time offer its customers incentives to either open an account or to use a Credit Card. Dillard's does not expect any of these promotions or incentives to have a material adverse effect on the credit quality of the Receivables in the Trust or on the interests of the Certificateholders.

Each Dillard's or Mercantile cardholder is subject to an agreement governing the terms and conditions of his or her account. Pursuant to such agreement, DNB or DNB-La., as applicable, reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments) and to sell or transfer the accounts and any amounts owed on such accounts to another creditor.

Dillard's has added, and may continue to add, accounts to its portfolio by purchasing credit card accounts from other retailers. Credit card accounts that have been purchased by Dillard's, such as the Mercantile Accounts, were originally opened using criteria established by the institution from which the accounts were purchased and may not have been subject to the same level of credit review as accounts established by DNB.

Origination of Credit Card Accounts

The revolving credit card accounts originated or acquired by Dillard's (the "Dillard's Accounts") are generated in connection with the sale of merchandise, financial service products or services from a department store owned or operated by Dillard's (a "Department Store") and are originated or purchased by, or otherwise transferred to, an Originator and subsequently sold, or otherwise transferred to, the Transferor. Prior to October 17, 1998, the revolving credit card accounts originated or acquired by DNB-La. (the "Mercantile Accounts", collectively with the Dillard's Accounts, the "Accounts") were generated in connection with the sale of merchandise, financial service products or services from a department store owned or operated by Mercantile and were originated or purchased by, or otherwise transferred to, DNB-La. and subsequently sold, or otherwise transferred to, the Transferor. Currently, the Mercantile Accounts may be used to purchase merchandise, financial service products or services from any Department Store. Currently, DNB originates all new Accounts. While no new Accounts are originated by DNB-La. at this time, DNB-La may acquire or originate Accounts in the future. Accordingly, receivables generated under Dillard's Accounts should gradually increase as a percentage of Dillard's Portfolio.

Credit Cards may be used to purchase merchandise and services from any Department Store. Cardholders make purchases when using a Credit Card to buy merchandise or services and amounts due with respect to such purchases will be included in the Receivables.

The Accounts were principally generated through: (a) telemarketing and direct-mail solicitation for accounts on a pre-approved credit basis, (b) in-store applications made available to prospective cardholders at Department Stores and
(c) applications mailed directly to prospective cardholders or generated on the internet. The majority of Dillard's Accounts and Mercantile Accounts have historically been generated through pre-approved telemarketing solicitations and in-store applications, respectively, although this emphasis may change from time to time in the future. Dillard's does not expect any such change to have a material adverse effect on the credit quality of the Receivables in the Trust or on the interests of the Certificateholders.

Pre-Approved Telemarketing and Direct Mail Solicitations

The Banks obtain from independent consumer credit reporting agencies lists of prospects located within a specified radius of a Department Store. The lists identify individuals who live within the specified areas and satisfy certain credit criteria established by the Originator, such as never having previously filed for bankruptcy and possessing a specified credit score from the credit bureau. Individuals qualifying for pre-approved telemarketing or direct mail solicitations are offered a Credit Card without having to complete a detailed credit application. A significant portion of telemarketing calls may be made by third party telemarketing companies. Pre-approved telemarketing and direct mail solicitations are made periodically (generally once each calendar quarter), although prior to October 17, 1998 such solicitations had been made by DNB-La. only in connection with the opening of new Mercantile stores.

In-Store Instant Credit Applications

Instant credit is offered to qualifying applicants at the time of purchase. The applicant is required to complete an application and present acceptable identification. The information is subsequently phoned into a processing center where a Bank representative uses the information to obtain credit bureau and internally developed reports on the applicant. The decision to either approve or decline the applicant is determined automatically based on the results of the reports and can be made in as few as two to three minutes.

Mail-in and Internet Applications

In addition to instant credit in-store applications, the Banks also offer a mail-in form which can be completed at the leisure of a prospective customer. A credit evaluation is based upon a proprietary underwriting model and an independent credit bureau report. The same application is also available on the Internet.

Campus Programs

The Banks also originate new accounts through campaigns targeted at college students. Tables are set up on college campuses and offers are made for accounts with minimal limits (typically $400) to individuals who have no derogatory credit history.

Underwriting

In determining whether to generate an Account for and issue a Dillard's Card to a customer, the Banks use underwriting procedures which employ a purely quantitative approach. There is no subjective decision making process utilized. Both Banks rely heavily upon credit scores obtained from independent credit bureaus and proprietary underwriting models. Underwriting methodologies differ depending on the type of application used by a prospective customer.

Instant Credit Model/Neutral Network Score

For in-store instant credit, a sales clerk submits the information provided by an applicant to a Bank processing center where the applicant's information is automatically evaluated against established credit bureau and proprietary models. An application must meet or exceed minimum thresholds under both credit bureau and proprietary models in order to be approved. In connection with this process, an instant credit model or "neural network" was developed by DNB as a more precise means of predicting good and bad credit accounts rather than relying solely upon credit bureau scores and was developed utilizing a sample of Dillard's accounts. The applicant attributes used in "neural network" modeling include the same information derived from credit bureau reports: state of residence, number of inquiries, number of satisfactory trades, credit bureau score, number of major derogatory trade lines and credit card references. This information is then weighted in accordance with the historical patterns illustrated by credit customers of Dillard's stores.

Application Scorecard

The Banks currently employ a proprietary model (known as an application scorecard) and a credit report issued by an independent credit reporting agency in evaluating Mail-in applications. The scorecard is segmented into two categories: one for applicants 25 years of age and under and another for applicants older than 25. The scorecard contains information about the applicant that is not readily available from the credit bureaus such as whether he or she is a home owner or has a checking account. In order to obtain a Dillard's Card an applicant must possess both a satisfactory scorecard report and a satisfactory credit score from the independent credit reporting agency.

Credit Limits

Credit limits are assigned to new customers according to their respective credit scores. Credit lines for new Accounts typically range from $400 to $3,000.

Proprietary behavioral scoring is conducted on Accounts on a monthly basis and is used to determine a Credit Card holder's eligibility for credit line increases periodically. Behavioral scoring considers factors such as payment history and duration as a cardholder. Accounts must be current to be considered for an increase in credit limit. In addition, periodic (based upon length of time an account has been open and credit score ranking) general limit increases are considered.

Mercantile Cards

In determining whether to generate a Mercantile Account for and issue a Mercantile Card to a customer, DNB-La. also used underwriting procedures based almost exclusively on a quantitative analysis of an applicant's information. Credit decisions were based primarily upon credit scores obtained from independent credit bureaus and either a bankruptcy propensity score (for pre-approved applications) or a debt-to-income ratio for in-store and mail-in applications.

Information contained in an in-store credit application received in a Mercantile store was phoned in to DNB-La.'s servicing center in Baton Rouge, Louisiana. Mailed-in applications were likewise directed to DNB-La.'s servicing center. Upon receipt, information contained in the application together with information received by an independent credit reporting agency was evaluated by a credit analyst against DNB-La.'s computer model which calculated the applicant's credit score. The credit score was based upon the applicant's debt-to-income ratio and a credit score provided by the independent credit reporting agency. Applications which were declined by DNB-La.'s computer model could not be manually overridden by a DNB-La. credit analyst. However, applications approved by DNB-La.'s computer model could, in some instances, be declined manually by a DNB-La. credit analyst if traits deemed to have negative credit implications were manually identified. An applicant with an inadequate credit score from the relevant independent credit reporting agency was denied a Mercantile Card regardless of his or her debt-to-income ratio or bankruptcy propensity score. With respect to identifying potential customers to whom pre-approved applications could be sent, DNB-La. would determine a potential customer's credit score based upon the credit score received from an independent credit reporting agency together with a proprietary bankruptcy propensity score.

Credit limits for Mercantile Cards were assigned to new customers according to their respective credit scores. Credit lines for new accounts typically ranged from $500 to $4,000.

DNB-La. automatically scored all active Mercantile Accounts on a monthly basis pursuant to proprietary behavioral scoring models. The behavioral scores were statistically derived from real data relating to the Mercantile Accounts such as payments, purchases and length of Mercantile Card ownership. The behavioral score was used to determine eligibility for credit limit increases. Credit increases could be granted semi-annually. Mercantile Accounts had to be current to be considered for an increase in credit limit.

Billing and Payments

The Accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the Banks to cardholders. The following information reflects the current billing and payment characteristics of the Accounts.

The Banks currently use eight billing cycles. All cycles have fixed statement closing dates throughout the month. New Accounts are assigned to a billing cycle according to the first letter of the obligor's last name. The billing cycles are as follows:

      Letter Range                                                  Billing Date
      ------------                                                  ------------
      A-B..........................................................      6th
      C-D..........................................................      9th
      E-G..........................................................     12th
      H-K..........................................................     15th
      L-M..........................................................     18th
      N-R..........................................................     21st
      S-T..........................................................     24th
      U-Z..........................................................     27th

On the billing date for a billing cycle, the activity in the related Accounts during the month ending on such billing date are processed and billed to cardholders.

Customer Terms--Dillard's Credit Cards

Dillard's currently issues only one type of credit card, the Dillard's Card. There are four types of customer terms which can be used to charge purchases of goods and services at any Department Store with a Dillard's Card: Regular Revolving, Extended Revolving, Reduced Rate and Silver Club.
Regular Revolving. Regular Revolving terms do not have any restrictions on the type or amounts of merchandise or services charged up to the amount of the credit limit. Minimum monthly payments for Regular Revolving accounts are the greater of $20 or 1/10 of the outstanding balance.

Extended Revolving. Extended Revolving terms are sometimes offered to allow longer-term financing for some big ticket items, such as furniture, electronics and major appliances. Such accounts are subject to a minimum purchase. The monthly payment terms under such extended terms are the greater of $20 or 1/20 of the highest balance.

Reduced Rate Revolving. Reduced Rate Revolving terms are sometimes offered in connection with special promotions on the same type of merchandise as the Extended Revolving terms, but generally require a greater minimum purchase. The minimum monthly payment for Reduced Rate Revolving terms is the greater of $20 or 1/12 of the highest balance.

Silver Club Revolving. Silver Club Revolving terms are sometimes offered for specialty items such as china and silver purchases. Such terms are subject to a minimum purchase which is greater than Extended Revolving or Reduced Revolving and require a minimum monthly payment of 1/12 of the highest balance. Silver Club Revolving terms do not carry any finance charges as long as the minimum monthly payments are made by the due dates.

Customer Terms--Mercantile Credit Cards

Prior to October 17, 1998, DNB-La. issued the Mercantile Card. While DNB began issuing Dillard's Cards for Mercantile customers on October 17, 1998, the previously issued Mercantile Cards and the related Mercantile Accounts remain outstanding. While there were historically four types of customer payment terms under the Mercantile Card which could be chosen in connection with the purchase of merchandise or services at any Mercantile store: Regular Option, Special Option, Prestige Option, and Home Option, Mercantile Card holders currently can choose only the Regular Option in addition to any of the Dillard's Card customer terms in connection with new purchases of merchandise or services at a Department Store. Payments for purchases of merchandise or services made by Mercantile Card holders prior to October 17, 1998 under the Special Option, Prestige Option or Home Option will be unaffected by this change.

Regular Option. Regular Option terms do not have any restrictions on the type or amounts of merchandise or services charged up to the amount of the credit limit. Minimum monthly payments for Regular Option Accounts are the greater of $10 or 1/12 of the outstanding balance. A finance charge is assessed on the unpaid balance.

Special Option. Special Option terms were designed for larger purchases, with no limit on the types of goods which could be purchased. Special Option terms entitle the holder of Mercantile Card to a 90 day interest free period if he or she pays 1/3 of the balance each month. If the interest free option was not exercised, the required minimum monthly payment is equal to the greater of $10 or 1/24 of the highest new balance.

Prestige Option. Prestige Option terms were available solely for purchases of specialty items such as china, silver, fine furs, and designer clothing. Prestige Option terms were subject to a minimum purchase requirement. The required minimum monthly payment is the higher of $15 or 1/12 of the highest new balance. No interest accrues on the balance for so long as the minimum monthly payment is made.

Home Option. Home Option terms were available only at Mercantile furniture stores. This option offered cardholders who satisfied a minimum purchase requirement the option of 12 months interest free financing by paying monthly the greater of $40 or 1/12 of the highest new balance. If the interest free option was not exercised, the required minimum monthly payment is equal to the greater of $15 or 1/36 of the highest new balance.

Credit Card Finance Charges--DNB.

A fixed monthly finance charge is assessed on the average daily balance in each Account serviced by DNB for each billing cycle. Monthly periodic finance charges for a billing cycle are not assessed on new purchases made during such billing cycle if either on the first day of such billing cycle there was no balance outstanding or if the balance outstanding on the first day of such billing cycle is paid in full during such billing cycle or if on the last day of such billing cycle there is no balance outstanding. The monthly periodic finance charge assessed on outstanding balances is calculated by multiplying
(i) the average daily balance during the billing cycle by (ii) the applicable monthly periodic finance charge. The current annual percentage rates for the Dillard's Cards serviced by DNB range from 4.9% to 19.8% under the Regular Revolving terms. The current annual percentage rates for the Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms range from 0% to 19.8%. In addition, DNB offers from time to time temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by the Banks generally. To the extent that the amount of any finance charge applicable to a balance is less than $0.50, such amount is increased to $0.50. There can be no assurance that periodic finance charges will remain at current levels in the future.

Credit Card Finance Charges--DNB-La.

A fixed monthly finance charge is assessed on the average daily balance in each Account serviced by DNB-La. for each billing cycle. Monthly periodic finance charges for a billing cycle are not assessed on new purchases made during such billing cycle if either on the first day of such billing cycle there was no balance outstanding or if the balance outstanding on the first day of such billing cycle is paid in full during such billing cycle or if on the last day of such billing cycle there is no balance outstanding. The monthly periodic finance charge assessed on outstanding balances is calculated by multiplying
(i) the average daily balance during the billing cycle by (ii) the applicable monthly periodic finance charge. The current annual percentage rates for the Dillard's Cards and Mercantile Cards serviced by MCC range from 4.9% to 21.0% under the Regular Option. The current annual percentage rates for the Special Option, Prestige Option, Home Option, Extended Revolving, Reduced Rate Revolving and Silver Club Revolving terms range from 0% to 21.0%. While DNB-La. has not traditionally done so, under certain circumstances, DNB-La. may offer on a temporary basis periodic finance charges on a limited number of accounts that are either greater than or less than those assessed by the Banks generally. To the extent that the amount of any finance charge applicable to a balance is less than $0.50, such amount is increased to $0.50. There can be no assurance that periodic finance charges will remain at current levels in the future.

Fees and Payment Applications

While the Banks do not currently charge membership fees to cardholders (except for VIP annual fees in the case of certain Mercantile Card holders), they may charge accounts certain other fees including: (i) a late fee (currently $20 for Dillard's Accounts and $10 for Mercantile Accounts) if the Bank does not receive at least the required minimum monthly payment by the 15th day after the next statement billing date set forth on the monthly billing statement and (ii) a fee of $15.00 with respect to each check submitted by a cardholder in payment of an Account which is dishonored.

Payments by a cardholder in connection with an Account serviced by DNB are processed and applied first to any billed fees and then to billed and unpaid balances in the order determined by such Bank. Any excess is applied to unbilled balances in the order determined by such Bank. Payments by a cardholder in connection with an Account serviced by DNB-La. are processed and applied first to any billed fees, next to billed and unpaid finance charges and then to billed and unpaid balances in the order determined by such Bank. Any excess is applied to unbilled balances in the order determined by such Bank.

There can be no assurance that fees and other charges will remain at current levels in the future.

Collection of Delinquent Accounts

Efforts to collect delinquent credit card receivables are made by DNB's personnel and collection agencies and attorneys retained by DNB. Collection efforts include the mailing of delinquency notices, telephone calls and the referral of delinquent Accounts to collection agencies depending upon the period for which an Account is delinquent. The following describes the current collection procedures utilized by the Banks.

Dillard's National Bank

DNB considers an account delinquent if a payment due thereunder is not received by DNB by the date of the statement following the statement on which the amount is first stated to be due. DNB categorizes delinquent accounts into two categories for purposes of pursuing payment:

  . ""Front-End" delinquencies, which are accounts that are one payment past due (up to 30 days past due); and

  . ""Back-End" delinquencies, which are accounts that are more than one payment past due (more than 30 days past due) and accounts for which there is no working phone number.

An account delinquency is measured by reference to the billing date, not the due date. Each delinquency category has a dedicated group of collectors who manage the collection process. In addition, charged-off balances (described below) are transferred to the Recovery Unit, which has its own dedicated employees.

Back-End collectors utilize an automated dialing system (an "Auto Dialer") to telephone delinquent accounts. The dialer leaves pre-recorded messages on answering machines when customers are not home. In addition, Back-End collectors attempt to contact the customer by regular mail and making manual phone calls. Back-End collectors also utilize a phone number and address verification system and attempt to call nearby acquaintances if the customer cannot be reached at home or at work. If the customer answers the phone, the Back-End collector talks to the customer from a script that is provided to them. All Back-End collection stations are also equipped with a caller-id program which identifies and retains the phone numbers from which customers call. Generally, DNB includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a certain period determined by its behavioral scoring system, DNB mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Once an account becomes a Back-End delinquency, all purchasing ability is automatically terminated. Based upon behavioral scoring models, DNB may suspend or terminate an account before it becomes a Back-End Account.

Delinquent customers are encouraged to either pay the delinquent and current minimum payment balances in a local Dillard's department store or via a system which allows collectors to take check payments by phone upon receiving the appropriate account information.

New collectors are provided with three to four days of classroom instruction upon hiring. They are familiarized with the computer systems, screen layouts and DNB's collection philosophy, in addition to using role playing to sharpen listening and negotiating skills. Upon completion of the classroom instruction, new collectors are paired with an experienced agent for on the job training.

Collectors are monitored for quality control. Managers listen randomly to calls made by each collector. On-going training is available if the supervisor determines that the collector is ineffective.

Collection procedures are determined by a behavioral scoring system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, MCC includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by its behavioral scoring system, DNB mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Based on DNB's analysis of a cardholder's behavior through its behavioral scoring system, DNB may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, DNB may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

DNB's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became seven payments (180 days past due, or 210 days past billing cycle) delinquent. If DNB receives notice that a cardholder is the subject of a bankruptcy proceeding, DNB charges off such cardholder's account upon the earlier of the end of the month in which notice of the bankruptcy is received and the time period set forth in the previous sentence. Charged-off accounts are sent to the Recovery Unit, collection agencies or attorneys.

Mercantile Credit Corporation

MCC forwards an account to its collections department if it is two payments (30 days) overdue. An account delinquency is measured by reference to the billing date, not the due date. If an account is one payment past due, the credit limit may be lowered depending on the accountholder's behavioral score. If an account is two payments past due the account is forwarded to the collections department and the customer's charging privileges are revoked. If the balance of a delinquent account is less than $200, the collections department will mail notification of the delinquency to the cardholder and will attempt to reach the customer through a predictive dialing system similar to the AutoDialer. If the balance of a delinquent account is greater than $200 but less than $1,300, the account is put into the "Work Que" to be handled by a collection team. If the delinquent balance is greater that $1,300 the account will be assigned to a senior collector. The predictive dialing system is used to contact customers if there is a good telephone number on file. If there is not a good telephone number on file, efforts are made to locate the customer including calling the nearest relative they identified on the credit application. Accounts are removed from the predictive dialer cue after they are 5 payments or 120 days past due or after 15 days of no contact.

New collectors undergo approximately 10 days of training upon hiring. They are familiarized with the computer systems, screen layouts and MCC's collection philosophy, in addition to using role playing to sharpen listening and negotiating skills. Upon completion of the classroom instruction, new collectors are paired with an experienced agent for on the job training.

Team leaders monitor collectors for quality control. These managers randomly listen to customer calls and review daily activity reports prepared by collectors.

Collection procedures are determined by an adaptive control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, MCC includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the control system (generally 30 days), MCC mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Based on MCC's analysis of a cardholder's behavior through the control system, MCC may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, MCC may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

MCC's policy is to charge off an account during the billing cycle immediately following the cycle in which such account became seven payments (180 days past due, or 210 days past billing date) delinquent. If MCC or DNB-La. receives notice that a cardholder is the subject of a bankruptcy proceeding, the account is charged off as of the billing date following the date on which such notice is received. Charged-off accounts are sent to collection agencies or attorneys. If a collection agency has not succeeded in collecting on an account within six months, the account is assigned to another collection agency.

Recoveries

Under the terms of the Agreement, Recoveries may be included in the assets of the Trust to the extent, if any, specified in the applicable Series Supplement for any Series.

Year 2000 Compliance

The Year 2000 ("Y2K") issue relates to the inability of information systems to properly recognize dates beyond December 31, 1999 when processing date-sensitive information. Many computer systems and software products may not be able to correctly interpret dates after December 31, 1999 because the year value in a date in such systems and products is represented by only two digits. On January 1, 2000 many of these programs may fail to perform date calculations correctly and produce erroneous results. This could temporarily prevent the Corporation from processing business transactions.

The management of the Corporation has recognized the need to address the Year 2000 issue within the internal operational systems of the Corporation and its subsidiaries as well as with suppliers and other third parties. As with many other companies, a significant number of the Corporation's information systems have required and will require modification over the next year in order to render these systems Y2K compliant. The Corporation recognizes that failure by the Corporation to timely resolve internal Y2K issues could result in an inability of the Corporation to order merchandise, to receive and distribute merchandise to its stores, to pay for merchandise received, to process credit card purchases made with, and payments made with respect to, the Corporation's private label credit cards issued by the Originators, and, in the worst case, the Corporation's total inability to sell merchandise and to otherwise process its daily business for an indeterminate period of time (which could result in default or other events permitting the Corporation's lenders to terminate and accelerate the Corporation's credit and accounts receivable facilities), each of which could materially and adversely affect the Corporation's financial condition and results of operations. However, Corporation management presently believes these scenarios are unlikely based on the progress the Corporation has made in its Y2K compliance process.

While the Corporation believes it has made substantial progress in solving significant Y2K issues, the Corporation currently estimates that it will not complete all remediation action until June 1999. The Corporation has not completed the testing of all remediation action it has taken but has obtained letters of Y2K Certification from its mission-critical computer system and software vendors. The Corporation expects to complete testing of its remediation actions by June 1999.

There are significant risks associated with the Y2K issue, many of which, such as those associated with generating electrical power and telecommunications, are beyond the reasonable control of the Corporation. Also, the failure of a significant number of the Corporation's business partners could have a material adverse impact on the Corporation's operations. These risks are largely outside the control of the Corporation. Although the Corporation believes its remediation and contingency planning efforts adequately identify and address the Y2K issues that are within the Corporation's reasonable control, there can be no assurance that the Corporation's efforts will be fully effective. Due to these significant risks, the Corporation's management is monitoring these efforts very closely. The Audit Committee of the Board of Directors of the Corporation is periodically updated concerning the status of the Corporation's Y2K efforts.

The Corporation is also addressing the Y2K issue with its non-information technology systems ("Non-IT"). Non-IT systems include among other things, security, fire prevention, and climate control. The review of Non-IT systems is substantially complete.

With the exception of programs and applications of DNB and DNB-La., based on the Corporation's Y2K compliance efforts and project status to date, the Corporation does not expect to need a significant contingency plan, and none has been developed. Contingency plans for DNB and DNB-La. are substantially complete. However, the Corporation will continue to evaluate the need for contingency plans as the Y2K project continues and will develop and implement appropriate plans if such need is identified.

The external cost (payments to equipment and service vendors) of remediating noncompliant systems incurred thus far is approximately $1.2 million in total. The Corporation believes the external costs to remediate all systems will not exceed $2.5 million in total. Additionally, the Corporation will incur internal costs in connection with its remediation efforts. These internal costs relate principally to the payroll costs of the information systems group and other costs related to the normal operation of the Corporation's data centers. The Corporation does not track these costs separately. All costs associated with Y2K issues will be funded from the Company's existing sources of liquidity.

The Corporation's cost of the Y2K project, and the dates on which the Corporation believes it will substantially complete Y2K modifications, are based on management's best estimates. There is no certainty or guarantee that these estimates will be achieved, and actual costs could be materially greater than anticipated. Specific factors that might cause such differences include, but are not limited to, the availability and cost of personnel trained in Y2K remediation specialties, the ability to locate and correct all relevant computer programs, non-compliance by merchandise and other suppliers and other third parties, and similar uncertainties.

                                The Receivables

The assets of the Trust will include Receivables arising under certain private label revolving credit card accounts selected from all such accounts owned by the Originators and all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and proceeds of any credit insurance policies relating to the Receivables, and may include the right to receive Recoveries, if any, allocable to the Trust and all monies on deposit in certain bank accounts of the Trust (including any permitted investments in which any such monies are invested, but excluding investment earnings on such amounts unless otherwise specified in the related Prospectus Supplement), and any Enhancement with respect to any particular Series or Class, as described in the related Prospectus Supplement. The term "Enhancement" means, with respect to any Series or Class thereof, any Credit Enhancement, guaranteed rate agreement, maturity liquidity facility, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other similar arrangement for the benefit of the Certificateholders of such Series or Class.

The Receivables will consist of amounts charged by cardholders for goods and services (the "Principal Receivables"), plus the related periodic finance charges and amounts charged or billed to the Accounts in respect of certain credit card fees, including late fees (the "Finance Charge Receivables"); provided, however, that if the Transferor exercises the Discount Option with respect to the Trust, an amount equal to the product of the Discount Percentage and the amount of Receivables arising in the related Accounts on and after the date such option is exercised that otherwise would be Principal Receivables will be treated as Finance Charge Receivables. If so provided in the Prospectus Supplement for a Series of Certificates, Finance Charges for such Series may be equal to, or may be not greater than, a fixed percentage of the outstanding balance of some or all Receivables in the Trust. See "Description of the Certificates-Discount Option." Recoveries allocable to the Trust will be treated as Finance Charge Receivables. See "Dillard's Credit Card Activities-Recoveries."

The Receivables conveyed to the Trust will arise in Accounts selected on the basis of criteria set forth in the Agreement and described in the related Prospectus Supplement as applied initially on the date (the "Cut-Off Date") specified in the related Prospectus Supplement and, with respect to additional eligible revolving credit card accounts to be included as Accounts ("Additional Accounts"), as of the related date of their designation (the "Trust Portfolio"). The Transferor will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created, or to transfer to the Trust Participations in lieu of such Receivables or in addition thereto. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. Furthermore, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions) to designate certain Accounts and to accept the conveyance of all the receivables in such accounts (the "Removed Accounts"), whether such Receivables are then existing or thereafter created, and to require the Trustee to reconvey all receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the related Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the relevant Cut-Off Date plus any Additional Accounts minus any Removed Accounts. With respect to each Series of Certificates, the Transferor will represent and warrant to the Trust that, as of the date of issuance of the related series (the "Closing Date") and the date Receivables are conveyed to the Trust, such Receivables meet certain eligibility requirements. See "Description of the Certificates--Representations and Warranties."

The Prospectus Supplement relating to each Series of Certificates will provide certain information about the Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit limits of the Accounts and the average thereof, the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                            Maturity Considerations

Unless otherwise specified in the related Prospectus Supplement, for each Series, following the Revolving Period, collections of Principal Receivables are expected to be distributed to holders of each Class of Certificates (the "Certificateholders") of such Series or any specified class of Certificates (each, a "Class") thereof on each specified Distribution Date during the Controlled Amortization Period or the Principal Amortization Period, or are expected to be accumulated for payment to Certificateholders of such Series or any specified Class thereof during a Controlled Accumulation Period and, under certain limited circumstances if so specified in the Prospectus Supplement, a Rapid Accumulation Period (each, an "Accumulation Period") and distributed on a Scheduled Payment Date; provided, however, that, if the Rapid Amortization Period commences, collections of Principal Receivables will be paid to Certificateholders in the manner described herein and in the related Prospectus Supplement. The related Prospectus Supplement will specify when the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period as applicable, will commence, the principal payments expected or available to be received or accumulated during such Controlled Amortization Period, Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable, the manner and priority of principal accumulations and payments among the Classes of a Series of Certificates, the payment rate assumptions on which such expected principal accumulations and payments are based and the Pay Out Events which, if any were to occur, would lead to the commencement of a Rapid Amortization Period or, if so specified in the related Prospectus Supplement, a Rapid Accumulation Period. No assurance can be given, however, that the Principal Receivables allocated to be paid to Certificateholders or the holders of any specified Class thereof will be available for distribution or accumulation for payment to Certificateholders on each Distribution Date during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period, or on the Scheduled Payment Date, as applicable. In addition, the Transferor can give no assurance that the payment rate assumptions for any Series will prove to be correct. Unless otherwise specified therein, the related Prospectus Supplement will provide certain historical data relating to payments by cardholders, total charge-offs and other related information relating to the Dillard's Portfolio. There can be no assurance that future events will be consistent with such historical data.

The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the related Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Amortization Period or Accumulation Period, or on any Scheduled Payment Date, as applicable, will be similar to any historical experience set forth in a related Prospectus Supplement. If a Pay Out Event occurs, the average life and maturity of such Series of Certificates could be significantly reduced.

The actual payment rate for any Series of Certificates may be slower than the payment rate used to determine the amount of collections of Principal Receivables scheduled or available to be distributed or accumulated for later payment to Certificateholders or any specified Class thereof during the Controlled Amortization Period, the Principal Amortization Period or Accumulation Period or on the Scheduled Payment Date, as applicable, or a Pay Out Event may occur which would initiate the Rapid Amortization Period. There can be no assurance that the actual number of months elapsed from the date of issuance of such Series of Certificates to the final Distribution Date with respect to the Certificates will equal the expected number of months. In addition if, after the issuance of a Series, a related Companion Series is issued and a Rapid Amortization Period commences, payments to the Holders of such Series may be delayed. See "Description of the Certificates--Companion Series."

                                Use of Proceeds

Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of each Series of Certificates offered hereby will be paid to the Transferor. The Transferor will use such proceeds to pay the Originators for the purchase of Receivables held by the Trust.

                        Description of the Certificates

The Certificates will be issued in Series. Each Series will represent an interest in the Trust other than the interests represented by any other Series of Certificates issued by the Trust (which may include Series offered pursuant to this Prospectus) and the Transferor Certificate. Each Series will be issued pursuant to the Agreement and a series supplement (a "Series Supplement") to the Agreement. The following is a summary of the material provisions of the Agreement and those common to each Series of Certificates. The summaries are qualified in their entirety by reference to the provisions of the Agreement and related Series Supplement.

General

The assets of the Trust will be allocated among the Certificateholders of each Series of the Trust and the holder of the Transferor Certificate of the Trust and, in certain circumstances, the related Credit Enhancement Provider. The aggregate principal amount of the interest of the Certificateholders of a Series in the Trust is referred to herein as the "Investor Interest" and is based on the aggregate amount of the Principal Receivables, plus the amount on deposit in certain accounts, in the Trust allocated to such Series. If specified in any Prospectus Supplement, the term "Investor Interest" with respect to the related Series will include the Collateral Interest with respect to such Series. The aggregate principal amount of the interest of the holder of the Transferor Certificate in the Trust is referred to herein as the "Transferor Interest," and is based on the aggregate amount of Principal Receivables, plus the amount on deposit in certain accounts, in the Trust not allocated to the Certificateholders or any Credit Enhancement Provider with respect to the Trust. It is currently contemplated that the Dillard Asset Funding Company (the "Transferor") will own the remaining undivided interest in the Trust not represented by the Certificates issued by the Trust.

The Certificates of each Series will represent undivided interests in certain assets of the Trust, including the right to the applicable Investor Percentage of all cardholder payments on the Receivables in the Trust. Unless otherwise specified in the related Prospectus Supplement, the Investor Interest for each Series of Certificates on any date will be equal to the initial Investor Interest as of the related Closing Date for such Series (increased by the principal balance of any Certificates of such Series issued after the Closing Date for such Series) minus the amount of principal paid to the related Certificateholders prior to such date and minus the amount of unreimbursed Investor Charge-Offs with respect to such Certificates prior to such date. If so specified in the Prospectus Supplement relating to any Series of Certificates, under certain circumstances the Investor Interest may be further adjusted by the amount of principal allocated to Certificateholders, the funds on deposit in any specified account, and any other amount specified in the related Prospectus Supplement.

Each Series of Certificates may consist of one or more Classes, one or more of which may be senior certificates ("Senior Certificates") and one or more of which may be subordinated certificates ("Subordinated Certificates"). Each Class of a Series will evidence the right to receive a specified portion of each distribution of principal or interest or both. The Investor Interest with respect to a Series with more than one Class will be allocated among the Classes as described in the related Prospectus Supplement. The Certificates of a Class may differ from Certificates of other Classes of the same Series in, among other things, the amounts allocated to principal payments, maturity date, interest rate per annum ("Certificate Rate") and the availability of Enhancement.

The Certificateholders of each Series will have the right to receive (but only to the extent needed to make required payments under the Agreement and the related Series Supplement and subject to any reallocation of such amounts if the related Series Supplement so provides) varying percentages of the collections of Finance Charge Receivables and Principal Receivables for each month and will be allocated a varying percentage of the amount of Receivables in Accounts which were written off as uncollectible by the Servicer ("Defaulted Accounts") for such month (each such percentage, an "Investor Percentage"). The related Prospectus Supplement will specify the Investor Percentages with respect to the allocation of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and any Accumulation Period, as applicable. If the Certificates of a Series offered hereby include more than one Class of Certificates, the assets of the Trust allocable to the Certificates of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement. See "Description of the Certificates--Investor Percentage and Transferor Percentage."

The Certificates of each Series will represent interests in the Trust only and will not represent interests in or recourse obligations of the Transferor, Dillard's or any of its affiliates. Neither the Certificates nor the underlying Accounts or Receivables are insured or guaranteed by the FDIC or any other governmental agency.

For each Series of Certificates, payments of interest and principal will be made on Distribution Dates specified in the related Prospectus Supplement to Certificateholders in whose names the Certificates were registered on the record dates (each, a "Record Date") specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts, for the periods and on the dates specified in the related Prospectus Supplement.

For each Series of Certificates, the Transferor initially will own the Transferor Certificate. The Transferor Certificate will represent the undivided interest in the Trust not represented by the Certificates issued and outstanding under the Trust or the rights, if any, of any Credit Enhancement Providers to receive payments from the Trust. The holder of the Transferor Certificate will have the right to a percentage (the "Transferor Percentage") of all cardholder payments from the Receivables in the Trust. If provided in the Agreement and related Prospectus Supplement, the Transferor Certificate may be transferred in whole or in part subject to certain limitations and conditions set forth therein. See "--Certain Matters Regarding the Transferor and the Servicer."

Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, during the Revolving Period, the amount of the Investor Interest in the Trust will remain constant except under certain limited circumstances. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables in the applicable Accounts are created and others are paid. The amount of the Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the Principal Receivables in the Trust. When a Series is amortizing, the Investor Interest of such Series will decline as customer payments of Principal Receivables are collected and distributed to or accumulated for distribution to the Certificateholders. As a result, the Transferor Interest will generally increase to reflect reductions in the Investor Interest for such Series and will also change to reflect the variations in the amount of Principal Receivables in the Trust. The Transferor Interest in the Trust may also be reduced as the result of an Exchange. See "-- Exchanges."

Unless otherwise specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by DNB, the "Depository") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No owner of beneficial interests in the Certificates (a "Certificate Owner") acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until certificates in fully registered, certificated form ("Definitive Certificates") are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from the DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Certificates of such Series, or one or more Classes thereof, on the Luxembourg Stock Exchange, or all or a portion of such Series or Classes thereof on any other specified exchange.

Book-Entry Registration

Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

Cede, as nominee for DTC, will hold the global Certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities for its participants (the "DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and the DTC Participants are on file with the Securities and Exchange Commission (the "SEC").

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC Participants, on the one hand, and directly or indirectly through Cedel Customers or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering securities to or receiving securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of Certificates under the DTC system must be made by or through DTC Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

To facilitate subsequent transfers, all Certificates deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede. The deposit of Certificates with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the actual Certificate Owners of the Certificates; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the Transferor as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto).

Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to Certificate Owners shall be the responsibility of DTC Participants and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Certificates will be delivered to Certificateholders. See "--Definitive Certificates."

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

Cedelbank ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Customers") and facilitates the clearance and settlement of securities transactions between Cedel Customers through electronic book-entry changes in accounts of Cedel Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in

Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel deals with domestic markets in over 30 countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty Trust as the Operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Cedel and MGT/EOC. Cedel currently accepts over 110,000 securities issues on its books. As a professional depository, Cedel is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, Which supervises Luxembourg banks. Cedel Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Cedel Customers in the United States are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Customer, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York's Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euro-clear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Series will be issued as Definitive Certificates in fully registered, certificated form to Certificate Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificate Owners representing not less than 50% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificate representing the Certificates and instructions for re-registration, the Trustee will issue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

Distribution of principal and interest on the Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or, if such Holder holds more than an aggregate principal amount of such Definitive Certificates to be specified in the Agreement, by wire transfer to such Holder's account. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the fifth day of the month of such final distributions. In addition, if the Certificates are listed on the Luxembourg Stock Exchange, payments of principal and interest, including the final payment on any Certificate, will also be made at the offices of Banque Generale du Luxembourg, S.A.

Definitive Certificates will be transferable and exchangeable at the offices of
any of the Transfer Agents and Registrars, which shall initially be       and
the Trustee, respectively. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar shall not be required to register the transfer or exchange of Definitive Certificates for a period of fifteen days preceding the due date for any payment with respect to such Definitive Certificates.

Interest Payments

For each Series of Certificates and Class thereof, interest will accrue from the date specified in the applicable Prospectus Supplement on the applicable Investor Interest at the applicable Certificate Rate, which may be a fixed, floating or other type of rate as specified in the related Prospectus Supplement. Interest will be distributed to Certificateholders in the amounts and on the dates (which may be monthly, quarterly, semiannually or otherwise as specified in the related Prospectus Supplement) (each, a "Distribution Date") specified in the related Prospectus Supplement. Interest payments on any Distribution Date will be funded from collections of Finance Charge Receivables allocated to the Investor Interest during the preceding monthly period or periods (each, a "Monthly Period") or Monthly Periods and may be funded from certain investment earnings on funds held in accounts of the Trust and from any applicable Credit Enhancement, if necessary, or certain other amounts as specified in the related Prospectus Supplement. If the Distribution Dates for payment of interest for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) may be deposited in one or more trust accounts (each, an "Interest Funding Account") pending distribution to the Certificateholders of such Series or Class, as described in the related Prospectus Supplement. If a Series has more than one class of Certificates, each such Class may have a separate Interest Funding Account. The Prospectus Supplement relating to each Series of Certificates and each Class thereof will describe the amounts and sources of interest payments to be made, the Certificate Rate for each Class thereof, and, for a Series or each Class thereof bearing interest at a floating Certificate Rate, the initial Certificate Rate, the dates and the manner for determining subsequent Certificate Rates, the formula, index or other method by which such Certificate Rates are determined and any cap or other limitations on any Certificate Rate.

Principal Payments

The principal of the Certificates of each Series offered hereby will be scheduled to be paid either in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have either a Controlled Amortization Period or a Principal Amortization Period, as described below, or on an expected date specified in, or determined in the manner specified in, the related Prospectus Supplement (the "Scheduled Payment Date"), in which case such Series will have an Accumulation Period, as described below. If a Series has more than one Class of Certificates, a different method of paying principal, Principal Commencement Date or Scheduled Payment Date may be assigned to each Class. The payment of principal with respect to the Certificates of a Series or Class may commence earlier than the applicable Principal Commencement Date or Scheduled Payment Date, and the final principal payment with respect to the Certificates of a Series or Class may be made later than the applicable expected payment date, Scheduled Payment Date or other expected date, if a Pay Out Event occurs and the Rapid Amortization Period commences with respect to such Series or Class or under certain other circumstances described herein.

Unless otherwise specified in the related Prospectus Supplement, during the Revolving Period for each Series of Certificates (which begins on the Closing Date relating to such Series and ends on the day before an Amortization Period or Accumulation Period begins), no principal payments will be made to the Certificateholders of such Series. During the Controlled Amortization Period, Principal Amortization Period or Accumulation Period, as applicable, which will be scheduled to begin on the date specified in, or determined in the manner specified in, the related Prospectus Supplement, and during the Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, principal will be paid to the Certificateholders in the amounts and on Distribution Dates specified in the related Prospectus Supplement or will be accumulated in a trust account established for the benefit of such Certificateholders (a "Principal Funding Account") for later distribution to Certificateholders on the Scheduled Payment Date in the amounts specified in the related Prospectus Supplement. Principal payments for any Series or Class thereof will be funded from collections of Principal Receivables received during the related Monthly Period or Periods as specified in the related Prospectus Supplement and allocated to such Series or Class and from certain other sources specified in the related Prospectus Supplement. In the case of a Series with more than one Class of Certificates, the Certificateholders of one or more Classes may receive payments of principal at different times. The related Prospectus Supplement will describe the manner, timing and priority of payments of principal to Certificateholders of each Class.

Funds on deposit in any Principal Funding Account applicable to a Series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement specified in the related Prospectus

Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Series of Certificates or Class thereof at the end of an Accumulation Period, such Series of Certificates or Class thereof may be subject to a principal payment guaranty or other similar arrangement specified in the related Prospectus Supplement.

Revolving Period

Otherwise specified in the related Prospectus Supplement, with respect to each Series and any Class thereof, no principal will be payable to Certificateholders until the Principal Commencement Date or the Scheduled Payment Date with respect to such Series or Class, as described below. For the period beginning on the Closing Date and ending with the commencement of an Amortization Period or an Accumulation Period (the "Revolving Period"), collections of Principal Receivables otherwise allocable to the Investor Interest will, subject to certain limitations, be paid from the Trust to the holder of the Transferor Certificate or, under certain circumstances and if so specified in the related Prospectus Supplement, will be treated as Shared Principal Collections and paid to the holders of other Series of Certificates issued by the Trust, as described herein and in the related Prospectus Supplement. See "Description of the Certificates--Pay Out Events" in this Prospectus and the related Prospectus Supplement for a discussion of the events which might lead to early termination of the Revolving Period.

Controlled Amortization Period

If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Controlled Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in amounts determined in the manner specified in the related Prospectus Supplement to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. The amount to be distributed on any Distribution Date during the Controlled Amortization Period will be limited to an amount (the "Controlled Distribution Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Amortization Amount") plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Controlled Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

Principal Amortization Period

If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an amortization period (the "Principal Amortization Period") during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be used on each Distribution Date to make principal distributions in an amount specified in the Prospectus Supplement to the Certificateholders of such Series or any Class of such Series then scheduled to receive such distributions. If a Series has more than one Class of Certificates, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions. The Principal Amortization Period will commence at the close of business on a date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

Accumulation Period

If the Prospectus Supplement relating to a Series so specifies, unless a Rapid Amortization Period with respect to such Series commences, the Certificates of such Series or any Class thereof will have an Accumulation Period during which collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on the business day immediately prior to each Distribution Date or other business day specified in the related Prospectus Supplement (each a "Transfer Date") in a Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account on any Transfer Date will be limited to an amount (the "Controlled Deposit Amount") equal to an amount specified in the related Prospectus Supplement (the "Controlled Accumulation Amount") plus any deficit controlled accumulation amount arising from prior Distribution Dates. If a Series has more than one Class of Certificates, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts. The Accumulation Period will commence at the close of business on a date specified in or determined in the manner specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Rapid Amortization Period, or, if so specified in the related Prospectus Supplement, the Rapid Accumulation Period, (b) payment in full of the Investor Interest of the Certificates of such Series or Class and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the Series Termination Date with respect to such Series.

Funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates. In order to enhance the likelihood of payment in full of principal at the end of an Accumulation Period with respect to a Series of Certificates, such Series or any Class thereof may be subject to a principal payment guaranty or other similar arrangement.

Rapid Accumulation Period

If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Pay Out Event has occurred until the earliest of (a) the commencement of the Rapid Amortization Period, (b) payment in full of the Investor Interest of the Certificates of such Series and, if so specified in the related Prospectus Supplement, of the Collateral Interest, if any, with respect to such Series and (c) the related Series Termination Date (the "Rapid Accumulation Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of such Series or Class on the Scheduled Payment Date. The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount. The term "Pay Out Event" with respect to a Series of Certificates issued by the Trust means any of the events identified as such in the related Prospectus Supplement and any of the following: (a) certain events of insolvency or receivership relating to the Transferor, (b) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement or (c) such trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended. See "Description of the Certificates--Pay Out Events" in this Prospectus and the Related Prospectus Supplement for a discussion of the events which might lead to commencement of a Rapid Accumulation Period.

During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of such funds. Investment earnings on such funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related Prospectus Supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificates, such Series may be subject to a principal guaranty or other similar arrangement.

Rapid Amortization Period

During the period from the day on which a Pay Out Event has occurred with respect to a Series or, if so specified in the Prospectus Supplement relating to a Series with a Controlled Accumulation Period, from such time specified in the related Prospectus Supplement after a Pay Out Event has occurred and the Rapid Accumulation Period has commenced, to the earlier of (a) the date on which the Investor Interest of the Certificates of such Series and the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series have been paid in full and (b) the related Series Termination Date (the "Rapid Amortization Period"), collections of Principal Receivables allocable to the Investor Interest of such Series (and certain other amounts if so specified in the related Prospectus Supplement) will be distributed as principal payments to the Certificateholders of such Series and, in certain circumstances, to the Credit Enhancement Provider, monthly on or before each Distribution Date with respect to such Series in the manner and order of priority set forth in the related Prospectus Supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal will not be limited by any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series or any Class thereof will be paid to the Certificateholders of such Series or Class on the first Distribution Date in the Rapid Amortization Period. See "Description of the Certificates-Pay Out Events" in this Prospectus and the Related Prospectus Supplement for a discussion of the events which might lead to commencement of the Rapid Amortization Period.

Transfer and Assignment of Receivables

The Transferor transferred and assigned at the time of formation of the Trust all of its right, title and interest in and to the Receivables in the related Accounts and, unless otherwise specified in the related Prospectus Supplement, all Receivables thereafter created in such Accounts.

In connection with each such initial transfer and in connection with each subsequent transfer of Receivables to the Trust, the Transferor has indicated in its computer files that the related Receivables have been conveyed to the Trust. In addition, the Transferor has provided to the Trustee computer files or microfiche lists, containing a true and complete list showing each related Account, identified by account number and by total outstanding balance on the date of transfer. The Transferor will not deliver to the related Trustee any other records or agreements relating to the Accounts or the Receivables, except in connection with additions or removals of Accounts. Except as stated above, the records and agreements relating to the Accounts and the Receivables maintained by the Transferor or the Servicer are not and will not be segregated by the Transferor or the Servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the Receivables to the Trust, but the computer records of the Transferor are and will be required to be marked to evidence such transfer. The Transferor will file with respect to the Trust Uniform Commercial Code financing statements with respect to the Receivables meeting the requirements of applicable state law. If applicable to a specific Series, see "Risk Factors--Transfer of Receivables" in the Related Prospectus Supplement and "Certain Legal Aspects of the Receivables."

The Transferor obtained and will obtain its interest in the Receivables pursuant to certain purchase agreements (each, a "Purchase Agreement") between the Transferor and the Receivables Sellers. Pursuant to a Purchase Agreement the Receivables Seller will transfer to the Transferor all Receivables in specified Accounts as of the Cut-Off Date specified therein. The Transferor has entered into the following purchase agreements: (i) the DIC Purchase Agreement dated as of August 14, 1998 with Dillard Investment Co., Inc. a Delaware corporation ("DIC"); (ii) the MFI Purchase Agreement dated as of August 14, 1998 with Mersco Factors, Inc., a Delaware corporation ("Mersco Factors"); (iii) the DNB Purchase Agreement dated as of August 14, 1998 with DNB; and (iv) the MSNB Purchase Agreement dated as of August 14, 1998 with DNB-La. (collectively, the "Existing Purchase Agreements"). Pursuant to the Purchase Agreements, each of DIC, Mersco Factors, DNB and DNB-La. transferred to the Transferor all then existing and thereafter arising receivables in each account identified on a list of accounts delivered to the Transferor, and all monies due or to become due with respect thereto as of the close of business on August 12, 1998. In addition, pursuant to their respective Purchase Agreements, each of DNB and DNB-La. transferred to the Transferor all receivables then existing and thereafter arising in each account created after August 12, 1998, and all monies due or to become due with respect thereto as of the date of creation of such receivables. See "Description of the Purchase Agreements" in this Prospectus.

Exchanges

For each Series of Certificates, the Agreement will provide for the Trustee to issue two types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below and (ii) the Transferor Certificate, a certificate which evidences the Transferor Interest, which initially will be held by the Transferor and will be transferable only as provided in the Agreement. The related Prospectus Supplement may also provide that, pursuant to any one or more Series Supplements, the holder of the Transferor Certificate may tender such Transferor Certificate, or the Transferor Certificate and the Certificates evidencing any Series of Certificates issued by the Trust, to the Trustee in exchange for one or more new Series (which may include Series offered pursuant to this Prospectus) and a reissued Transferor Certificate (any such tender, an "Exchange"). Pursuant to the Agreement, the holder of the Transferor Certificate may define, with respect to any newly issued Series, all principal terms of such new Series (the "Principal Terms"). Upon the issuance of an additional Series of Certificates, none of the Transferor, the Servicer, the Trustee or the Trust will be required or will obtain the consent of any Certificateholder of any other Series previously issued by the Trust. However, as a condition of an Exchange, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding Series. The Transferor may offer any Series under a Prospectus or other disclosure document (a "Disclosure Document") in offerings pursuant to this Prospectus or in transactions either registered under the Securities Act of 1933, as amended (the "Securities Act") or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. As used herein, "Rating Agency" shall mean a nationally recognized rating organization selected by the Transferor to rate any Series.

Unless otherwise specified in the related Prospectus Supplement, the holder of the Transferor Certificate may perform Exchanges and define Principal Terms such that each Series issued under the Trust has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization or accumulation periods while other Series are not. Moreover, each Series may have the benefit of a Credit Enhancement which is available only to such Series. Under the Agreement, the Trustee shall hold any such form of Credit Enhancement only on behalf of the Series with respect to which it relates. The holder of the Transferor Certificate may deliver a different form of Credit Enhancement agreement with respect to each Series. The holder of the Transferor Certificate may specify different certificate rates and monthly servicing fees with respect to each Series (or a particular Class within such Series). The holder of the Transferor Certificate will also have the option under the Agreement to vary between Series the terms upon which a Series (or a particular Class within such Series) may be repurchased by the Transferor. Additionally, certain Series may be subordinated to other Series, or Classes within a Series may have different priorities. There will be no limit to the number of Exchanges that may be performed under the Agreement.

Unless otherwise specified in the related Prospectus Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the related Agreement. Under the Agreement, the holder of the Transferor Certificate may perform an Exchange by notifying the Trustee at least five days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series (and, if applicable, each Class thereof):
(i) its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Transferor Certificate, (ii) its certificate rate (or method of calculating such rate) and
(iii) the provider of Credit Enhancement, if any, which is expected to provide support with respect to it. The Agreement will provide that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to it of the following, among others, (i) a Series Supplement specifying the Principal Terms of such Series, (ii) (a) an opinion of counsel to the effect that, unless otherwise stated in the related Series Supplement, the certificates of such Series will be characterized as indebtedness for federal income tax purposes and (b) an opinion of counsel to the effect that, for federal income tax purposes, (1) such issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (2) following such issuance, the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder or the Trust (an opinion of counsel with respect to any matter to the effect referred to in clause (b) with respect to any action is referred to herein as a "Tax Opinion"), (iii) if required by the related Series Supplement, the form of Credit Enhancement, (iv) if Credit Enhancement is required by the Series Supplement, an appropriate Credit Enhancement agreement executed by the Transferor and the issuer of the Credit Enhancement, (v) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (vi) an officer's certificate of the Transferor to the effect that after giving effect to the Exchange the Transferor would not be required to add Additional Accounts pursuant to the Agreement and the Transferor Interest would be at least equal to at a specified minimum level (the "Minimum Transferor Interest") and (vii) the existing Transferor Certificate and, if applicable, the certificates representing the Series to be exchanged. Upon satisfaction of such conditions, the Trustee will cancel the existing Transferor Certificate and the certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Transferor Certificate.

Representations and Warranties

The Transferor makes certain representations and warranties to the Trust (subject to specified exceptions and limitations) in the Agreement to the effect that, among other things, (a) the Transferor is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Agreement and had the authority to consummate the transactions contemplated by the applicable Purchase Agreements, (b) the Transferor has or had, in the case of the Purchase Agreements, the trust power and authority to (x) execute and deliver the Agreement and Purchase Agreements and to perform its obligations thereunder and (y) transfer the Receivables to the Trust, (c) the execution and delivery of the Agreement and Purchase Agreements will not materially conflict with or constitute a material default under any instrument, contract or agreement to which the Transferor is a party,
(d) the execution and delivery of the Agreement and Purchase Agreements and the performance of its obligations thereunder will not violate any requirements of law applicable to the Transferor and (e) no proceedings are pending or, to the best of the Transferor's knowledge, threatened, against the Transferor before any court (x) asserting the invalidity of the Certificates of such Series, (y) seeking to prevent the consummation of the transactions contemplated by the Agreement or Purchase Agreements or (z) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Agreement or the Purchase Agreements. If so provided in the related Prospectus Supplement, if (i) any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to the Transferor by the related Trustee or to the Transferor and the related Trustee by the Certificateholders holding more than 50% of the Investor Interest of the related Series, and (ii) as a result the interests of the Certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period, then the Trustee or Certificateholders holding more than 50% of the Investor Interest may give notice to the Transferor (and to the related Trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby commencing the Rapid Amortization Period.

The Transferor makes in the Agreement representations and warranties to the Trust relating to the Receivables in the Trust to the effect, among other things, that, (i) (a) as of the date specified in the related Prospectus Supplement (the "Cut-Off Date"), or as of the date of the designation of Additional Accounts, each applicable Account was an Eligible Account (as defined below) and (b) as of the Closing Date of the initial Series of Certificates issued by the Trust, each of the Receivables then existing in the Applicable Accounts is an Eligible Receivable (as defined below) and (ii) as of the date of creation of any new Receivable, such Receivable is an Eligible Receivable and the representation and warranty set forth in clause (b) in the immediately following paragraph is true and correct with respect to such Receivable. In the event (i) of a breach of any representation and warranty set forth in this paragraph, within 60 days, or such longer period as may be agreed to by the Trustee, of the earlier to occur of the discovery of such breach by the Transferor or Servicer or receipt by the Transferor of written notice of such breach given by the Trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and (ii) that as a result of such breach, the Receivables in the related Accounts are charged off as uncollectible, the Trust's rights in, to or under the Receivables or its proceeds are impaired or the proceeds of such Receivables are not available for any reason to the Trust free and clear of any lien, the Transferor will accept reassignment of each Principal Receivable as to which such breach relates (an "Ineligible Receivable") on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made with respect to such Ineligible Receivable if, on any day within the applicable period (or such longer period as may be agreed to by the Trustee), the representations and warranties with respect to such Ineligible Receivable shall then be true and correct in all material respects. The Transferor shall accept reassignment of each such Ineligible Receivable by directing the Servicer to deduct the amount of each such Ineligible Receivable from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be a negative number, on the date of reassignment of such Ineligible Receivable the Transferor shall make a deposit in the Principal Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the Ineligible Receivable. The obligation of the Transferor to accept reassignment of any Ineligible Receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such Receivable available to the Certificateholders or the Trustee on behalf of Certificateholders.

The Transferor makes in the Agreement representations and warranties to the Trust to the effect, among other things, that as of the Closing Date of the initial Series of Certificates issued by the Trust (a) the Agreement will constitute a legal, valid and binding obligation of the Transferor and (b) the transfer of Receivables by it to the Trust under the Agreement will constitute either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables (other than Receivables in Additional Accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders) or the grant of a first priority perfected security interest in such Receivables (except for certain tax liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of Certificateholders), which is effective as to each such Receivable upon the creation thereof. In the event of a breach of any of the representations and warranties described in this paragraph, either the Trustee or the Holders of Certificates evidencing undivided interests in the Trust aggregating more than 50% of the aggregate Investor Interest of all Series outstanding under the Trust may direct the Transferor to accept reassignment of the Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to the Investor Interest and Enhancement Invested Amount, if any, for each Series outstanding under the Trust on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made less the amount, if any, previously allocated for payment of principal to such Certificateholders or such holders of the Enhancement Invested Amount or the Collateral Interest, if any, on such Distribution Date, plus an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered a payment in full of the Investor Interest and the Enhancement Invested Amount, if any, for each such Series required to be repurchased and will be distributed upon presentation and surrender of the Certificates for each such Series. The obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties described in this paragraph available to the Trustee or such Certificateholders.

Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Account" will mean, as of the relevant Cut-Off Date (or, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust), each Account owned by an Originator (a) which is payable in United States dollars, (b) the obligor of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions, (c) which has not been classified by the applicable Originator as counterfeit, deleted, fraudulent, stolen or lost, (d) which has either been originated or, with the consent of the Rating Agencies, acquired by an Originator and subsequently acquired by the Transferor from such Originator and (e) which has not been charged off by the applicable Originator in its customary and usual manner for charging off such Account as of the Cut-Off Date and, with respect to Additional Accounts, as of their date of designation for inclusion in the Trust. The definition of Eligible Account may be changed by amendment to the Agreement without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust.

Unless otherwise specified in the related Prospectus Supplement, with respect to each Series of Certificates, an "Eligible Receivable" will be defined to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance, in all material respects, with all requirements of law applicable to the respective Originator, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the respective

Originator, (c) with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by the respective Originator in connection with the creation of such Receivable or the execution, delivery, creation and performance by the respective Originator of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivable, (d) as to which, at the time of its creation, the Transferor has good title free and clear of all liens and security interests (other than certain tax liens for taxes not then due or which the Transferor is contesting), (e) which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions) and (f) which constitutes an "account" or "general intangible" under Article 9 of the UCC as then in effect in the State of Delaware.

Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, it will not be required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year (or such other date specified in the related Prospectus Supplement) an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

Addition of Trust Assets

As described above under "The Receivables," the Transferor will have the right to designate for the Trust, from time to time, Additional Accounts to be included as Accounts with respect to the Trust. In addition, the Transferor will be required to designate Additional Accounts under the circumstances and in the amounts specified in the related Prospectus Supplement. The Transferor will convey to the Trust its interest in all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The total amount of Receivables in the Trust will fluctuate from day to day, because the amount of new Receivables arising in the Accounts and the amount of payments collected on existing Receivables usually differ each day.

Each Additional Account must be an Eligible Account at the time of its designation. However, Additional Accounts may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by an Originator using credit criteria different from those which were applied by such Originator to the initial Accounts or may have been acquired by an Originator from an institution which may have had different credit criteria.

In addition to or in lieu of Additional Accounts, the Transferor will be permitted to add to the Trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under private label consumer revolving credit card accounts owned by the Transferor and collections thereon ("Participations"). Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement (a "Participation Agreement") entered into by the Transferor which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such Participation Agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the Participation Agreement and may be different from those specified herein. The rights and remedies of the Trust as the holder of a Participation (and therefore the Certificateholders) will be subject to all the terms and provisions of the related Participation Agreement. The Agreement may be amended to permit the addition of a Participation in the Trust without the consent of the related Certificateholders if (i) the Transferor delivers to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such Certificateholders, and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Series under the Trust. To the extent required pursuant to the Securities Act, any Participations transferred to the Trust (a) will have been (i) registered under the Securities Act or (ii) held for at least the Rule 144(k) holding period, and (b) will be acquired in secondary market transactions not from the issuer or an affiliate. If the Transferor chooses to add Participations to the Trust, the related Prospectus Supplement will contain a brief discussion, to the extent such discussion is material, of the business of and availability of information for each underlying issuer of Participations and information concerning market prices of the underlying securities.

Except as described in the following paragraph, a conveyance by the Transferor to the Trust of Receivables in Additional Accounts or Participations is subject to the following conditions, among others: (i) the Transferor shall give the Trustee, each Rating Agency and the Servicer written notice that such Additional Accounts or Participations will be included, which notice shall specify the approximate aggregate amount of the Receivables or interests therein to be transferred; (ii) the Transferor shall have delivered to the Trustee a written assignment (including an acceptance by the Trustee on behalf of the Trust for the benefit of the Certificateholders) as provided in the Agreement relating to such Additional Accounts or Participations (the "Assignment") and, the Transferor shall have delivered to the Trustee a computer file or microfiche list, dated the date of such Assignment, containing a true and complete list of such Additional Accounts or Participations; (iii) the Transferor shall represent and warrant that (x) each Additional Account is, as of the date the Receivables in such Account are first added to the Trust (the "Addition Date"), an Eligible Account, and each Receivable in such Additional Account is, as of the Addition Date, an Eligible Receivable, (y) no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Additional Accounts from the available Eligible Accounts from the applicable Originator, and (z) as of the Addition Date, the Transferor is not insolvent; (iv) the Transferor shall deliver an opinion of counsel with respect to the security interest of the Trust in the Receivables in the Additional Accounts or the Participations transferred to the Trust and (v) under certain circumstances, if any, specified in the related Prospectus Supplement with respect to

Additional Accounts and to Participations, each Rating Agency then rating any Series of Certificates outstanding under such Trust shall have consented to the addition of such Additional Accounts or Participations.

If specified in the related Prospectus Supplement, Additional Accounts may be automatically added to the Accounts on an ongoing basis; provided, however, that such automatic inclusion and transfer shall not occur with respect to any such account if: (i) such account does not qualify as an Eligible Account or
(ii) the Transferor otherwise designates such account as an account which is not to be included as an Account. The Transferor will deliver to the Trustee a computer file or microfiche list of all such included Accounts. In connection with any such automatic addition of Additional Accounts, the Transferor will be required to satisfy the conditions specified in clause (iii) in the preceding paragraph.

In addition to the periodic reports otherwise required to be filed by the Servicer with the SEC pursuant to the Exchange Act, the Servicer intends to file, on behalf of the Trust, a Report on Form 8-K with respect to any addition to the Trust of Receivables in Additional Accounts or Participations that would have a material effect on the composition of the assets of the Trust.

Removal of Accounts

Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, subject to the conditions set forth in the next succeeding sentence, the Transferor may, but shall not be obligated to, designate from time to time (which may be restricted to certain periods if so specified in the related Prospectus Supplement) certain Accounts to be Removed Accounts, all Receivables in which shall be subject to deletion and removal from the Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. The Transferor will be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause a Pay Out Event for any Series to occur; (ii) the Transferor shall have delivered to the related Trustee for execution a written assignment and a computer file or microfiche list containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts; (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the holders of any Series of Certificates outstanding under the Trust were utilized in selecting the Removed Accounts to be removed from the Trust; (iv) each Rating Agency then rating each Series of Certificates outstanding under the Trust shall have received notice of such proposed removal of Accounts and the Transferor shall have received notice from each such Rating Agency that such proposed removal will not result in a downgrade of its then current rating for any such Series and (v) such other conditions as are specified in the related Prospectus Supplement; and (vi) the Transferor shall have delivered to the Trustee a certificate confirming the items set forth in clauses (i) through (v) above. Notwithstanding the above, the Transferor will be permitted to designate as a Removed Account without the consent of the related Trustee, Certificateholders or Rating Agencies any Account that has a zero balance and which the Transferor will remove from its computer file.

Collection and Other Servicing Procedures

For each Series of Certificates, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's policies and procedures for servicing credit card receivables comparable to the Receivables. Servicing functions to be performed with respect to the Receivables include processing statements and mailing, collecting and recording payments, investigating payment delinquencies and communicating with Obligors. The Servicer may delegate some or all of these servicing functions to one or more subservicers who agree to perform these functions in accordance with the Servicer's policies and procedures. Currently, the Servicer has appointed MCC, an affiliate of DNB, as a subservicer for the Mercantile Accounts.

Discount Option

The Transferor may at any time designate a specified fixed or variable percentage as specified in the related Prospectus Supplement (the "Discount Percentage") of the amount of Receivables arising in the Accounts with respect to the Trust on and after the date such option is exercised that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Such designation will become effective upon satisfaction of the requirements set forth in the Agreement, including confirmation by each Rating Agency in writing of its then current rating on each outstanding Series of the Trust. Collections of Receivables to which such Discount Option is applicable that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement.

Trust Accounts

Unless otherwise specified in a Prospectus Supplement, the Trustee will establish and maintain in the name of the Trust two separate accounts in a segregated trust account (which need not be a deposit account), a "Finance Charge Account" and a "Principal Account," for the benefit of the Certificateholders of all related Series, including any Series offered pursuant to this Prospectus. The Agreement will provide that the Trustee shall have the power to establish series accounts in Series Supplements, including an Interest Funding Account, a Principal Funding Account, a Pre-Funding Account or such other account specified in the related Series Supplement, each of which series accounts shall be held for the benefit of the Certificateholders of the related Series and for the purposes set forth in the related Prospectus Supplement. The Trustee will also establish one or more "Distribution Accounts" each of which shall be Eligible Deposit Accounts. The Servicer will establish and maintain, in the name of the Trust, for the benefit of Certificateholders of all Series issued thereby including any Series offered pursuant to this Prospectus, a Collection Account, which will be an Eligible Deposit Account. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such accounts, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means (a) so long as the Rating Agency Condition would be satisfied, the Servicer, (b) a depository institution (which may be the Trustee or an affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has a certificate of deposit rating of "P-1" by Moody's Investors Service, Inc. ("Moody's"), (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (y) a certificate of deposit rating of "A-1+" by Standard & Poor's Ratings Service ("Standard & Poor's") and (iii) is a member of the FDIC or (c) any other institution that is acceptable to the Rating Agencies. Unless otherwise specified in the related Prospectus Supplement, funds in the Principal Account and the Finance Charge Account for the Trust will be invested, at the direction of the Servicer, in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement), (iii) commercial paper having, at the time of the Trust's investment, a rating in the highest rating category from Moody's and Standard & Poor's (unless otherwise specified in the related Prospectus Supplement), (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above, (v) certain repurchase agreements transacted with either (a) an entity subject to the United States federal bankruptcy code or (b) a financial institution insured by the FDIC or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. and
(vi) any other investment that by its terms converts to cash within a finite time period if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating or ratings of the Certificates (such investments, "Permitted Investments"). Unless otherwise specified in the related Prospectus Supplement, any earnings (net of losses and investment expenses) on funds in the Finance Charge Account or the Principal Account will be paid to the Transferor. Funds in any other series account established by a Series Supplement may be invested in Permitted Investments or otherwise as provided in the related Prospectus Supplement. The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Finance Charge Account and the Principal Account for the purpose of carrying out the Servicer's duties under the Agreement. The related Prospectus Supplement will identify the paying agent (the "Paying Agent"). The Paying Agent will have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

Funding Period

For any Series of Certificates, the related Prospectus Supplement may specify that during a period beginning on the Closing Date and ending on a specified date before the commencement of an Amortization Period or the Accumulation Period with respect to such Series (the "Funding Period") the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Certificates of such Series and that the amount of such deficiency, which may be up to 100% of the aggregate principal amount of the Certificates of such Series, (the "Pre-Funding Amount") will be held in a trust account established with the related Trustee for the benefit of Certificateholders of such Series (the "Pre-Funding Account") pending the transfer of additional Receivables to the Trust or pending the reduction of the Investor Interests of other Series issued by the Trust. The Prospectus Supplement relating to a Series of Certificates will specify that the Funding Period for such Series will end on a specified date certain or earlier under certain circumstances, such as the commencement of the Rapid Amortization Period. The actual length of a Funding Period for a Series may be contingent upon another event such as the generation by the Transferor of additional Principal Receivables or the term of the Amortization Period or Accumulation Period of a related Companion Series. The actual length of a Funding Period will nevertheless be no longer than one year. Generally, the Amortization Period or Accumulation Period of a related Companion Series will depend upon the payment rate of the Receivables in the Trust. See "Maturity Considerations." Until the end of the Funding Period of a Series paired with a related Companion Series, the Certificates of such Series will evidence an undivided interest in Receivables to the extent of the Investor Interest in such Series and in funds on deposit in the Pre-Funding Account and Permitted Investments of such funds to the extent of the difference between the aggregate principal amount of the Certificate of such Series (the "Full Investor Interest") and the initial Investor Interest. The related Prospectus Supplement will specify the initial Investor Interest with respect to such Series, the Full Investor Interest and the date by which the Investor Interest is expected to equal the Full Investor Interest. The Investor Interest will increase as Receivables are delivered to the Trust as the Investor Interests of other Series of the Trust are reduced. The Investor Interest may also decrease due to Investor Charge-Offs.

During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Certificates will be withdrawn and paid to the Transferor to the extent of any increases in the Investor Interest. In the event that the Investor Interest does not for any reason equal the Full Investor Interest by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Certificateholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement. Such event will result in an early repayment of Certificate principal and the Certificateholders of such Series will not receive the benefit of the Certificate Rate for the period of time originally expected on the amount of such early repayment.

If so specified in the related Prospectus Supplement, monies in the Pre-Funding Account will be invested by the Trustee in Permitted Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Finance Charge Account for distribution in respect of interest on the Certificates of the related Series in the manner specified in the related Prospectus Supplement.

Companion Series

If so specified in the related Prospectus Supplement, a Series of Certificates may be paired with one or more other Series issued by the Trust (each, a "Companion Series") on or prior to the commencement of the Amortization Period or Accumulation Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest in the Trust of the Companion Series will be increased. If a Pay Out Event occurs with respect to the Series having a Companion Series or with respect to the Companion Series when the Series is in an Amortization Period, the Investor Percentage in respect of collections of Principal Receivables for the Series and the Investor Percentage in respect of collections of Principal Receivables for the Companion Series may be reset as provided in the related Prospectus Supplement. Resetting of such Investor Percentage may have the effect of reducing the amount of collections of Principal Receivables allocable to the Series that is paired with the Companion Series. While the issuance of a Companion Series will be subject to the conditions described under "--Exchanges," there can be no assurance that the terms of a Companion Series might not have an impact on the timing or amount of payments received on the Series with which it is paired. See "Maturity Considerations."

Investor Percentage and Transferor Percentage

The Servicer will allocate between the Investor Interest of each Series issued by the Trust (and between each Class of each Series) and the Transferor Interest, and, in certain circumstances, the interest of certain Credit Enhancement Providers, all amounts collected on Finance Charge Receivables, all amounts collected on Principal Receivables and all Receivables in Defaulted Accounts. The Servicer will make each allocation by reference to the applicable Investor Percentage of each Series and the Transferor Percentage, and, in certain circumstances, the percentage interest of certain Credit Enhancement Providers (the "Credit Enhancement Percentage") with respect to such Series. The Prospectus Supplement relating to a Series will specify the Investor Percentage and, if applicable, the Credit Enhancement Percentage (or the method of calculating such percentage) with respect to the allocations of collections of Principal Receivables, Finance Charge Receivables and Receivables in Defaulted Accounts during the Revolving Period, any Amortization Period and the Accumulation Period, as applicable. In addition, for each Series of Certificates having more than one Class, the related Prospectus Supplement will specify the method of allocation between each Class.

The Transferor Percentage will, in all cases, be equal to 100% minus the aggregate Investor Percentages and, if applicable, the Credit Enhancement Percentages, for all Series then outstanding.

Application of Collections

Unless otherwise specified in the related Prospectus Supplement, except as otherwise provided below, the Servicer will deposit into an account required to be established for such purpose by the Agreement (the "Collection Account") for the Trust, no later than the second business day (or such other day specified in the related Prospectus Supplement) following the date of processing, any payment collected by the Servicer on the Receivables. On the same day as any such deposit is made, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as DNB remains the Servicer under the Agreement, and (a)(i) the Servicer provides to the Trustee a letter of credit or other credit support acceptable to each Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then existing rating of the related Series (and if the Trust has issued more than one Series, any Series of certificates then issued and outstanding thereunder), or (b) Dillard's (so long as the Servicer is wholly-owned by Dillard's) has and maintains a long-term unsecured debt rating in one of the four highest categories assigned by each of Moody's and Standard & Poor's, or (c) such other arrangement is made by the Servicer which is approved in writing by the Rating Agencies, then the Servicer may make such deposits and payments on a monthly or other periodic basis on the Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied.

Unless otherwise specified in the related Prospectus Supplement, notwithstanding anything in the Agreement to the contrary, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account or the Principal Account, with respect to any Monthly Period, (i) the Servicer will only be required to deposit collections from the Collection Account into the Finance Charge Account, the Principal Account or any series account established by a related Series Supplement up to the required amount to be deposited into any such account or, without duplication, distributed on or prior to the related Distribution Date to Certificateholders or to the provider of Enhancement and (ii) if at any time prior to such Distribution Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

Unless otherwise specified in the related Prospectus Supplement, the Servicer will withdraw the following amounts from the Collection Account for application as indicated:

  (a) an amount equal to the Transferor Percentage of the aggregate amount of such deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid or held for payment to the holder of the Transferor Certificate, provided that if after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust;

  (b) a defeasance amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into the Finance Charge Account for allocation and distribution as described in the related Prospectus Supplement;

  (c) during the Revolving Period, an amount equal to the applicable Investor Percentage of the aggregate amount of such deposits in respect of Principal Receivables will be invested or held for investment in Principal Receivables, provided that if after giving effect to the inclusion in the Trust of all Receivables on or prior to such date of processing the Transferor Interest would be reduced below the Minimum Transferor Interest the excess will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust;

  (d) during the Controlled Amortization Period or Accumulation Period, as applicable, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables up to the amount, if any, as specified in the related Prospectus Supplement will be deposited in the Principal Account or Principal Funding Account, as applicable, for allocation and distribution to Certificateholders as described in the related Prospectus Supplement, provided that if collections of Principal Receivables exceed the principal payments which may be allocated or distributed to Certificateholders, the amount of such excess will be paid to the holder of the Transferor Certificate until the Transferor Interest is reduced to the Minimum Transferor Interest, and thereafter will be deposited in the Principal Account or other specified account and will be used as described in the related Prospectus Supplement, including for payment to other Series of Certificates issued by the Trust; and

  (e) during the Principal Amortization Period, if applicable, and the Rapid Amortization Period, an amount equal to the applicable Investor Percentage of such deposits in respect of Principal Receivables will be deposited into the Principal Account for application and distribution as provided in the related Prospectus Supplement.

In the case of a Series of Certificates having more than one Class, the amounts in the Collection Account will be allocated and applied to each Class in the manner and order of priority described in the related Prospectus Supplement.

Any amounts collected in respect of Principal Receivables and not paid to the Transferor because the Transferor Interest is zero as described above (with respect to each Series, "Unallocated Principal

Collections"), together with any adjustment payments as described below, will be paid to and held in the Principal Account and paid to the Transferor if and to the extent that the Transferor Interest is equal to or greater than zero. If an Amortization Period or Accumulation Period has commenced, Unallocated Principal Collections will be held for distribution to the Certificateholders on the related Distribution Date or accumulated for distribution on the Scheduled Payment Date, as applicable, and distributed to the Certificateholders of each Class or held for and distributed to the Certificateholders of other Series of Certificates issued by the Trust in the manner and order of priority specified in the related Prospectus Supplement.

Shared Excess Finance Charge Collections

Any Series offered hereby may be included in a Group of Series (each, a "Group"). The Prospectus Supplement relating to a Series will specify whether such Series will be included in a Group and will identify any previously issued Series included in such Group. If so specified in the related Prospectus Supplement, the Certificateholders of a Series within a Group or any Class thereof may be entitled to receive all or a portion of Excess Finance Charge Collections with respect to another Series within such Group to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to such Series or Class. Unless otherwise provided in the related Prospectus Supplement, with respect to any Series, "Excess Finance Charge Collections" for any Monthly Period will equal the excess of collections of Finance Charge Receivables, annual membership fees and certain other amounts allocated to the Investor Interest of such Series or Class over the sum of (i) interest accrued for the current month ("Monthly Interest") and overdue Monthly Interest on the Certificates of such Series or Class (together with, if applicable, interest on overdue Monthly Interest at the rate specified in the related Prospectus Supplement ("Additional Interest")), (ii) accrued and unpaid Investor Servicing Fees with respect to such Series or Class payable from collections of Finance Charge Receivables, (iii) the Investor Default Amount with respect to such Series or Class, (iv) unreimbursed Investor Charge-Offs with respect to such Series or Class and (v) other amounts specified in the related Prospectus Supplement. The term "Investor Servicing Fee" for any Series of Certificates or Class thereof means the Servicing Fee allocable to the Investor Interest with respect to such Series or Class, as specified in the related Prospectus Supplement. The term "Investor Default Amount" means, for any Monthly Period and for any Series or Class thereof, the aggregate amount of the applicable Investor Percentage of Principal Receivables in Defaulted Accounts. The term "Investor Charge-Off" means, for any Monthly Period, and for any Series or Class thereof, the amount by which (a) the related Monthly Interest and overdue Monthly Interest (together with, if applicable, Additional Interest), the accrued and unpaid Investor Servicing Fees payable from collections of Finance Charge Receivables, the Investor Default Amount and any other required fees exceeds (b) amounts available to pay such amounts out of collections of Finance Charge Receivables, available Credit Enhancement amounts, if any, and other sources specified in the related Prospectus Supplement, if any, but not more than such Investor Default Amount. See "-- Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

Shared Principal Collections

If so specified in the related Prospectus Supplement, to the extent that collections of Principal Receivables and certain other amounts that are allocated to the Investor Interest of any Series are not needed to make payments or deposits with respect to such Series, such collections ("Shared Principal Collections") will be applied to cover principal payments due to or for the benefit of Certificateholders of other Series. If so specified in the related Prospectus Supplement, the allocation of Shared Principal Collections may be among Series within a Group. Any such reallocation will not result in a reduction in the Investor Interest of the Series to which such collections were initially allocated.

Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs

Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on the fourth business day preceding each Transfer Date (the "Determination Date"), the Servicer will calculate the aggregate Investor Default Amount for the preceding Monthly Period, which will be equal to the aggregate amount of the Investor Percentage of Principal Receivables in Defaulted Accounts; that is, Accounts which in such Monthly Period were written off as uncollectible in accordance with the Servicer's or the related Originator's policies and procedures for servicing credit card receivables, comparable to the Receivables. In the case of a Series of Certificates having more than one Class, the Investor Default Amount will be allocated among the Classes in the manner described in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, an amount equal to the Investor Default amount for any Monthly Period may be paid from other amounts, including collections in the Finance Charge Account or from Credit Enhancement, and applied to pay principal to Certificateholders or the holder of the Transferor Certificate, as appropriate. In the case of a Series of Certificates having one or more Classes of Subordinated Certificates, the related Prospectus Supplement may provide that all or a portion of amounts otherwise allocable to such Subordinated Certificates may be paid to the Holders of Senior Certificates to make up any Investor Default Amount allocable to such Holders of Senior Certificates.

With respect to each Series of Certificates, the Investor Interest with respect to such Series will be reduced by the amount of Investor Charge-Offs for any Monthly Period. Investor Charge-Offs will be reimbursed on any Distribution Date to the extent amounts on deposit in the Finance Charge Account and otherwise available therefor exceed such interest, fees and any aggregate Investor Default Amount payable on such date. Such reimbursement of Investor Charge-Offs will result in an increase in the Investor Interest with respect to such Series. In the case of a Series of Certificates having more than one Class, the related Prospectus Supplement will describe the manner and priority of allocating Investor Charge-Offs and reimbursements thereof among the Investor Interests of the several Classes.

If the Servicer or related Originator adjusts the amount of any Principal Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, then the amount of the Transferor Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment. In addition, the Transferor Interest in the Trust will be reduced, on a net basis, as a result of transactions in respect of any Principal Receivable which was discovered as having been created through a fraudulent or counterfeit charge. In the event that the exclusion of such Receivables from the calculation of the Transferor Interest at such time would cause the Transferor Interest to be less than the Minimum Transferor Interest, the Transferor will be required to pay an amount equal to such deficiency.

If so specified in the Prospectus Supplement relating to a Series, the Transferor may terminate its substantive obligations in respect of such Series or the Trust by depositing with the Trustee, from amounts representing, or acquired with, collections of Receivables, money or Permitted Investments sufficient to make all remaining scheduled interest and principal payments on such Series or all outstanding Series of Certificates of the Trust, as the case may be, on the dates scheduled for such payments and to pay all amounts owing to any Credit Enhancement Provider with respect to such Series or all outstanding Series, as the case may be, if such action would not result in a Pay Out Event for any Series. Prior to its first exercise of its right to substitute money or Permitted Investments for Receivables, the Transferor will deliver to the Trustee (i) an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended and (ii) a Tax Opinion.

Final Payment of Principal; Termination

With respect to each Series, the Certificates will be subject to optional repurchase by the Transferor on any Distribution Date after the total Investor Interest of such Series and the Enhancement Invested Amount, if any, with respect to such Series, is reduced to an amount less than or equal to 5% of the initial Investor Interest, if any (or such other amount specified in the related Prospectus Supplement), if certain conditions set forth in the Agreement are met. Unless otherwise specified in the related Prospectus Supplement, the repurchase price will be equal to the total Investor Interest of such Series (less the amount, if any, on deposit in any Principal

Funding Account with respect to such Series), plus the Enhancement Invested Amount, if any, with respect to such Series, plus accrued and unpaid interest on the Certificates and interest or other amounts payable on the Enhancement Invested Amount or the Collateral Interest, if any, through the day preceding the Distribution Date on which the repurchase occurs.

The Certificates of each Series will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Each Prospectus Supplement will specify the final date on which principal and interest with respect to the related Series of Certificates will be scheduled to be distributed (the "Series Termination Date"); provided, however, that the Certificates may be subject to prior termination as provided above. If the Investor Interest is greater than zero on the Series Termination Date, the Trustee or Servicer may be required to sell or cause to be sold certain Receivables in the manner provided in the Agreement and related Series Supplement and to pay the net proceeds of such sale and any collections on the Receivables, in an amount at least equal to the sum of the Investor Interest and the Enhancement Invested Amount, if any, with respect to such Series plus accrued interest due thereon.

Unless the Servicer and the holder of the Transferor Certificate instruct the Trustee otherwise, the Trust will terminate on the earliest of (a) the day after the Distribution Date on which the aggregate Investor Interest and Enhancement Invested Amount or Collateral Interest, if any, with respect to each Series outstanding is zero, (b) August 31, 2016, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event, immediately following such sale, disposition or liquidation (such date, the "Trust Termination Date"). Upon the termination of the Trust and the surrender of the Transferor Certificate, the Trustee shall convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust.

Pay Out Events

Unless otherwise specified in the related Prospectus Supplement, as described above, the Revolving Period will continue through the date specified in the related Prospectus Supplement unless a Pay Out Event occurs prior to such date. A Pay Out Event occurs with respect to all Series issued by the Trust upon the occurrence of either of the following events:

  (a) certain events of insolvency or receivership relating to the Transferor or Dillard's;

  (b) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Agreement; or

  (c) the Trust becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

In addition, a Pay Out Event may occur with respect to any Series upon the occurrence of any other event specified in the related Prospectus Supplement. On the date on which a Pay Out Event is deemed to have occurred, the Rapid Amortization Period will commence. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the scheduled commencement of an Amortization Period or prior to a Scheduled Payment Date, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

In addition to the consequences of a Pay Out Event discussed above, unless otherwise specified in the related Prospectus Supplement, if pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a receiver is appointed for the Transferor, on the day of such event the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 50% of the Investor Interest of each such Series (or if any Series has more than one

Class, of each Class, and any other Person specified in the Agreement or the related Series Supplement) issued and outstanding, the Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables and applied as specified above in "--Application of Collections" and in the related Prospectus Supplement.

If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bank Receivership."

Servicing Compensation and Payment of Expenses

Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, the Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a fee (the "Servicing Fee") payable at the times and in the amounts specified in the related Prospectus Supplement. The Investor Servicing Fee will be funded from collections of Finance Charge Receivables allocated to the Investor Interest and will be paid each month, or on such other specified periodic basis, from amounts so allocated and on deposit in the Finance Charge Account or, in certain limited circumstances, from amounts available from Enhancement and other sources, if any. The remainder of the servicing fee for the Trust will be allocable to the Transferor Interest, the Investor Interests of any other Series issued by the Trust and the interest represented by the Enhancement Invested Amount or the Collateral Interest, if any, with respect to such Series, as described in the related Prospectus Supplement. Neither the Trust nor the Certificateholders will have any obligation to pay the portion of the servicing fee allocable to the Transferor Interest.

The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than federal, state and local income and franchise taxes, if any, of the Trust.

Certain Matters Regarding the Transferor and the Servicer

Dillard National Bank, a wholly-owned banking subsidiary of the Corporation, initially will service the Receivables. The Servicer may appoint any affiliate as a sub-servicer (a "Sub-Servicer") to service any or all of the Receivables. In certain limited circumstances, the Servicer or Sub-Servicer may resign or be removed, in which event the Trustee or a third party servicer may be appointed as successor servicer (the Servicer, or any such successor servicer, is referred to herein as the "Servicer"). The principal executive office of the Servicer is located at 396 N. William Dillard Drive, Gilbert, Arizona 85233, telephone number (602) 503-5504. The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the "Servicing Fee"). The Servicing Fee may be payable from Finance Charge Receivables or other amounts as specified in the related Prospectus Supplement.

With respect to each Series of Certificates, the Servicer may not resign from its obligations and duties under the Agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. DNB has delegated some of its servicing duties to MCC; however, such delegation does not relieve it of its obligation to perform such duties in accordance with the Agreement.

The Agreement will provide that the Servicer will indemnify the Trust and Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer or any Sub-Servicer with respect to the activities of the Trust or the Trustee; provided, however, that the Servicer shall not indemnify (a) the Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Trustee in the performance of its duties under the Agreement, (b) the Trust, the Certificateholders or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders or the Certificate Owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible or (d) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection with the Agreement to any taxing authority.

In addition, the Agreement will provide that, subject to certain exceptions, the Transferor will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a Certificateholder as an investor in the Certificates or those which arise from any action of a Certificateholder) arising out of or based upon the arrangement created by the Agreement as though the Agreement created a partnership under the New York Revised Limited Partnership Act in which the Transferor is a general partner.

The Agreement will provide that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the related Trust, Trustee, Certificateholders or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. Neither the Transferor, the Servicer, nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of the Transferor, the Servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that neither the Servicer nor any Sub-Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability.

The Agreement will provide that, in addition to Exchanges, if applicable, the Transferor may transfer its interest in all or a portion of the Transferor Certificate, provided that prior to any such transfer (a) the Trustee receives written notification from each Rating Agency that such transfer will not result in a lowering of its then existing rating of the Certificates of each outstanding Series rated by it and (b) the Trustee receives a Tax Opinion.

Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, upon execution of a supplement to the Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Agreement, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

Servicer Guarantee

If so provided in the Prospectus Supplement related to a Series of Certificates, the obligations of the Servicer under the Agreement may be guaranteed (a "Servicer Guarantee") by Dillard's or any of its subsidiaries pursuant to a guarantee agreement in favor of the Trustee.

Servicer Default

Unless otherwise specified in the related Prospectus Supplement, in the event of any Servicer Default (as defined below), either the Trustee or Certificateholders representing undivided interests aggregating more than 50% of the Investor Interests for all Series of Certificates of the Trust, by written notice to the Servicer (and to the Trustee if given by the Certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Agreement and in the Transferor Interest will not be affected by such termination. The Trustee shall as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement shall pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as successor Servicer, then the Trustee shall give the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

Unless otherwise specified in the related Prospectus Supplement, "Servicer Default" under the Agreement refers to any of the following events:

  (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make certain payments, transfers or deposits, on the date the Servicer is required to do so under the Agreement or any Series Supplement (or within the applicable grace period, which shall not exceed 10 business days);

  (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders; or the delegation by the Servicer of its duties under the Agreement, except as specifically permitted thereunder;

  (c) any representation, warranty or certification made by the Servicer in the Agreement, or in any certificate delivered pursuant to the Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series issued and outstanding under the Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such Certificateholders;

  (d) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer, or

  (e) such other event specified in the related Prospectus Supplement.

Unless otherwise stated in the related Prospectus Supplement, notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 business days, or referred to under clause (b) or (c) for a period of 60 business days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement, and the Servicer shall provide the Trustee, any provider of Enhancement and/or any issuer of any third-party Credit Enhancement (a "Credit Enhancement Provider"), the Transferor and the holders of Certificates of each Series issued and outstanding under the Trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer and to Servicer Default other than such conservatorship or receivership or the insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either Trustee or the majority of the Certificateholders from effecting a Service Transfer.

Reports to Certificateholders

Unless otherwise specified in the related Prospectus Supplement, for each Series of Certificates, on each Distribution Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth, among other things: (a) the total amount distributed, (b) the amount of distribution on such Distribution Date allocable to principal on the Certificates, (c) the amount of such distribution allocable to interest on the Certificates, (d) the amount of collections of Principal Receivables processed during the preceding month or months since the last Distribution Date and allocated in respect of the Certificates, (e) the aggregate amount of Principal Receivables, the Investor Interest and the Investor Interest as a percentage of the aggregate amount of the Principal Receivables in the Trust as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (f) the aggregate outstanding balance of Accounts which are at least a specified number of days delinquent by class of delinquency as of the end of the last day of the preceding Monthly Period or Periods since the last Distribution Date, (g) the aggregate Investor Default Amount for the preceding Monthly Period or Periods since the last Distribution Date, (h) the amount of Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date and the amount of reimbursements of previous Investor Charge-Offs for the preceding Monthly Period or Periods since the last Distribution Date, (i) the amount of the Investor Servicing Fee for the preceding Monthly Period or Periods since the last Distribution Date, (j) the amount available under any Enhancement and Credit Enhancement, if any, as of the close of business on such Distribution Date, (k) the "pool factor" as of the end of the related Record Date (consisting of a seven-digit decimal expressing the ratio of the Investor Interest to the initial Investor Interest), (l) the aggregate amount of collections on Finance Charge Receivables and annual membership fees processed during the preceding Monthly Period or Periods since the last Distribution Date, (m) the Portfolio Yield (as such term is defined in the related Prospectus Supplement and relating to such Series) for the preceding Monthly Period or Periods since the last Distribution Date, (n) certain information relating to the floating or variable Certificate Rates, if applicable, for the Monthly Period or Periods ending on such Distribution Date and (o) if a Series of Certificates uses a Pre-Funding Account, the amounts on deposit in such Pre-Funding Account. In the case of a Series of Certificates having more than one Class, the statements forwarded to Certificateholders will provide information as to each Class of Certificates, as appropriate.

On or before January 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b) and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders to prepare their United States tax returns.

Evidence as to Compliance

Unless otherwise specified in the related Prospectus Supplement, the Agreement will provide that on or before March 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants to furnish (i) a report to the effect that such accounting firm has examined management's assertion that, as of the date of such report, the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control described in the report entitled "Internal Control-Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and that in their opinion, management's assertion is fairly stated, in all material respects and (ii) a report, prepared using generally accepted attestation standards to the effect that such accountants have compared the amounts set forth in at least two of the monthly certificates forwarded by the Servicer during the period covered by such report (which shall be the twelve-month period ending on December 31 of the preceding calendar year) with the Servicer's computer reports which were the source of such amounts and found them to be in agreement or shall disclose any exceptions noted and that such firm has recalculated the mathematical accuracy of amounts derived in the monthly certificates.

The Agreement will provide for delivery to the Trustee on or before August 31 of each calendar year, or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

Amendments

Unless otherwise specified in the related Prospectus Supplement, the Agreement and any Series Supplement may be amended by the Transferor, the Servicer and the Trustee, without the consent of Certificateholders of any Series then outstanding, to cure any ambiguity, to revise certain exhibits and schedules, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the Agreement or Series Supplement. No such amendment, however, may adversely affect in any material respect the interests of the Certificateholders of any Series then outstanding.

The Agreement and any related Series Supplement may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders of any Series then outstanding for the purpose of adding, changing or eliminating any provision thereof or any right of the holders of Certificates thereunder, provided that (i) the Servicer shall have furnished the Trustee with an officer's certificate to the effect that the amendment will not materially and adversely affect the interests of any Certificateholder,
(ii) such amendment will not cause the Trust to be characterized as a corporation for federal income tax purposes or otherwise have a material adverse effect on the federal income taxation of any Series and (iii) the Servicer shall have given each Rating Agency ten business days' prior written notice of such amendment and shall have received written confirmation from each Rating Agency that the rating of the Certificates of any Series will not be reduced or withdrawn as a result of such amendment. No such amendment, however, may effect any of the amendments that require unanimous Certificateholder consent as set forth in the next paragraph, or (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on Certificates of any Series, (ii) change the definition of or the manner of calculating the interest of any Certificateholder of any Series, (iii) alter the requirements for changing the percentage by which the Minimum Transferor Interest for Certificates of any Series is determined, (iv) change the manner in which the Transferor Interest of any Series is determined or (v) reduce the percentage required in the following paragraphs to consent to such amendment.

The Agreement may also be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of the Certificates evidencing undivided interests aggregating more than 50% of the Investor Interest of each Series adversely affected for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of holders of Certificates. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate of such Series without the consent of all the related Certificateholders, (b) change the definition of or the manner of calculating the Investor Interest, the Investor Percentage or the Investor Default Amount of such Series without the consent of each holder of Certificates adversely affected thereby or (c) reduce the aforesaid percentage of undivided interests the holders of which are required to consent to any such amendment, without the consent of each holder of Certificates of all Series affected thereby.

List of Certificateholders

With respect to each Series of Certificates, upon written request of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% (or such other percentage specified in the related Prospectus Supplement) of the Investor Interest, the Trustee after having been adequately indemnified by such

Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. See "--Book-Entry Registration" and "-- Definitive Certificates" above.

The Trustee

The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                     Description of the Purchase Agreements

General

The Transferor will obtain its interest in the Receivables pursuant to certain Purchase Agreements between the Transferor and one or more Originators or other parties (each a "Receivables Seller"). Pursuant to a Purchase Agreement the Originator or other party thereto will transfer to the Transferor all Receivables in specified Accounts as of the Cut-Off Date specified therein. The Transferor has entered into the following purchase agreements: (i) the DIC Purchase Agreement dated as of August 14, 1998 with DIC; (ii) the MFI Purchase Agreement dated as of August 14, 1998 with Mersco Factors; (iii) the DNB Purchase Agreement dated as of August 14, 1998 with DNB; and (iv) the MSNB Purchase Agreement dated as of August 14, 1998 with DNB-La. (collectively, the "Purchase Agreements"). Pursuant to the Purchase Agreements, each of DIC, Mersco Factors, DNB and DNB-La. transferred to the Transferor all then existing and thereafter arising receivables in each account identified on a list of accounts delivered to the Transferor, and all monies due or to become due with respect thereto as of the close of business on August 12, 1998. Under the DIC Purchase Agreement and the MFI Purchase Agreement, DIC and Mersco Factors transferred their participation interests in Receivables arising under Accounts originated by and previously purchased from DNB and DNB-La, respectively. Neither DIC nor Mersco Factors has originated or currently originates accounts and no additional receivables or interests in receivables are expected to be transferred to either entity in the future. In addition, pursuant to their Purchase Agreements, each of DNB and DNB-La. transferred to the Transferor all receivables then existing and thereafter arising in each account created after August 12, 1998, and all monies due or to become due with respect thereto as of the date of creation of such receivables. With respect to any Series of Certificates, the transferor will transfer to the Trust the Receivables identified in the related Prospectus Supplement and Agreement and will assign to the Trust its rights in, to and under the Purchase Agreements with respect to such Receivables.

The Transferor may enter into additional Purchase Agreements with one or more additional Originators, or may modify the existing Purchase Agreements to the extent described in the prospectus Supplement related to a Series of Certificates. Each Purchase Agreement will contain substantially similar terms, or, with respect to any Series of Certificates, such other terms as shall have been approved by the Rating Agencies rating such Series. The material terms of the Purchase Agreements are summarized below. A form of the Purchase Agreements has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

Representations and Warranties

In each Purchase Agreement, the related Receivables Seller will represent and warrant that, among other things, (i) it is duly organized and is validly existing and is in good standing under the laws of the jurisdiction of its incorporation with power, authority and legal right to acquire and own the Receivables transferred by it thereunder, (ii) such Purchase Agreement constitutes a legal, valid and binding obligation of such Receivables Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (iii) such Purchase Agreement constitutes either (a) valid transfer, assignment, set-over and conveyance to the Transferor of all right, title and interest of such Receivables Seller in, to and under the Receivables transferred by it thereunder and all proceeds of such Receivables, and such Receivables and proceeds will be held by the Transferor free and clear of any lien of any Person claiming through or under such Receivables Seller or any of its affiliates; or (b) a grant of a perfected, first priority, security interest (as defined in the UCC) in such property to the Transferor (subject to certain exceptions), (iv) each existing Account is an Eligible Account and no selection procedures adverse to the Transferor have been employed in selecting the Accounts from among the Eligible Accounts in such Receivables Seller's portfolio, (v) each Receivable transferred thereunder is an Eligible Receivable, (vi) each Receivable transferred thereunder has been or will be conveyed to the Transferor (1) free and clear of any lien of any Person claiming through or under such Receivables Seller or any of its affiliates and
(2) in compliance,
in all material respects, with all requirements of law applicable to such Receivables Seller, (vii) all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by such Receivables Seller in connection with the conveyance of Receivables to the Transferor under such Purchase Agreement have been duly obtained, effected or given and are in full force and effect,
(viii) such Receivables Seller has the corporate power and authority to (a) execute and deliver such Purchase Agreement and to perform its obligations thereunder and (b) sell and assign to the Transferor the Receivables transferred and to be transferred thereunder and has duly authorized such transfers by all necessary corporate action on the part of such Receivables Seller and (ix) such Receivables Seller is, and after giving effect to the transfers contemplated to occur on any date under such Purchase Agreement, will be, solvent.

Certain Covenants

Each Receivables Seller will agree, among other things, (i) to execute and file such financing statements, and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to perfect and preserve the sale to the Transferor of the Receivables transferred by such Receivables Seller and not to change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by it seriously misleading unless it shall have given the Transferor at least 60 days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of the Transferor's interest in all Receivables sold transferred by such Receivables Seller, (ii), except for the conveyances under the Purchase Agreements and as contemplated by the Agreement, not to sell, pledge, assign or transfer to any other Person any of the assets transferred by such Receivables Seller to the Transferor under its Purchase Agreement, and not to grant, create, incur, assume or suffer to exist any Lien thereon, and to shall defend the right, title and interest of the Transferor in, to and under all such transferred assets against all claims of third parties claiming through or under such Receivables Seller and (iii) not to make any change or modification to the credit criteria applied in respect of the origination of Receivables by it or the credit review process followed in connection with the origination of such Receivables (collectively, the "Credit and Collection Policy"), that could reasonably be expected to have a material adverse effect on the Transferor, as Transferor thereof.

Repurchase Events

Each Receivables Seller will agree with the Transferor that in the event of (i) a breach of any of such Receivables Seller's representations and warranties contained in clauses (iv), (v), (vi) and (vii) above under the description "Representations and Warranties", unless such breach shall have been cured in all material respects within a period acceptable to the Transferor (but not more than 150 days), or (ii) a breach by such Receivables Seller of its covenant described in clause (ii) above under the description "Certain Covenants", which breach has a material adverse effect on the Transferor's interest in such Receivable or (iii) a breach of any of such Receivables Seller's representations and warranties contained in clause (iii) above under the description "Representations and Warranties" (any such Receivable, a "Warranty Receivable"), such Receivables Seller will, upon request by the Transferor, repurchase such Warranty Receivable from the Transferor by delivering to the Transferor an amount equal to the unpaid principal amount of such Receivable as of the close of business on the second Business Day preceding such date of reassignment (the "Warranty Payment"). The obligation of each Receivables Seller to repurchase any Warranty Receivable transferred by it as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against such Receivables Seller for such breach available to the Transferor or the Trustee. Upon receipt by the Transferor of the Warranty Payment, the Transferor will assign, without recourse, representation or warranty, to the applicable Receivables Seller all of the Transferor's right, title and interest in, to and under such Warranty Receivable and all monies due thereon.

If so provided in the Prospectus Supplement related to a Series of Certificates, the obligations of the Receivables Sellers, or any of them, to repurchase Receivables under the circumstances described in the preceding paragraph may be guaranteed (a "Repurchase Guarantee") by Dillard's or any of its subsidiaries pursuant to a guarantee agreement in favor of the Transferor. In such cases, the rights of the Transferor under such Repurchase Guarantee will be assigned to the Trustee for the benefit of the Certifcateholders of such Series.

Merger and Consolidation

Any Person (a) into which a Receivables Seller may be merged or consolidated,
(b) resulting from any merger, conversion or consolidation to which such Receivables Seller is a party, (c) succeeding to the business of such Receivables Seller, or (d) more than 50% of the voting stock of which is owned, directly or indirectly, by Dillard's, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of such Receivables Seller under its Purchase Agreement will succeed to such Receivables Seller under its Purchase Agreement without the execution or filing of any paper or any further act on the party of any of the parties to such Purchase Agreement; provided, however, that such Receivables Seller shall have delivered to the Transferor and the Trustee an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Transferor and the Trustee, respectively, in the Receivables transferred by such Receivables Seller and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests.

                               Credit Enhancement

General

For any Series, "Credit Enhancement" may be provided with respect to one or more Classes thereof. Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

The type, characteristics and amount of the Credit Enhancement for any Series or Class will be determined based on several factors, including the characteristics of the Receivables and Accounts included in the Trust Portfolio as of the Closing Date with respect to such Series and the desired rating for each Class, and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series or Class.

Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

If Credit Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any material provision of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement may set forth information with respect to any Credit Enhancement Provider, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, Credit Enhancement with respect to a Series may be available to pay principal of the Certificates of such Series following the occurrence of certain Pay Out Events with respect to such Series. In such event, the Credit Enhancement Provider may have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (the "Enhancement Invested Amount").

Subordination

If so specified in the related Prospectus Supplement, one or more of any Series will be subordinated as described in the related Prospectus Supplement to the extent necessary to fund payments with respect to the Senior Certificates. The rights of the holders of any such Subordinated Certificates to receive distributions of principal and/or interest on any Distribution Date for such Series will be subordinated in right and priority to the rights of the holders of Senior Certificates, but only to the extent set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by another Credit Enhancement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such Subordinated Certificates will be distributed to Holders of Senior Certificates. If collections of Receivables otherwise distributable to Holders of a subordinated Class of a Series will be used as support for a Class of another Series, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Letter of Credit

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other Credit Enhancement. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement.

Cash Collateral Guaranty or Account

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain permitted investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

Collateral Interest

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided initially by an undivided interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Certificates of such Series as specified in the Prospectus Supplement. Such Series may also have the benefit of a Cash Collateral Guaranty or Cash Collateral Account with an initial amount on deposit therein, if any, as specified in the Prospectus Supplement which will be increased (i) to the extent the Transferor elects, subject to certain conditions specified in the related Prospectus Supplement, to apply collections of Principal Receivables allocable to the Collateral Interest to decrease the Collateral Interest, (ii) to the extent collections of Principal Receivables allocable to the Collateral Interest are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement and (iii) to the extent excess collections of Finance Charge Receivables are required to be deposited into the Cash Collateral Account as specified in the related Prospectus Supplement. The total amount of the Credit Enhancement available pursuant to the Collateral Interest and, if applicable, the Cash Collateral Guaranty or Cash Collateral Account will be the lesser of the sum of the Collateral Interest and the amount on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments which otherwise would be made to holders of the Collateral Interest will be distributed to holders of Certificates and, if applicable, the circumstances under which payment will be made under the Cash Collateral Guaranty or under the Cash Collateral Account.

Surety Bond or Insurance Policy

If so specified in the related Prospectus Supplement, insurance with respect to a Series or one or more Classes thereof will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

If so specified in the related Prospectus Supplement, a surety bond will be purchased for the benefit of the holders of any Series or Class or such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

Spread Account

If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assist with subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

Reserve Account

If so specified in the related Prospective Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more Classes or Certificates, including the Subordinated Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. The Reserve Account will be established to assist with the subsequent distribution of principal or interest on the Certificates of such Series or Class in the manner provided in the related Prospectus Supplement.

                              Certificate Ratings

Any rating of the Certificates by a Rating Agency will indicate:

  . its view on the likelihood that Certificateholders will receive required interest and principal payments; and

  . its evaluation of the Receivables and the availability of any Enhancement for the Certificates.

Among the things a rating will not indicate are:

  . the likelihood that interest or principal payments will be paid on a scheduled date;

  . the likelihood that a Pay Out Event will occur;

  . the likelihood that a United States withholding tax will be imposed on non-U.S. Certificateholders;

  . the marketability of the Certificates;

  . the market price of the Certificates; or

  . whether the Certificates are an appropriate investment for any purchaser.


A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

The Transferor will request a rating of the Certificates offered by this Prospectus and the Prospectus Supplement from at least one Rating Agency. It will be a condition to the issuance of the Certificates of each Series or Class offered pursuant to this Prospectus and the related Prospectus Supplement (including each Series that includes a Pre-Funding Account) that they be rated in one of the four highest rating categories by at least one nationally recognized rating organization (each such rating agency selected by the Transferor to rate any Series, a "Rating Agency"). The rating or ratings applicable to the Certificates of each Series or Class offered hereby will be set forth in the related Prospectus Supplement. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Transferor.

                    Certain Legal Aspects of the Receivables

Transfer of Receivables

The Transferor will represent and warrant in the Agreement that the transfer of Receivables by it to the Trust is either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the related Receivables, except for the interest of the Transferor as holder of the Transferor Certificate, or the grant to the Trust of a security interest in such Receivables. The Transferor will also represent and warrant in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") there will exist a valid, subsisting and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the Trust's rights arising from a breach of these warranties, see "Description of the Certificates-- Representations and Warranties."

The Transferor will represent as to Receivables to be conveyed, that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the transfer and assignment of accounts and chattel paper and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Trust's security interest. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after a Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Agreement, however, the Transferor will represent and warrant that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. While DNB is the Servicer, collections will be commingled with Dillard's general funds and used for Dillard's benefit prior to each Distribution Date. Accordingly, in the event of the insolvency of Dillard's, DNB or other subsidiaries of Dillard's, the Trust may not have a perfected security interest in such collections. So long as DNB, however, remains the Servicer under the related Agreement, unless
(a)(i) the Servicer has provided to the Trustee a letter of credit or other credit support acceptable to each Rating Agency and (ii) the Transferor shall not have received a notice from the Rating Agency that such letter of credit would result in the lowering of such Rating Agency's then existing rating of the related Series (and if the Trust has issued more than one Series, any Series of certificates then issued and outstanding thereunder), or (b) Dillard's (so long as the Servicer is wholly-owned by Dillard's) has and maintains a long-term unsecured debt rating in one of the four highest categories assigned by each of Moody's and Standard & Poor's, or (c) such other arrangement is made by the Servicer which is approved in writing by the Rating Agencies, DNB will be obligated to cease commingling collections and commence depositing collections into the Collection Account within two business days after the date of processing.

Certain Matters Relating to Bank Receivership

DNB and DNB-La. may be Originators of some or all of the Receivables. In addition, DNB is the initial Servicer. DNB and DNB-La. are chartered as national banking associations and are subject to regulation and supervision by the Comptroller. If either DNB or DNB-La. becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Comptroller is authorized to appoint the FDIC as receiver.

In connection with the issuance of a Series of Certificates which is supported by Receivables transferred by DNB or DNB-La. to the Transferor, counsel will advise the Trustee, based upon the assumptions and limitations contained in a written legal opinion, that the sale of Receivables by DNB or DNB-La., as appropriate, would constitute either a valid sale or a grant of a security interest (as defined in the UCC) in such property to the Transferor which, upon the filing of specified financing statements will be a perfected security interest.

FIRREA sets forth certain powers that the FDIC may exercise as receiver for DNB or DNB-La. To the extent that (i) either such Originator granted a security interest in its Receivables to the Transferor, which security interest is subsequently assigned to the Trust, (ii) the interest was validly perfected before such Originator's insolvency, (iii) the interest was not taken or granted in contemplation of such Originator's insolvency or with the intent to hinder, delay or defraud such Originator or its creditors, (iv) the Agreement is continuously a record of such Originator, and (v) the Agreement represent a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business and that the Trustee is the secured party and is not an insider or affiliate of such Originator, such valid perfected security interest of the Trustee would be enforceable (to the extent of the Trust's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, such Originator and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of such Originator. If, however, the FDIC were to assert that the security interest in favor of either the Transferor or the Trust was unperfected or unenforceable or were to require either the Transferor or the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to an Originator as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA provides that actual, direct compensatory damages shall be measured as of the date of the appointment of the conservator or receiver.

Upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to DNB or DNB-La. a termination event under the applicable Purchase Agreement will occur and, with respect to DNB, a Servicer Default will occur. If no Servicer Default other than the conservatorship or receivership of the Servicer exists, the conservator or receiver for the Servicer may have the power to prevent either the Trustee or the Certificateholders from appointing a successor Servicer under the Agreement. In addition, if DNB or DNB-La. is an Originator of Receivables, a conservator or receiver may have the power to prohibit the continued transfer of Principal Receivables to the Trust. If, as a result of such event, the applicable Originator is no longer able to transfer Receivables to the Transferor, a Pay Out Event may, if specified in the related Prospectus Supplement, occur with respect to a Series of Certificates under the Trust. Pursuant to each Originator's Purchase Agreement, newly created Principal Receivables will not be transferred to the Transferor on and after any such appointment or voluntary liquidation, and the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables originated by such Originator in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of Certificates representing undivided interests aggregating more than 50% of the Investor Interest of each Series (or if any Series has more than one Class, of each Class, and any other Person specified in the Agreement or a related Series Supplement), or unless otherwise required by the FDIC as receiver or conservator of DNB. Under the Agreement, the proceeds from the sale of the Receivables would be treated as collections of the Receivables and the Investor Percentage of such proceeds would be distributed to the Certificateholders. However, if the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a conservator or receiver for the Transferor, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. See "Description of the Certificates--Pay Out Events."

The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, could result in a Pay Out Event. If no other

Servicer Default other than the commencement of such bankruptcy or similar event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Securityholders from appointing a successor Servicer,

Certain Matters Relating to Bankruptcy of the Transferor, DIC and MFI

The Transferor will not engage in any activities except purchasing accounts receivable from Dillard's and certain of Dillards' subsidiaries, forming trusts, transferring such accounts Receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing, and Condev Nevada Inc. has no intention of causing the filing of a voluntary petition under the United States federal bankruptcy code or any similar applicable state law with respect to the Transferor so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.

The voluntary or involuntary application for relief under the United States federal bankruptcy code or any similar applicable state law with respect to Dillard's or any of its affiliates (other than the Transferor but including DIC and MFI) (Dillard's and its affiliates, other than the Transferor, each a "Dillard's Entity") should not necessarily result in a similar voluntary application with respect to the Transferor so long as the Transferor is solvent and does not reasonably foresee becoming insolvent either by reason of the insolvency of a Dillard's Entity or otherwise. In connection with the issuance of a Series of Certificates, counsel will advise the Trustee, based upon the assumptions and limitations contained in a written legal opinion, that (i) the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of any Dillard's Entity in the event of an application for relief under the United States federal bankruptcy code with respect to such Dillard's Entity. In addition, in connection with the issuance of a Series of Certificates, counsel will advise the Trustee, based upon the assumptions and limitations contained in a written legal opinion, that the sale of Receivables by a Receivables Seller other than DNB or DNB-La. would constitute a valid sale and, therefore, such Receivables would not be property of such Receivables Seller in the event of the filing of an application for relief by or against such Receivables Seller under the United States federal bankruptcy code. The foregoing conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance. If a bankruptcy trustee for a Dillard's Entity, or such Dillard's Entity as debtor-in-possession, or a creditor of such Dillard's Entity were to take the view that such Dillard's Entity and the Transferor should be substantively consolidated then delays in payments on the Certificates of each Series or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Certificates could result. In addition, if a bankruptcy trustee for a Receivables Seller (other than DNB-La. or DNB), or such Receivables Seller as debtor-in-possession, or a creditor of such Receivables Seller were to take the view that the transfer of the Receivables from such Receivables Seller to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates of each Series or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Certificates could result.

In Octagon Gas Systems, Inc. V. Rimmer; 995 F.2d 948 (10th Cir. 1993), cert denied, 114 S.Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If DAFC, DIC or MFI were to become subject to a bankruptcy proceeding or if DNB or DNB-La. were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, holders of the securities issued by the trust might experience delays in payment or possibly losses in their investment in the securities. Counsel to DAFC has advised DAFC that the facts of Octagon are distinguishable from those in the sale transactions between each of the Initial Sellers and DAFC and DAFC and the trust and the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC.

The Agreement provides that, upon the bankruptcy or appointment of a receiver for the Transferor or Dillard's, a Pay Out Event with respect to all Series will occur, and under the Agreement, no new Principal Receivables will be transferred to the Trust. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Certificates--Pay Out Events."

Consumer Protection Laws

The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by an Originator, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the related Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Transferor will warrant in the Agreement that all related Receivables have been and will be created in compliance with the requirements of such laws. The Servicer will also agree in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations caused by the Servicer. For a discussion of the Trust's rights arising from the breach of these warranties, see "Description of the Certificates--Representations and Warranties."

Various proposed laws and amendments to existing laws have from time to time been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry, certain of which would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts that would be substantially below the rates of the finance charges and fees the Originators currently assesses on its accounts. In particular, on June 19, 1997, a proposal to amend the Federal Truth-in-Lending Act was introduced in the House of Representatives and referred to the Committee on Banking and Financial Services, which would, among other things, prohibit the imposition of certain minimum finance charges and other fees, prohibit certain methods of calculating finance charges, require prior notice of any increase in the interest rate assessed with respect to a credit card account and limit the amount of certain fees. Although such proposed legislation has not been enacted, there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges and fees that may be charged on credit cards could be to reduce the portfolio yield on the Accounts. If such portfolio yield is reduced, a Pay Out Event may occur, and the Rapid Amortization Period would commence.

Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders if such laws result in any related Receivables being written off as uncollectible when the amount available under any Credit Enhancement is equal to zero. See "Description of the Certificates-- Defaulted Receivables; Rebates and Fraudulent Charges; Investor Charge-Offs."

Claims and Defenses of Cardholders Against the Trust

The UCC provides that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the Contract between the Originator and such Obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of such Obligor against the Originator that accrues before such Obligor receives notification of the assignment and (b) any such Obligor is authorized to continue to pay the Originator until (i) the Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the Obligors, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.

                      Federal Income Tax Consequences

General

The following is a discussion of the material United States ("U.S.") federal income tax consequences relating to the purchase, ownership and disposition of a Certificate. Unless otherwise indicated, this summary deals only with U.S. Certificate Owners who acquire Certificates at their original issue price pursuant to the original issuance of such Certificates and who hold such Certificates as capital assets. This discussion is based on present provisions of the Internal Revenue Code of 1986 as amended (the "Code"), the final, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions or rulings, all of which are subject to change, which change may be retroactive. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, nor does it address the U.S. federal income tax consequences that may be relevant to certain types of Certificate Owners, such as banks, financial institutions, dealers in securities, regulated investment companies, real estate investment trusts, tax-exempt entities, persons holding Certificates as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, persons whose functional currency is not the U.S. dollar or life insurance companies, that are subject to special treatment under the Code. Moreover, this summary does not address the U.S. federal alternative minimum tax consequences (if any) of an investment in the Certificates or any state, local or foreign tax laws that may be applicable to the Certificates, or to a Certificate Owner. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

Prospective investors should note that (i) no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed herein and (ii) opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Simpson Thacher & Bartlett ("Tax Counsel") described below are based upon the representations and assumptions set forth therein, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the Agreement and the other related documents. If such representations are inaccurate and/or the relevant parties fail to comply with the terms of the Agreement or the other related documents, the conclusions of Tax Counsel described in such opinions and the discussion of the U.S. federal income tax consequences set forth herein may not be accurate.

For purposes of this discussion, a "U.S. Certificate Owner" means a Certificate Owner that is (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if it is subject to the supervision of a court within the United States and one or more United States persons (within the meaning of section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust or it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. For purposes of this discussion, the term "non-U.S. Certificate Owner" means any Certificate Owner other than a U.S. Certificate Owner.

Treatment of the Certificates as Debt

The Transferor will express in the Agreement its intent that the Certificates will be debt for all U.S. and foreign income and franchise tax purposes, and the Transferor, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for such purposes. However, the Agreement generally refers to the transfer of Receivables as a "transfer, assignment and conveyance," and the Transferor will treat the Agreement, for certain non-tax accounting purposes, as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

For U.S. federal income purposes, the economic substance of a transaction often determines its tax consequences. The form of a transaction, while a relevant factor, is generally not conclusive evidence of the economic substance of the transaction. In appropriate circumstances, the courts have allowed the IRS, as well as taxpayers (in more limited circumstances), to treat a transaction in accordance with its economic substance, as determined under U.S. federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes. In Commissioner v. Danielson, 378 F.2d 771 (3d Cir. 1967) ("DANIELSON"), the Third Circuit Court of Appeals substantially limited the circumstances in which a taxpayer for tax purposes could ignore the form of a transaction. Certain courts have followed this decision while others have not. Danielson related to the treatment of a bargained-for allocation of purchase price, which various taxpayers were characterizing in different ways, and the application of the Danielson rationale to the Certificates, where all of the parties have agreed on a consistent tax characterization of the transaction, is arguably not appropriate. However, in United States v. Scharrer, 1999 WL 39131 (M.D. Fla.
1999), the District Court, citing Danielson, reversed a bankruptcy court's decision that a purported sale of lease payments was a borrowing, on the grounds that the form of the transaction was a sale rather than a borrowing. While the facts of the case differ from those involving the Certificates, the case extends Danielson to sale/borrowing transactions. Nevertheless, Tax Counsel has advised that in a properly presented case the Danielson doctrine would not prevent a determination of the tax characterization of the Certificates based on the economic substance of the transaction.

President Clinton's Fiscal 2000 Budget Proposal includes a legislative proposal that would codify the Danielson rule if tax indifferent parties are involved. The proposal would only apply to transactions entered into on or after the date of first committee action. As currently drafted, it is unclear whether the proposal would apply to securities such as the Certificates. It is impossible to predict whether the proposed legislation will be enacted and, if so, in what form. Prospective investors should consult their own tax advisors regarding the proposed legislation.

The determination of whether the economic substance of a purported sale of an interest in property is, instead, a loan secured by such transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the transferred property. Among those factors, the primary factors examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Certificates will properly be characterized as indebtedness for U.S. federal income tax purposes. In addition, Tax Counsel is of the opinion that the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for such purposes. Except where indicated to the contrary, the following discussion assumes that the Certificates will be considered debt for U.S. federal income tax purposes.

Taxation of Interest Income of U.S. Certificate Owners

Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be issued at a discount from their stated principal amount in excess of a statutory de minimis amount. Consequently, unless otherwise disclosed in a related Prospectus Supplement, the Certificates will not be considered to have been issued with "original issue discount"' ("OID") within the meaning of Section 1273 of the Code and a U.S. Certificate Owner generally will include the stated interest on a Certificate in gross income at the time such interest income is received or accrued in accordance with such U.S. Certificate Owner's regular method of tax accounting, provided that such stated interest is considered to be "unconditionally payable" for U.S. federal income tax purposes.

Under the applicable Treasury regulations, the stated interest on the Certificates will be considered "unconditionally payable" only if the terms and conditions of the Certificates make the likelihood of late payment or non-payment of such stated interest a "remote contingency." Since the Trust and Trustee will have no discretion to withhold, delay or otherwise defer scheduled monthly payments of stated interest on the Certificates (provided the Trust has sufficient cash on hand to allow the Trustee to make such interest payments) the Transferor intends to take the position that late payment or non-payment of stated interest on the Certificates is a remote contingency and, therefore, the stated interest is "unconditionally payable."

If, however, the stated interest on the Certificates is not considered "unconditionally payable", the stated interest on the Certificates will be considered OID and a U.S. Certificate Owner will be required to include such stated interest in income (as OID) on a daily economic accrual basis regardless of the U.S. Certificate Owner's regular method of tax accounting and in advance of receipt of the cash related to such income. In addition, if the stated interest on the Certificates is not paid in full on a Distribution Date, the Certificates may at such time, and at all times thereafter, be considered to be issued with OID and all Certificate Owners would be required to include such stated interest in income as OID on an economic accrual basis.

Sale, Exchange or Retirement of Certificates

Upon a sale, exchange, retirement or other disposition of a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid interest that the U.S. Certificate Owner has not included in gross income previously, which will be taxable as such) and the U.S. Certificate Owner's adjusted tax basis in the Certificate. Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. Capital losses generally may be used only to offset capital gains.

Possible Alternative Characterizations

Although, as described above, it is the opinion of Tax Counsel that the Certificates will be properly characterized as debt for U.S. federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that some or all of the Certificates or any Collateral Interest were not debt obligations for U.S. federal income tax purposes, all or a portion of the Trust could be classified as a partnership or a publicly traded partnership taxable as a corporation for such purposes. Because in the opinion of Tax Counsel the Certificates will be characterized as debt for U.S. federal income tax purposes and because any beneficial owner of an interest in a Collateral Interest will agree to treat that interest as debt, no attempt will be made to comply with any IRS reporting or other requirements that would apply if all or a portion of the Trust were treated as a partnership or a corporation.

If the Trust were treated in whole or in part as a partnership (other than a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, such partnership would not be subject to U.S. federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing the taxable income of the Transferor (or the beneficial owner of the Transferor Certificate) and any Certificate Owners treated as partners in such partnership in accordance with their respective partnership interests therein. The amount and timing of income reportable by any Certificate Owners treated as partners in such partnership would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's (and, under certain circumstances, a trust's) share of expenses of such partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent that they exceed two percent of the individual's adjusted gross income, and would be subject to reduction if the individual's adjusted gross income exceeded certain limits. As a result, a Certificate Owner subject to the limitations may be taxed on a greater amount of income than the stated rate on the Certificates. In addition, all or a portion of any taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to such Certificate Owner under the Code.

Alternatively, if the Trust were treated in whole or in part as a publicly traded partnership taxable as a corporation, the Trust would be subject to U.S. federal income tax at corporate tax rates on the taxable income generated by its ownership of the Receivables. Such entity-level tax could result in reduced distributions to Certificate Owners. In addition, the distributions from the Trust would not be deductible in computing the taxable income of such deemed corporation, except to the extent that any Certificates were treated as debt of such corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. Moreover, distributions to Certificate Owners not treated as holding debt would be treated as "dividends" for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of the deemed corporation.

Non-U.S. Certificate Owners

Assuming all of the Certificates are considered to be debt for U.S. federal income tax purposes, under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

  (a) no withholding of U.S. federal income tax will be required with respect to the payment by the Transferor or any other person that is required to withhold U.S. taxes (each a "Withholding Agent") of principal or interest on a Certificate owned by a non-U.S. Certificate Owner, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Transferor through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Certificate is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

  (b) a Certificate beneficially owned by an individual who at the time of death is a non-U.S. Certificate Owner will not be subject to U.S. federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Certificate would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United State trade or business by such individual.

To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Certificate, or a financial institution holding the Certificate on behalf of such owner, must provide, in accordance with specified procedures, the Transferor and/or any Withholding Agent with a statement to the effect that the beneficial owner is not a U.S. Certificate Owner. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a U.S. Certificate Owner (which certification may be made on an IRS Form W-8 or successor form), or (2) a financial institution holding the Certificate on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the Transferor or any Withholding Agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in
(a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

If a non-U.S. Certificate Owner cannot satisfy the requirements of the "portfolio interest" exception of paragraph (a) above, payments of interest made to such non-U.S. Certificate Owner will be subject to a 30% withholding tax unless the beneficial owner of the Certificate provides the Transferor or any Withholding Agent with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or reduction in the rate of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Certificate is not subject to such withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, non-U.S. Certificate Owners will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

If a non-U.S. Certificate Owner is engaged in a trade or business in the United States and interest on the Certificate is effectively connected with the conduct of such trade or business, the non-U.S. Certificate Owner, although exempt from the withholding tax discussed above, will be subject to U.S. federal income tax on such interest income on a net income basis in the same manner as if it were a U.S. Certificate Owner. In addition, if such non-U.S. Certificate Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income will be included in such foreign corporation's earnings and profits.

Any gain realized upon the sale, exchange, retirement or other disposition of a Certificate by a non-U.S. Certificate Owner generally will not be subject to U.S. federal income tax or withholding unless (i) such gain is effectively connected with a trade or business carried on by the non-U.S. Certificate Owner in the United States, (ii) in the case of a non-U.S. Certificate Owner who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met or (iii) in the case of any gain that represents accrued but unpaid interest, the requirements described in
(a) above are satisfied.

If the Certificates were treated as an equity interest in a partnership (other than a publicly traded partnership taxable as a corporation), such recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax (including, in the case of a non-U.S. Certificate Owner that is a corporation, the branch profits tax) on its allocable share of the net income from the partnership. Further, certain withholding obligations may apply with respect to income allocable, or distributions made, to a foreign partner. That withholding would be at the highest applicable rate in effect with respect to the non-U.S. Certificate Owner. Alternatively, if some or all of the Certificates were treated as equity interests in a publicly traded partnership taxable as a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding tax at the rate of 30 percent, unless that rate were reduced under an applicable tax treaty. See "--Possible Alternative Characterizations" above.

Special rules may apply to certain non-U.S. Certificate Owners, such as "controlled foreign corporations", "passive foreign investment companies" and "foreign personal holding companies", that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal and interest paid on Certificates and to the proceeds of sale of a Certificate made to U.S. Certificate Owners other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the U.S. Certificate Owner fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

No information reporting or backup withholding will be required with respect to payments made by the Transferor or any Withholding Agent to a non-U.S. Certificate Owner if a statement described in (a)(iv) above under "--Non-U.S. Certificate Owners" has been received and the payor does not have actual knowledge that the beneficial owner is a U.S. Certificate Owner.

Backup withholding and information reporting may apply to the proceeds of the sale of a Certificate by a non-U.S. Certificate Owner within the United States or conducted through certain U.S. related financial intermediaries unless the statement described in (a)(iv) above under "--Non-U.S. Certificate Owners" has been received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

State and Local Taxation

The discussion above does not address the tax consequences of the purchase, ownership or disposition of a Certificate under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                      Employee Benefit Plan Considerations

The Employee Retirement Income Security Act of 1979, as amended ("ERISA") and the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Certificates, a Plan fiduciary should determine whether such an investment (i) is permitted under the governing Plan instruments; (ii) is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio; and (iii) is prudent considering the factors discussed in this Prospectus.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Prohibited transactions may generate excise taxes and other liabilities. Thus, a Plan fiduciary considering an investment in offered Certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

For example, regardless of whether the Trust was deemed to hold "plan assets" of Plans that are Certificate Owners (as discussed below), the purchase of Certificates by a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" under ERISA or a "disqualified person" under the Code could constitute a prohibited transaction under the Code or ERISA unless an exemption is applicable. Accordingly, fiduciaries of a Plan with respect to which the Transferor, the Trustee, or underwriters or any of their affiliates is a "party in interest" or "disqualified person" should consult their own counsel concerning the propriety of the investment prior to making the purchase.

Certain transactions involved in the operation of the Trust might also be deemed to constitute prohibited transactions under ERISA and the Code, if assets of the Trust were deemed to be assets of an investing Plan. The U.S. Department of Labor (the "DOL") has issued a regulation (the "Regulation") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust) for purposes of the reporting and disclosure and fiduciary responsibility provisions of ERISA. If assets of the Trust were deemed to be assets of an investing Plan, any person who is a "fiduciary," as described in the preceding paragraph, with respect to Trust assets will be a fiduciary of the investing Plan, thus increasing the scope of activities which could be considered prohibited transactions under ERISA and the Code. If investments by Plans are made in the Trust, the Trust could be deemed to hold plan assets unless one of the exceptions contained in the Regulation is applicable to the Trust.

The Regulation contains an exception which provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets solely by reason of such acquisition. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either (A) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although it is anticipated that the conditions of this exception may be met with respect to certain Classes of Certificates, no assurance can be given, and no monitoring or other measures will be taken to ensure that the exception will be met with respect to any such Class.

The Regulation also states that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" (e.g. employee welfare benefit plans and employee pension benefit plans defined pursuant to Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an individual retirement account or annuity under Section 408 of the Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity) is not "significant." Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interests in the entity, less than 25% of the value of each class of equity interests in the entity (excluding the value of any equity interests held by the Transferor, the Trustee or its affiliates) is held by benefit plan investors. No assurance can be given as to whether the value of any class of equity interests in the Trust held by benefit plan investors will be less than 25%, or whether the value will remain below 25%.

If the Trust were deemed to hold "plan assets" of Plans that are Certificate Owners, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Plans might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable.

In light of the foregoing, fiduciaries of a Plan considering the purchase of Certificates should consult their own counsel regarding whether the assets of the Trust which are represented by the Certificates would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

In particular, insurance companies considering the purchase of Certificates of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank, 114
S. Ct. 517 (1993) ("John Hancock"). In John Hancock, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" of plans that were issued policies supported by such general account under certain circumstances; however, the Small Business Job Protection Act of 1996 added a new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Section 401(c) provides that assets underlying general account policies issued before December 31, 1998 will not be considered "plan assets" to the extent criteria set forth in DOL regulations are satisfied. Section 401(c) also requires the DOL to issue regulations establishing such criteria. On December 22, 1997, the DOL published proposed regulations (the "General Account Regulations") for this purpose. The General Account Regulations provide that when a plan acquires a transition policy issued by an insurance company on or before December 31, 1998, which is supported by assets of the insurance company's general account, the plan's assets will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the General Account Regulations are satisfied. The General Account Regulations also require an independent fiduciary who has the authority to manage the plan's assets to expressly authorize the acquisition of such a transition policy. If adopted as proposed, the General Account Regulations would not apply to any general account policies issued after December 31, 1998. Accordingly, investors should analyze whether John Hancock, Section 401(c) and the General Account Regulations may have an impact with respect to their purchase of the Certificates of any Series.

                              Plan of Distribution

The Transferor may sell Certificates (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Certificates and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in a sale of any Certificates of a Series offered hereby, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Certificates if any of such Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

Any underwriters, agents or dealers participating in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor to indemnification by the Transferor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor or its affiliates in the ordinary course of business.

Each underwriting agreement will provide that the Transferor will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 Legal Matters

Certain legal matters relating to the issuance of the Certificates will be passed upon for the Transferor by Simpson Thacher & Bartlett, New York, New York. Certain legal matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Underwriter's Counsel as specified in the related Prospectus Supplement.

                         Reports to Certificateholders

Unless and until Definitive Certificates are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede as nominee of DTC and registered holder of the related Certificates, pursuant to the related Agreement. See "Description of the Certificates--Book-Entry Registration," "-- Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer does not intend to send any financial reports of Dillard's or any of its affiliates to Certificateholders or to the Certificate Owners. The Servicer will file or will cause to be filed with the SEC such periodic reports with respect to the Trust as are required under the Exchange Act and the rules and regulations of the SEC thereunder.

                      Where You Can Find More Information

We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

The Servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust.

You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Dillard Asset Funding Company, c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, (302) 984-3300.

                         Index of Terms for Prospectus

                                                                           Page
                                                                           -----
Accounts..................................................................     5
Accumulation Period.......................................................    17
Addition Date.............................................................    37
Additional Accounts.......................................................    16
Additional Interest.......................................................    44
Agreement.................................................................     2
Assignment................................................................    37
Auto Retailer.............................................................    11
Banks.....................................................................     4
Cash Collateral Account...................................................    59
Cash Collateral Guaranty..................................................    59
Cede......................................................................    21
Cedel.....................................................................    23
Cedel Customers...........................................................    23
Certificate Owner.........................................................    21
Certificate Rate..........................................................    20
Certificateholders........................................................    17
Certificates..............................................................     2
Class.....................................................................    17
Closing Date..............................................................    16
Code......................................................................    68
Collateral Interest.......................................................    59
Collection Account........................................................    42
Commission................................................................     2
Companion Series..........................................................    41
Comptroller...............................................................     3
Controlled Accumulation Amount............................................    29
Controlled Amortization Amount............................................    28
Controlled Amortization Period............................................    28
Controlled Deposit Amount.................................................    29
Controlled Distribution Amount............................................    28
Cooperative...............................................................    24
Corporation...............................................................     2
COSO......................................................................    52
Credit and Collection Policy..............................................    56
Credit Cards..............................................................     4
Credit Enhancement........................................................    58
Credit Enhancement Percentage.............................................    42
Credit Enhancement Provider...............................................    51
Cut-Off Date.............................................................. 16,34
DAF.......................................................................     3
Defaulted Accounts........................................................    20
Definitive Certificates...................................................    21
Department Store..........................................................     5
Depositaries..............................................................    21
Depository................................................................    21
Determination Date........................................................    45
DIC.......................................................................    31
Dillard's.................................................................     2

                                                                            Page
                                                                            ----
Dillard's Accounts.........................................................   5
Dillard's Card.............................................................   4
Dillard's Entity...........................................................  64
Dillards Store.............................................................   3
Disclosure Document........................................................  32
Discount Option Receivables................................................  39
Discount Percentage........................................................  39
Distribution Accounts......................................................  39
Distribution Date..........................................................  26
DNB........................................................................   3
DNB-La.....................................................................   3
DOL........................................................................  74
DTC........................................................................ A-1
DTC Participants...........................................................  22
Eligible Account...........................................................  35
Eligible Deposit Account...................................................  39
Eligible Institution.......................................................  39
Eligible Receivable........................................................  35
Enhancement................................................................  15
Enhancement Invested Amount................................................  58
ERISA......................................................................  74
Euroclear..................................................................  24
Euroclear Operator.........................................................  24
Euroclear Participants.....................................................  24
Excess Finance Charge Collections..........................................  44
Exchange...................................................................  31
Exchange Act...............................................................  22
Existing Purchase Agreements...............................................  31
FASIT......................................................................  39
Final Regulations..........................................................  72
Finance Charge Account.....................................................  39
Finance Charge Receivables.................................................  15
Full Investor Interest.....................................................  41
Funding Period.............................................................  40
General Account Regulations................................................  75
Group......................................................................  44
Holders....................................................................  25
Indirect Participants......................................................  22
Ineligible Receivable......................................................  34
Interest Funding Account...................................................  26
Investor Charge-Off........................................................  44
Investor Default Amount....................................................  44
Investor Interest..........................................................  19
Investor Percentage........................................................  20
Investor Servicing Fee.....................................................  44
IRS........................................................................  68
John Hancock...............................................................  75
L/C Bank...................................................................  59
Mercantile.................................................................   2
Mercantile Accounts........................................................   5
Mercantile Card............................................................   4

                                                                           Page
                                                                          ------
Minimum Transferor Interest..............................................     33
Monthly Interest.........................................................     44
Monthly Period...........................................................     26
Moody's..................................................................     39
MSCO Factors.............................................................     31
non-It...................................................................     15
non-U.S. Certificate Owner...............................................     68
OID......................................................................     69
Originators..............................................................      4
Participation Agreement..................................................     36
Participations...........................................................     36
Pay Out Event............................................................     29
Paying Agent.............................................................     40
Permitted Investments....................................................     40
Plans....................................................................     74
Pre-Funding Account......................................................     40
Pre-funding Amount.......................................................     40
Principal Account........................................................     39
Principal Amortization Period............................................     28
Principal Commencement Date..............................................     26
Principal Funding Account................................................     27
Principal Receivables....................................................     15
Principal Terms..........................................................     31
Prospectus Supplement....................................................      2
Purchase Agreement.......................................................     31
Rapid Accumulation Period................................................     29
Rapid Amortization Period................................................     30
Rating Agency............................................................ 32, 61
Receivables..............................................................      4
Receivables Seller.......................................................     55
Record Date..............................................................     20
Regulation...............................................................     74
Removed Accounts.........................................................     16
Repurchase Guarantee.....................................................     57
Reserve Account..........................................................     60
Revolving Period.........................................................     27
Scheduled Payment Date...................................................     26
SEC......................................................................  20,22
Securities Act...........................................................     32
Senior Certificates......................................................     19
Series................................................................... 2, A-1
Series Supplement........................................................     19
Series Termination Date..................................................     46
Service Transfer.........................................................     50
Servicer.................................................................  3, 48
Servicer Default.........................................................     50
Servicing Fee............................................................     48
Shared Principal Collections.............................................     45
Spread Account...........................................................     60
Standard & Poor's........................................................     39
Sub-Servicer.............................................................     48

                                                                           Page
                                                                           -----
Subordinated Certificates.................................................    19
Tax Counsel...............................................................    68
Tax Opinion...............................................................    33
Terms and Conditions......................................................    24
Transfer Date.............................................................    29
Transferor................................................................ 3, 19
Transferor Certificate....................................................     2
Transferor Interest.......................................................    19
Transferor Percentage.....................................................    20
Trust.....................................................................     2
Trust Agreement...........................................................     3
Trust Portfolio...........................................................    16
Trust Termination Date....................................................    47
Trustee...................................................................     2
U.S.......................................................................    68
U.S. Certificate Owner....................................................    68
U.S. Person...............................................................   A-4
UCC.......................................................................    62
Unallocated Principal Collections.........................................    44
Warranty Payment..........................................................    57
Warranty Receivable.......................................................    57
Withholding Agent.........................................................    71
Work Que..................................................................    13
Y2K.......................................................................    14

                                                                         ANNEX I

         Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Dillard Credit Card Master Trust Asset Backed Certificates (the "Global Securities") to be issued in Series from time to time (each, a "Series") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules of procedures applicable to U.S. corporate obligations.

Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interest in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Custody accounts of investors electing to hold their Global Securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Customers or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceeding day when settlement occurred in New York). If settlement is not completed on the intended value (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

Cedel Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participants's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC

Participants for delivery to Cedel Customers or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  (1) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedure.

  (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

  (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue document) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of
  Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust or it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             Prospectus Supplement

                                 Dillard Credit
                               Card Master Trust

                                     Issuer

                                 SERIES    -

                                      $

                             Class A Floating Rate
                           Asset Backed Certificates

                                      $

                             Class B Floating Rate
                           Asset Backed Certificates

                         Dillard Asset Funding Company
                                   Transferor

                             Dillard National Bank
                                    Servicer

                    Underwriters of the Class A Certificates

                             [Name of Underwriters]

                    Underwriter of the Class B Certificates

                             [Name of Underwriter]

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the Prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this Prospectus Supplement and the Prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a Prospectus Supplement and Prospectus when acting as underwriters of the Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Certificates will deliver a
Prospectus Supplement and Prospectus until    ,  .

                                    Part II

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee............................................................  *
Printing and Engraving......................................................  *
Trustee's Fees..............................................................  *
Legal Fees and Expenses.....................................................  *
Blue Sky Fees and Expenses..................................................  *
Accountants' Fees and Expenses..............................................  *
Rating Agency Fees..........................................................  *
Miscellaneous Fees..........................................................  *
                                                                             ---
  Total.....................................................................  *
                                                                             ===

--------
*  To be filed by amendment.

Item 15. Indemnification of Directors and Officers

Reference is made to the Underwriting Agreement which is filed as Exhibit 1.1 to this Registration Statement.

Under the Trust Agreement, the Trust will agree to indemnify the Trustee or any predecessor Trustee for, and to hold the Trustee harmless against any loss, damage, claim, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or admission of such Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such Trust Agreement.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

  1.1 --Form of Underwriting Agreement*
  3.1 --Trust Agreement*
  3.2 --Trust Certificate*
  4.1 --Form of Pooling and Servicing Agreement*
  4.2 --Form of Series Supplement for Pooling and Servicing Agreement*
  5.1 --Opinion of Simpson Thacher & Bartlett*
  8.1 --Opinion of Simpson Thacher & Bartlett with respect to certain tax matters included in opinion to be filed as Exhibit 5.1*
 10.1 --Form of Receivables Purchase Agreement**
      --Consent of Simpson Thacher & Bartlett (included in its opinions filed
 23   as Exhibits 5.1 and 8.1)

--------
*  To be filed by amendment.
** Previously filed

(b) Financial Statements

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17. Undertakings

The undersigned Registrant on behalf of the Dillard Credit Card Master Trust (the "Trust") hereby undertakes as follows:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Act shall be deemed to be part of this Registrant Statement as of the time it was declared effective.

(g) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1993, as amended, the Registrant certifies that it has reasonable ground to believe that it meets all the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on March 9, 1999.

                                          Dillard Asset Funding Company as
                                           originator of the Trust



                                          By: _________________________________

                                                    Administrator

                                          Dillard National Bank, as Servicer
                                           on behalf of the Trust


                                          By: ____________________________

                                                 Authorized Signatory